As filed with the Securities and Exchange Commission on January 11, 2010
File No. 333-160338

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	7359	32-0163571
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

39 East Union Street
Pasadena, California 91103
(626) 584-9722
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald F. Valenta,
Chief Executive Officer
39 East Union Street
Pasadena, California 91103
(626) 584-9722
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher A. Wilson, Esq.
General Counsel, Vice President & Secretary
39 East Union Street
Pasadena, California 91103
(626) 584-9722
(626) 795-8090 — Facsimile

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.      ☑

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered(1)	Offering Price Per Security(2)	Aggregate Offering Price(1)	Registration Fee
Common stock, par value $.0001 per share(2)	100,000	$1.35	$135,000	$9.63

(1)	Consists of shares of common stock issued to the selling stockholder in connection with the acquisition of Mobile Office Acquisition Corp. on October 1, 2008.
(2)
Estimated, pursuant to Rule 457(c), solely for the purpose of calculating the amount of the registration fee based upon the average of the high and the low sales prices for shares of the common stock on January 8, 2010, as reported on the NASDAQ Global Market.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated January 11, 2010

GENERAL FINANCE CORPORATION

100,000 Shares of Common Stock

     The selling stockholder listed in this prospectus is offering for sale up to 100,000 shares of our common stock.

      We will not receive any proceeds from the sale of common stock by the selling stockholder. We are registering the offer and sale of these shares pursuant to certain registration rights granted to the selling stockholder. We will pay the expenses incurred in connection with the registration of the shares, including all registration, listing and qualification fees, printer and accounting fees, our legal fees and up to $50,000 of the selling stockholder’s legal fees and legal counsel to the selling stockholder. The selling stockholder will pay any underwriting fees, discounts, concessions, or brokerage commissions associated with the sale of its shares of common stock.

      The selling stockholder will determine when it will sell its shares, and in all cases will sell its shares at the current market price or at negotiated prices at the time of the sale. Securities laws and Securities and Exchange Commission regulations may require the selling stockholder to deliver this prospectus to purchasers when it resells its shares of common stock.

      Our units, warrants and common stock are listed on the NASDAQ Global Market under the symbols “GFN,” “GFNCW” and “GFNCU,” respectively. On January 8, 2010 on the NASDAQ Global Market, the closing price of the units was $1.15 per unit, the closing price of the warrants was $0.02 per warrant and the closing price of the common stock was $1.35 per share.

The purchase of our common stock, warrants and units involves a high degree of risk. You are urged to carefully read the “Risk Factors” section beginning on page 12 of this prospectus which describes specific risks and certain other information associated with an investment in our securities that you should consider before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2010.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation, and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation, which we refer to as “GFNNA,” and its subsidiary Pac-Van, Inc., an Indiana corporation which we refer to as "Pac-Van," GFN Mobile Storage Inc., a Delaware corporation which we refer to as "GFNMS," GFN U.S. Australasia Holdings, Inc., a Delaware corporation which we refer to as “GFN U.S.,” its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation which we refer to as “GFN Holdings,” its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation, which we refer to as “GFN Finance,” and its subsidiary RWA Holdings Pty Limited, an Australian corporation which we refer to as “RWA.”  RWA and its subsidiaries are collectively referred to herein as “Royal Wolf.”

This prospectus is part of a resale registration statement that we filed with the United States Securities and Exchange Commission, or Commission, or SEC. The selling stockholder may offer and sell, from time to time, an aggregate of up to 100,000 shares of our common stock under this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to in this prospectus as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to in this prospectus as the Exchange Act. Forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in the forward-looking statements. Forward-looking statements may include, without limitation, statements relating to our plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties discussed in “Risk Factors” should be considered in evaluating the Company’s forward-looking statements. You should not place undue reliance on our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statements.

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PROSPECTUS SUMMARY

The following summary contains information about General Finance Corporation and the offering of our common stock. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. It does not contain all of the information that may be important to you in making a decision to purchase our common stock.  For a more complete understanding of General Finance Corporation and the offering of its common stock, we urge you to read this entire prospectus and the documents incorporated by reference carefully, including the "Risk Factors" sections and our financial statements and the notes to those statements incorporated by reference herein.

References in this prospectus  to “we”, “us,” “General Finance,” “GFN” or the “Company” refer to General Finance Corporation and its consolidated subsidiaries. These subsidiaries include: GFN North America Corp., a Delaware corporation which we refer to as "GFNNA;" GFN Mobile Storage Inc., a Delaware corporation which we refer to as "GFNMS;" GFN U.S. Australasia Holdings, Inc., a Delaware corporation which we refer to as "GFN U.S.;" GFN Australasia Holdings Pty Ltd., an Australian corporation which we refer to as "GFN Holdings;" GFN Australasia Finance Pty Ltd, an Australian corporation which we refer to as "GFN Finance;" and RWA Holdings Pty Limited, an Australian corporation which we refer to as "RWA." We refer to RWA and its subsidiaries collectively as “Royal Wolf.”

Company Overview

Our strategy and business plan is to acquire rental services and specialty finance businesses in North America, Europe and the Asia-Pacific area. We currently have two operating subsidiaries, Royal Wolf and Pac-Van, that lease and sell storage container products, modular buildings and mobile offices through 24 customer service centers, which we refer to as “CSCs,” in Australia and New Zealand and 25 branch locations across 18 states in the United States. Royal Wolf and Pac-Van operate in two distinct, but related industries, modular space and mobile storage, which we collectively refer to as the “portable services industry.”

On September 13, 2007, we acquired Royal Wolf. We paid $64.3 million to acquire Royal Wolf. The purchase price consisted of $44.7 million of cash and shares of common stock of GFN U.S., constituting 13.8% of the outstanding capital stock of GFN U.S. following the issuance. We issued the shares of common stock of GFN U.S. to Bison Capital Australia, L.P., which we refer to as “Bison Capital,” as one of the sellers of Royal Wolf. Following the acquisition, we own 86.2% of the outstanding capital stock of GFN U.S., and Bison Capital owns the remaining 13.8% of the outstanding capital stock of GFN U.S. Through its indirect subsidiary GFN Finance, GFN U.S. owns all of the outstanding capital stock of Royal Wolf.

On October 1, 2008, we acquired Pac-Van, Inc., or Pac-Van, through a merger with Mobile Office Acquisition Corp., or MOAC, the parent company of Pac-Van, and the Company’s wholly-owned subsidiary, GFN North America Corp, or GFNA.  To purchase all of the capital stock of MOAC we paid $19.4 million in cash, issued 4,000,000 shares of restricted common stock valued at $7.50 under the merger agreement and caused GFNNA to issue a $1.5 million 20-month subordinated promissory note. We also assumed the outstanding senior indebtedness of Pac-Van.

Royal Wolf

Royal Wolf is the leading provider in Australia and New Zealand of portable storage containers, portable container buildings and freight containers, which we refer to collectively as “storage container products.” Royal Wolf leases and sells storage container products through its 24 CSCs located in every state in Australia and in the North and South Islands of New Zealand. We believe Royal Wolf has the largest lease fleet of storage container products in Australia and New Zealand. Royal Wolf is the only portable container lease and sales company with CSCs in all major business centers in Australia and New Zealand and, as such, is the only storage container products company in Australia and New Zealand with a national infrastructure and work force.

Royal Wolf’s storage container products are used by a broad range of industries. Our storage container products provide secure, accessible temporary storage for a diverse client base of over 19,000 large and small customers who conduct business in industries that include mining, road and rail, construction, moving and storage, manufacturing, transportation and defense. Our customers use our products for a wide variety of storage applications, including retail and manufacturing inventory, construction materials and equipment, documents and records and household goods.

We are pursuing a strategy focused on growing our leasing operations. Historically, Royal Wolf’s revenue mix has been approximately 70% sales and approximately 30% leasing. We believe a leasing business with a fleet of storage container products has the following advantages:

•	recurring revenues from leases with an average duration of more than 12-15 months;

•	long useful asset lives exceeding 25 years with low maintenance and high residual values;

•	the ability to leverage the relatively fixed costs of our CSCs to service a large fleet of storage container products; and

•	incremental leasing operating margins in excess of 50%.

Business Strengths of Royal Wolf

Royal Wolf is the leading provider of storage container products in Australia and New Zealand. We believe this leading position is based upon the following strengths:

•
Market Leader. We believe Royal Wolf is the market leader in Australia and New Zealand for storage container products. As of September 30, 2009, Royal Wolf had a lease fleet of approximately 27,000 storage container products and a national network of 24 CSCs located in every state in Australia and in the North and South Islands of New Zealand.

•
Diverse Customer Base. Royal Wolf’s portable units provide secure, accessible temporary storage for a diverse client base of over 19,000 customers that include large and small mining companies, road and rail businesses, construction companies, moving and storage providers, manufacturers, transportation businesses and the Australian military.

•
Experienced Management Team. Royal Wolf has an experienced senior management team. Robert Allan, the chief executive officer of Royal Wolf, has 25 years of experience in the equipment leasing industry. The eight members of the senior management team of Royal Wolf have an average of over ten years of experience in the equipment leasing industry. We believe the experience of this management team will be critical to growing Royal Wolf’s business.

Business Strategy of Royal Wolf

Our business strategy consists of the following:

Focus on Mobile Storage Leasing Business. We focus on growing our core leasing business because it provides predictable, recurring revenue and high margins. We believe that we can generate substantial demand for our storage container products throughout Australia and New Zealand. The container storage and portable building industry is relatively underdeveloped in Australia and New Zealand. We believe the underdeveloped nature of the market presents significant growth opportunities for Royal Wolf. Although use for mobile storage, domestic freight movement and portable building applications is increasing, we believe there are many more uses for our storage container products still to be developed. Royal Wolf’s market opportunity is to fully develop and service these applications.

Generate Strong Internal Growth. We define internal growth as an increase in lease revenues on a year-over-year basis at our branch locations in operation for at least one year, without inclusion of leasing revenue attributed to same-market acquisitions. We continue to focus on increasing the number of storage container units we lease from our existing branches to both new and repeat customers as well as changing the billing methodologies that are represented in the U.S. market, such as billing in advance, a 28-day billing cycle, fuel surcharges and a damage waiver program. Historically, we have been able to generate strong internal growth within our existing markets through sales and marketing programs designed to increase brand recognition, expand market awareness of the uses of mobile storage and differentiate our products from our competitors.

Launch Enhanced and Innovative Products. We continue to enhance our existing products to meet our customers’ needs and requirements. We have introduced new products and features that expand the applications and overall market for our storage products. For example, in 2005 we introduced a 10-foot wide storage unit that has proven to be a popular product with our customers. In 2005, we also introduced a new accommodation unit used in mining camps. In 2007-2008, we introduced specialized products for the construction and engineering sectors as well as a blast resistant container unit for the refinery and energy sector.

Leverage our Infrastructure through Acquisitions. Our branch network infrastructure covers a broad geographic area and is capable of serving additional volume at minimal levels of additional fixed costs. Our objective is to add volume by organically growing the lease fleet in these locations and through acquisitions. Asset purchases of “tuck in” competitors to existing branches or adding newly acquired fleets with branch locations in better locations can be very effective. In addition, the corporate infrastructure of Royal Wolf is capable of managing existing fleets and locations in geographies outside of Australia and New Zealand, but within the Asia-Pacific area.

Pac-Van

Pac-Van competes in both the modular space industry and the mobile storage sector. Mobile storage is used primarily by businesses for secure, temporary storage at the customer’s location. The mobile storage industry serves a broad range of industries, including construction, services, retail, manufacturing, transportation, utilities and government.

We are pursuing a strategy focused growing our leasing operations, diversifying our product offerings in storage containers and mobile offices, maintaining disciplined cost controls and completing accretive acquisitions.

Business Strengths of Pac-Van

Pac-Van is a recognized provider of modular buildings, mobile offices and mobile storage products on a national, regional and local basis in the U.S., Pac-Van possesses the following strengths:

• Extensive Geographic Coverage.  With growing lease fleet of approximately 11,000 units, Pac-Van is a national participant in the mobile and modular sectors of the portable service industry. Pac-Van’s branch offices serve 18 of the 50 largest Metropolitan Statistical Areas or “MSAs.”  In the U.S. Pac-Van serves a diverse base of national, regional and local customers. The size of Pac-Van’s fleet also allows Pac-Van to offer a wide selection of products to its customers and to achieve purchasing efficiencies. The following map shows the locations of Pac-Van's branch offices as of December 31, 2009.

• Highly Diversified Customer Base.  Pac-Van has established strong relationships with a diverse customer base in the U.S., ranging from large companies with a national presence to small local businesses. Pac-Van believes that the diversity of its business limits the impact on Pac-Van of changes in any given customer, geography or end-market.

• Focus On Customer Service and Support.  Pac-Van’s operating infrastructure in the U.S. is designed to ensure that Pac-Van consistently meets or exceeds customer expectations by reacting quickly and effectively to satisfy their needs. On the national and regional level, Pac-Van’s administrative support services and scalable management information systems enhance its service by enabling Pac-Van to access real-time information on product availability, customer reservations, customer usage history and rates. Pac-Van believes this focus on customer service attracts new and retains existing customers.

• Significant Cash Flow Generation and Discretionary Capital Expenditures.  Pac-Van has consistently generated significant cash flow from operations by maintaining high utilization rates and increasing the yield of its lease fleet. Pac-Van’s yield equals its lease and lease related revenues divided by the total number of units in its lease fleet. A significant portion of Pac-Van’s capital expenditures are discretionary in nature, thus providing Pac-Van with the flexibility to readily adjust the amount that it spends based on its business needs and prevailing economic conditions.

• High Quality Fleet.  Pac-Van’s branches maintain their lease fleet to consistent quality standards. Maintenance is expensed as incurred and branch managers and operations staff are responsible for managing a maintenance program aimed at providing equipment to customers that meet or exceed customer expectations and industry standards.  The following chart shows the composition of Pac-Van’s fleet as of June 30, 2009:

• Experienced Management Team.  Pac-Van has an experienced and proven senior management team, with its seven most senior managers having worked at Pac-Van for an average of ten years. Pac-Van’s President, Theodore M. Mourouzis, joined Pac-Van in 1997 and the consistency of the senior management, corporate and branch management teams has been integral in developing and maintaining its high level of customer service, deploying technology to improve operational efficiencies and integrating acquisitions.

Business Strategy of Pac-Van

Pac-Van's business strategy consists of the following:

• Focus on Portable Storage Leasing Business.  We focus on increasing our core leasing business because it generates predictable, recurring revenues and high profit margins. Pac-Van continues to use its experience and management team to attain the best leasing rates and lease fleet utilization in each of the 36 states it serves. Pac-Van branch office system permits it to rapidly shift its fleet of 11,000 units to branches where customer demand is greatest, and Pac-Van's planning and sourcing expertise permit it to emphasize the portable storage products with the best utilization.

• Diversifying Our Product Offerings. We plan to continue to expand the size and breadth of our lease fleet. We will emphasize expansion of the core product of our lease fleet: the storage container. In addition, we will continue to pursue the introduction of specialty storage and office products that can attain long lease durations and high leasing operating margins.

• Disciplined Cost Controls.   Pac-Van's size permits it to more rapidly adjust to changing market conditions than many of its largest competitors. This size enables Pac-Van to more rapidly introduce storage container products demanded by customers, curtail capital expenditures and other spending and maintain more disciplined cost controls than competitors whose cost structures include manufacturing, large payrolls and large investments in outdated product classes, such as trailers.

• Accretive Acquisitions.  Pac-Van will continue to complete acquisitions that are accretive or offer other benefits such as expanded customer service or product offerings. Acquisitions, especially "tuck in" acquisitions also allow Pac-Van to leverage the fixed costs of its branch offices with additional lease fleet that deliver scale and increased profitability.

Additional Information

Our principal executive offices are located at 39 East Union Street, Pasadena, California 91103 and our telephone number is (626) 584-9722.

SELLING STOCKHOLDER

     On October 1, 2008, in connection with our acquisition of Mobile Office Acquisition Corp., or MOAC, we issued 100,000 shares of common stock to D. E. Shaw Laminar Portfolios, L.L.C. We also issued 3,900,000 shares of our common stock to Ronald F. Valenta, Ronald L. Havner, Jr. and other former stockholders of MOAC in the same acquisition.

     We are only registering the 100,000 shares of our common stock issued to D. E. Shaw Laminar Portfolios, L.L.C. with this prospectus pursuant to the registration rights granted to the selling stockholders under the terms of a stockholders agreement entered into in connection with the acquisition of MOAC. Once this registration statement is declared effective, D. E. Shaw Laminar Portfolios, L.L.C. may elect to resell or otherwise dispose of these shares of common stock from time to time. The beneficial ownership information in the below table is based solely on information provided to General Finance Corporation by D. E. Shaw Laminar Portfolios, L.L.C.

     Pursuant to this prospectus, D. E. Shaw Laminar Portfolios, L.L.C. may offer an aggregate of 100,000 shares of our common stock for resale. The shares are being offered for the account of D. E. Shaw Laminar Portfolios, L.L.C. as identified in the table below.

     The following table sets forth information as of January 4, 2010 and includes the number of shares of our common stock beneficially owned by D. E. Shaw Laminar Portfolios, L.L.C. prior to the offering, the number of shares of common stock offered by D. E. Shaw Laminar Portfolios, L.L.C., and the number of shares of common stock that will be owned by D. E. Shaw Laminar Portfolios, L.L.C. upon completion of the offering or offerings pursuant to this prospectus, assuming D. E. Shaw Laminar Portfolios, L.L.C. sells all of the shares of common stock offered hereby. Only D. E. Shaw Laminar Portfolios, L.L.C. or its transferees, pledgees, donees, assignees, distributees, successors and others who later come to hold the interest of D. E. Shaw Laminar Portfolios, L.L.C. may offer and sell the common stock pursuant to this prospectus and any accompanying prospectus supplement. D. E. Shaw Laminar Portfolios, L.L.C. may offer for sale pursuant to this prospectus and any accompanying prospectus supplement from time to time, any or all of the common stock listed below. Accordingly, no estimate can be given as to the shares of common stock that D. E. Shaw Laminar Portfolios, L.L.C. will hold upon consummation of any such sales.

     Applicable percentages are based on 17,826,052 shares of our common stock outstanding on January 11, 2010, adjusted as required by rules promulgated by the Securities and Exchange Commission.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

     There are no material relationships between D. E. Shaw Laminar Portfolios, L.L.C. and us other than as disclosed herein and the documents we incorporate by reference.

	Common Stock Beneficially Owned		Shares of	Common Stock Beneficially Owned After Completion of
	Before the Offering		Common	Offering (1)
	Number of		Stock Being	Number of
Name	Shares	Percentage	Offered	Shares	Percentage
D. E. Shaw Laminar Portfolios, L.L.C.	100,000	*	100,000	-0-	*

               *       Less than 1%

(1)       Assumes that D. E. Shaw Laminar Portfolios, L.L.C. sells all of the shares being offered.

PLAN OF DISTRIBUTION

     The selling stockholder and any transferees, pledgees, donees, assignees, distributees or other successors in interest to the selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock covered by this prospectus on the NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. A selling stockholder may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law (including underwritten transactions).

     The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers, underwriters and agents engaged by the selling stockholder may arrange for other brokers dealers, underwriters or agents to participate in sales. Broker-dealers, underwriters or agents may receive commissions, discounts or concessions from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

     In connection with the sale of the common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one (1) or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholder and any broker-dealers, underwriters or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers, underwriters or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay the expenses incurred in connection with the registration of the shares, including all registration, listing and qualification fees, printer and accounting fees, our legal fees and up to $50,000 of the selling stockholder’s legal fees, and legal counsel to the selling stockholder. The selling stockholder will pay any underwriting fees, discounts, concessions, or brokerage commissions associated with the sale of their shares of common stock.

     Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

     To the extent required, the shares of our common stock to be sold; the names of the selling stockholder; the respective purchase prices and public offering prices; the names of any agents, dealers or underwriters; and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELECTED FINANCIAL DATA

Our summary historical consolidated financial data set forth below as of and for the year ended June 30, 2009 and 2008 (as Successor) and the summary historical consolidated financial data for Royal Wolf (as our Predecessor) for the period from July 1, to September 13, 2007, and as of and for the year ended June 30, 2007 was derived from the audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data for Royal Wolf as of and for the year ended June 30, 2006 and as of and for the six months ended June 30, 2005 was derived from the audited financial statements of Royal Wolf. Our summary consolidated financial data as of and for the quarter ended September 30, 2009 was derived from the unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Consolidated Statement of Operations Information (in thousands, except per share data):

	Predecessor				Successor

	Six Months			Period from			(Unaudited)
	Ended	Year Ended		July 1 to	Year Ended		Quarter Ended
				September 13,
	June 30,				June 30,		September 30,
	2005	2006	2007	2007	2008	2009	2008	2009
Sales	$13,563	$34,473	$52,929	$10,944	$68,029	$75,528	$20,995	$16,613
Leasing	7,224	15,921	21,483	4,915	27,547	70,932	10,658	18,606
	20,787	50,394	74,412	15,859	95,575	146,460	31,653	35,219

Operating income	560	2,412	4,672	1,530	8,373	14,058	1,727	2,075
Other income (expense), net	(662)	(2,626)	(3,870)	(1,062)	(1,785)	(25,177)	(11,960)	(1,055)

Income (loss) before provision for income taxes and noncontrolling interest	(102)	(214)	802	468	6,588	(11,119)	(10,233)	1,020
Net income (loss) attributable to stockholders	(177)	(428)	312	288	4,106	(3,717)	(5,027)	75

Net income (loss) per common share:
Basic					$0.40	$(0.22)	$(0.36)	$0.00
Diluted					0.39	(0.22)	(0.36)	0.00

Consolidated Balance Sheet Information (in thousands):

	Predecessor			Successor
	June 30,					(Unaudited) September 30
	2005	2006	2007	2008	2009	2009
Trade and other receivables, net	$6,002	$7,451	$13,322	$18,327	$26,432	$21,656
Inventories	3,066	5,460	5,472	21,084	22,511	20,104
Lease fleet, net	19,644	27,773	40,928	87,748	188,915	195,562
Total assets	35,930	47,903	68,788	207,861	358,696	357,127

Total current liabilities	8,997	16,580	20,859	25,362	49,254	59,691
Long-term debt and obligations, net	22,993	27,155	33,811	78,029	183,933	166,283
Stockholders’ equity	3,586	3,018	13,040	93,731	103,174	107,514

Selected Unaudited Quarterly Financial Data

The following table sets forth unaudited operating data for each quarter of the years ended June 30, 2009 and June 30, 2008. This quarterly information has been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, contains all significant adjustments necessary to state fairly the information set forth herein. These quarterly results are not necessarily indicative of future results, growth rates or quarter-to-quarter comparisons.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands, except per share data)

	Successor
For the Fiscal Year Ended June 30, 2009:
Revenues	$31,653	$42,601	$34,455	$37,751
Gross profit	2,829	3,194	2,415	2,773
Operating income	1,727	5,275	5,253	1,803
Net income (loss) attributable to stockholders	(5,027)	(1,005)	270	2,045
Net income (loss) per common share:
Basic	$(0.36)	$(0.06)	$0.01	$0.11
Diluted	(0.36)	(0.06)	0.01	0.11

For the Fiscal Year Ended June 30, 2008 (a):
Revenues	$4,399	$29,852	$28,650	$32,675
Gross profit	331	3,744	3,445	2,834
Operating income (loss)	(111)	3,256	3,570	1,658
Net income attributable to stockholders	1,522	1,197	834	553
Net income per common share:
Basic	$0.15	$0.12	$0.09	$0.05
Diluted	0.12	0.09	0.08	0.05

(a)  Revenues, gross profit, operating income and net income of the Predecessor during the first quarter of the fiscal year ended June 30, 2008 for the period from July 1, 2007 to September 13, 2007 were $15,859, $1,478, $1,530 and $288, respectively.

MARKET PRICES

Our units, common stock and warrants are listed on The NASDAQ Global Market (NASDAQ) under the symbols “GFNCU,” “GFN” and “GFNCW,” respectively. The following table sets forth for the periods indicated the range of high and low closing sales prices for the units, common stock and warrants:

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
FY 2010:
Second Quarter	$2.24	$1.15	$1.58	$1.11	$0.13	$0.02
First Quarter	2.80	1.07	1.60	1.22	0.15	0.05
FY 2009:
Fourth Quarter	$3.80	$1.00	$2.16	$1.05	$0.34	$0.08
Third Quarter	3.12	0.92	2.50	0.85	0.13	0.02
Second Quarter	6.49	1.88	6.40	1.59	0.75	0.03
First Quarter	8.05	5.90	7.10	4.90	1.20	0.50
FY 2008:
Fourth Quarter	$9.05	$6.15	$7.54	$5.44	$1.90	$0.91
Third Quarter	12.15	8.50	9.05	7.00	3.24	1.55
Second Quarter	13.70	10.00	9.89	7.90	4.05	2.20
First Quarter	10.05	8.80	8.00	7.43	2.20	1.60

Record Holders

As of January 4, 2010, there were 12 stockholders of record of our common stock and one holder of record for each of our units and warrants. We believe that there are thousands of beneficial owners of our common stock, units and warrants.

Dividend Policy

We have not paid any dividends on our common stock to date. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully all the risks described below, together with the other information contained in this prospectus, before making a decision to invest in the common stock.

Risks Relating to Our Businesses in Australia and in the United States

Our ability to repay our indebtedness is dependent on our ability to raise capital that may not be available.

We are required to pay the U.S.-denominated principal payment of $5.5 million due Bison Capital in July 2010 by a capital infusion from GFN.  There can be no assurances that the funds we raise in this offering, together with our current cash balances, will be sufficient to make the principal payment of $5.5 million due Bison Capital in July 2010.  In such event, we may seek to raise additional funds through, among other things, sales of our debt or equity securities.  However, we cannot assure you that any such future financing would be successful.   Our inability to obtain sufficient funding in the amounts and at the times when needed, may have a material adverse affect on our business, financial condition and results of operations, including substantially increasing our cost of borrowing and restricting our future operations. These events may significantly reduce the value of your investment.

Global economic conditions and market disruptions may adversely affect our business, financial condition and results of operations.

As widely reported, financial markets and economic conditions throughout the world have been experiencing extreme disruption, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations of others, failure and potential failures of major financial institutions, unprecedented government support of financial institutions and increased needs for revenue and higher unemployment rates. These developments and the related general global economic downturn, including in the United States and Australia, has and may continue to adversely impact our business and financial condition, as well as the ability of our customers and suppliers to obtain financing to perform their obligations to us. Though we are strengthening our efforts to collections and inventory control, continued worsening of conditions could negatively impact our ability to collect trade receivables on a timely basis, could result in additional reserves for uncollectible accounts and, in the event of continued contraction in container and modular unit sales and leasing, could lead to a further build-up of inventory and lease fleet levels. These factors would have a further adverse impact on operating results and cash flows. In addition, fluctuations in the rates of exchange for the U.S. dollar against the Australian and New Zealand dollars could not only continue to significantly affect our results of operations through reported foreign exchange gains and losses on U.S.-denominated debt, but if the Australian and New Zealand dollars weaken, it would result in lower than anticipated reported revenues and profitability as a result of the translation of Royal Wolf’s financial results into U.S. dollars.

We are in compliance with our financial covenants under our senior credit facilities and senior subordinated notes. However, if the current environments in the U.S. and Australian economies continue to be weak or worsen, our ability to meet our covenant requirements may be impaired and may result in our seeking amendments or waivers of covenant compliance. While we believe our relationships with our senior lenders are good, there is no assurance that they would consent to such an amendment or waiver in the event of noncompliance; or that such consent would not be conditioned upon the receipt of a cash payment, revised principal payout terms, increased interest rates, or restrictions in the expansion of the credit facilities for the foreseeable future; or that our senior lenders would not exercise rights that would be available to them; including, among other things, demanding payment of outstanding borrowings. In addition, our ability to obtain additional capital at reasonable rates, including through the issuance of our preferred stock, has been and may continue to be adversely affected by the current conditions in the financial markets. All or any of these adverse events would further limit our flexibility in planning for or reacting to downturns in our business.

We are unable to predict the duration and severity of the current economic downturn and disruption in financial markets or their effects on our business and results of operations, but the consequences may be materially adverse and more severe than other recent economic slowdowns.

We operate with a significant amount of long-term debt, which is secured by all or substantially all of our assets, subject to variable interest rates and contain restrictive covenants.

As of June 30, 2009, we had outstanding approximately $200.3 million of indebtedness, primarily under our existing secured senior credit facilities and secured subordinated notes at Royal Wolf and Pac-Van. Our substantial indebtedness could have adverse consequences such as:

•
require us to dedicate a substantial portion of our cash flow from operations at Royal Wolf and Pac-Van to payments on our indebtedness, which could reduce the availability of our cash flow to fund future working capital, capital expenditures, acquisitions and other general corporate purposes;

•	expose us to the risk of increased interest rates, as our borrowings on our secured senior credit facilities are at variable rates of interest;
•	require us to sell assets to reduce indebtedness or influence our decisions about whether to do so;
•	increase our vulnerability to general adverse economic and industry conditions;
•	limit our flexibility in planning for, or reacting to, changes in our business and our industry;
•	restrict us from making strategic acquisitions or pursuing business opportunities;
•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds; and
•
violating covenants in these agreements could have a material adverse effect on our business, financial condition and results of operations; including substantially increasing our cost of borrowing and restricting our future operations, if not cured or waived.  In addition, the lenders may be able to terminate any commitments they had made to supply us with further funds. Accordingly, we may not be able to fully repay our debt obligations, if some or all of our debt obligations are accelerated upon an event of default.

Our senior credit and subordinated notes agreements also contain various restrictive covenants that limit the operations of our business. In particular, these agreements include covenants and restrictions relating to:

•	payments and distributions to General Finance Corporation,

•	liens and sale-leaseback transactions,

•	loans and investments,

•	debt and hedging arrangements,

•	mergers, acquisitions and asset sales,

•	transactions with affiliates, and

•	changes in business activities.

Subsequent to July 1, 2011, we may be required to satisfy Bison Capital’s put option for Bison Capital’s 13.8% interest in GFN U.S.

We entered into a shareholders agreement with Bison Capital with respect to our 86.2% and Bison Capital’s 13.8% ownership interest in GFN U.S., which indirectly owns Royal Wolf. Under our shareholders agreement with  Bison Capital, at any time after July 1, 2011,  Bison Capital has the option to cause us to purchase from Bison all of its 13.8% outstanding capital stock of GFN U.S. If  Bison Capital exercises its put option, we may be required to take certain actions, such as selling assets, seeking additional capital (including issuing GFN common stock), or reducing or delaying capital expenditures and acquisition activity, in order to obtain the necessary capital to satisfy the payment to  Bison Capital. The satisfaction of this contingent obligation or any of these actions, particularly under unfavorable market conditions, could have a material adverse effect on our operations and financial condition.

Our overall financial results will be affected by the relative value of the Australian dollar to the U.S. dollar and may be affected by other currencies with future acquisitions.

We purchase a portion of our lease fleet in Australia in U.S. dollars and have certain U.S. dollar-denominated debt at Royal Wolf, including the secured subordinated notes due  Bison Capital and intercompany borrowings, which are re-measured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. Unrealized gains and losses resulting from such remeasurement due to changes in the Australian exchange rate to the U.S. dollar not hedged could have a significant impact in our reported results of operations, as well as any realized gains and losses from the payments on such U.S. dollar-denominated debt and intercompany borrowings. In addition, a weakening in the Australian or New Zealand dollars could result in lower than anticipated reported revenues and profitability as a result of the translation of Royal Wolf’s financial results into U.S. dollars.

A write-off of all or a part of our goodwill and intangibles would hurt our operating results and reduce our stockholders’ equity.

As a result of our acquisitions of Royal Wolf, Pac-Van and other smaller businesses, we have recorded significant amounts of goodwill and intangible assets. Goodwill represents the excess of the total purchase price of these acquisitions over the fair value of the net assets acquired. We are not permitted to amortize goodwill under U.S. accounting standards and instead we review goodwill, as well as intangible assets, at least annually for impairment. Impairment may result from, among other things, deterioration in the performance of acquired businesses, adverse market conditions, stock price, and adverse changes in applicable laws or regulations, including changes that restrict the activities of the acquired business. In the event impairment is identified, a charge to earnings would be recorded. Although it does not affect our cash flow, a write-off of all or a part of our goodwill or intangibles would adversely affect our operating results and stockholders’ equity.

Future acquisitions of businesses could subject us to additional business, operating and industry risks, the impact of which cannot presently be evaluated, and could adversely impact our capital structure.

The global economic downturn discussed above is having a negative impact upon our business and we have responded by making a determined effort to reduce personnel costs, capital expenditures, discretionary spending and curtail acquisition activity. While this is our approach for the foreseeable future, we intend to eventually commence pursuing additional acquisition opportunities in an effort to diversify our investments and/or grow our business. Any business we acquire may cause us to be affected by numerous risks inherent in the acquired business’s operations. If we acquire a business in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although we will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure that we will be able to properly ascertain or assess all of the significant risk factors.

In addition, the financing of any acquisition we complete could adversely impact our capital structure as any such financing would likely include the issuance of additional equity securities and/or the borrowing of additional funds. The issuance of additional equity securities may significantly reduce the equity interest of our stockholders and/or adversely affect prevailing market prices for our common stock. Increasing our indebtedness could increase the risk of a default that would entitle the holder to declare all of such indebtedness due and payable and/or to seize any collateral securing the indebtedness. In addition, default under one debt instrument could in turn permit lenders under other debt instruments to declare borrowings outstanding under those other instruments to be due and payable pursuant to cross default clauses. Accordingly, the financing of future acquisitions could adversely impact our capital structure and any equity interests in our company.

While part of our long-term business strategy is to acquire additional businesses, there is no assurance that we will be able to identify businesses that we can acquire upon terms we believe acceptable, or if such acquisitions require additional financing, that we could obtain such additional financing.

If we do seek to complete other acquisitions, we cannot ascertain the capital requirements for other future transactions. We cannot assure that, if required, additional financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular acquisition, we would be compelled to either restructure the transaction or abandon that particular acquisition. In addition, if we consummate a future acquisition, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing may impact the continued development or growth of the target business.

Our long-term growth could strain our management resources.

Our future performance will depend in large part on our ability to manage our long-term planned growth that could strain our existing management, human and other resources. To successfully manage this growth, we must continue to add managers and employees and improve our operating, financial and other internal procedures and controls. We also must effectively motivate, train and manage employees. If we do not manage our growth effectively, it would adversely affect our future operating results.

Our long-term growth plan includes the expansion of operations into markets outside of the United States, Australia and New Zealand, including Asia/Pacific and European markets. Such international expansion may not prove successful, and may divert significant capital, resources and management’s time and attention and adversely affect our on-going operations.

To date, we have conducted all of our business within the United States, Australia and New Zealand. However, we have intentions to enter international markets, including the Asia/Pacific and European markets, in the future, which will require substantial amounts of management time and attention. Our products and overall marketing approach may not be accepted in other markets to the extent needed to make our international expansion profitable. In addition, the additional demands on management from these activities may detract from our efforts in the United States, Australian and New Zealand markets and adversely affect our operating results in these principal markets. Any international expansion will expose us to the risks normally associated with conducting international business operations, including unexpected changes in regulatory requirements, changes in foreign legislation, possible foreign currency controls, currency exchange rate fluctuations or devaluations, tariffs, difficulties in staffing and managing foreign operations, difficulties in obtaining and managing vendors and distributors, potential negative tax consequences and difficulties collecting accounts receivable.

To complete future business combinations, we may issue shares of our capital stock that would reduce the equity interest of our stockholders and could cause a change in control of our ownership, or incur debt, which could adversely affect our financial condition.

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock and up to 1,000,000 shares of preferred stock. At June 30, 2009, there were 73,743,568 authorized shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and options that may be issued under our 2006 Stock Option Plan).

If we seek to consummate future business combinations, we may be required to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete the other business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•
may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

In addition, we may incur substantial debt to complete another business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security instrument covenants restricting our ability to obtain such financing while the debt instrument is outstanding.

The price of our common stock may fluctuate significantly, which may make it difficult for stockholders to resell common stock when they want or at a price they find attractive.

We expect that the market price of our common stock will fluctuate. Our common stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in interest rates and other general economic conditions;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends, concerns, litigation, regulatory changes and other issues in our industry;

•	geopolitical conditions such as acts or threats of terrorism or military conflicts; and

•	relatively low trading volume.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our stock could decline if one or more equity analysts downgrade our stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

We do not currently intend to pay dividends on our common stock, which may limit the return on your investment in us.

Except for payment of dividends on our preferred stock, we currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Our outstanding options and warrants may have an adverse effect on the market price of common stock and increase the difficulty of effecting future business combinations.

At June 30, 2009, we had outstanding options and warrants to purchase over 8,000,000 shares of common stock. The potential for the issuance of substantial numbers of additional shares of common stock upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future financing.

We may choose to redeem outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933, as amended, with respect to the shares of common stock issuable upon exercise of the warrants issued as a part of the units in our initial public offering, we may redeem the warrants at any time after the warrants become exercisable, in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before the notice of redemption is sent. We may also elect to reduce the warrant price in our sole discretion to encourage warrant holders to exercise their warrants to purchase our common stock. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Although we are required to (and intend to) use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants issued in our initial public offering at the time that the warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case the warrant holders may not be able to exercise their warrants.

Holders of the warrants issued in our initial public offering will be able to receive shares upon exercise of the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have agreed in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants to the extent required by federal securities laws, and we intend to comply with such agreement, we cannot give assurance that we will be able to do so. In addition, some states may not permit us to register the shares issuable upon exercise of our warrants for sale. The value of the warrants will be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Significant Risks Related Primarily to Our Operations in the Asia-Pacific Area

Sales of storage container units constitute a significant portion of Royal Wolf’s revenues. Failure to continue to sell units at historic levels could adversely affect our financial results and our ability to grow.

Sales of storage units and related modification revenues constituted approximately 61% of Royal Wolf total revenues for the year ended June 30, 2009. Sales are strongly correlated with overall economic conditions, especially the natural resources sectors. Revenues from sales of storage units have a material impact on our financial results and our ability to service our debt. Further, the funding of the growth of the lease fleet is dependent upon the sales of storage container units to take advantage of business and growth opportunities available to it.

The failure of Royal Wolf to achieve its business strategy of increasing its leasing revenue could adversely affect the predictability of our quarterly earnings results and adversely affect our results of operations.

Historically, prior to the year ended June 30, 2009, sales generated approximately 70% of Royal Wolf’s revenue and leasing generated approximately 30% of Royal Wolf’s revenue. We are pursuing a strategy of increasing revenue generated from leasing operations. Revenues generated from sales can vary greatly from quarter to quarter, while revenue from leasing operations is more predictable and has better margins. If we are not successful in increasing the percentage of our revenues generated by our leasing operations, our results of operations may vary greatly quarter to quarter, and would therefore be less predictable. In addition, if we are not successful in increasing the percentage of our revenues from our leasing operations, our results of operations may be adversely affected.

General or localized economic downturns or weakness may adversely affect Royal Wolf’s customers, in particular those in the mining and moving and storage industries, which may reduce demand for Royal Wolf’s products and services which would negatively impact our future revenues and results of operations.

A significant portion of Royal Wolf’s revenues is derived from customers in industries and businesses that are cyclical in nature and subject to changes in general economic conditions, including the mining, transport (road and rail) and construction industries, which aggregated approximately 45% of Royal Wolf’s revenues in the fiscal year ended June 30, 2009. Although we believe the variety of Royal Wolf’s products, the breadth of its customer base and its geographic diversity throughout Australia reduces its exposure to economic downturns, general economic downturns or localized downturns in markets where its operates could reduce demand for Royal Wolf’s products and negatively impact our future revenues and results of operations.

Royal Wolf faces significant competition in the portable buildings industry and regional competition in the portable storage market. Royal Wolf also faces potentially significant competition from modular industry companies who have portable storage offerings, especially from several national competitors in Australia who have greater financial resources and pricing flexibility than Royal Wolf does. If Royal Wolf is unable to compete successfully in these industries, it could lose customers and our future revenues could decline.

Although Royal Wolf’s competition varies significantly by market, the portable buildings market in which Royal Wolf competes is dominated by three or four large participants and is highly competitive. In addition, Royal Wolf competes with a number of large to mid-sized regional competitors, as well as many smaller, full and part-time operators in many local regions. The modular space industry is highly competitive and almost all of the competitors have portable storage product offerings. The primary modular national competitors with portable storage offerings are less leveraged than Royal Wolf, and have greater financial resources and pricing flexibility than Royal Wolf does. If they focus on portable storage, Royal Wolf could lose customers and our future revenues could decline. If Royal Wolf is unable to compete successfully in these markets, it could lose customers and our future revenues could decline.

Our customers lease our storage container products on primarily a month-to-month basis, and our results of operations could be adversely affected by a downturn in economic activity.

Should a significant number of Royal Wolf’s storage container products be returned by customers during a short period of time, Royal Wolf would have to lease to new customers a large supply of units at similar rates in order to maintain historic revenues from these operations. Royal Wolf’s failure to effectively lease to new customers a large influx of units returned by customers from leases could have a material adverse effect on our results of operations.

Failure to retain key personnel could adversely affect Royal Wolf’s operations and could impede our ability to execute our business plan and growth strategy.

Royal Wolf is managed largely by its existing officers, including Robert Allan, its Chief Executive Officer. The continued success of Royal Wolf will depend largely on the efforts and abilities of these executive officers and certain other key employees. The members of the senior management team of Royal Wolf have substantial experience in the equipment leasing industry. These key employees have knowledge and an understanding of Royal Wolf and its industry that cannot be readily duplicated. Mr. Allan has an employment agreement which is terminable under certain circumstances upon notice to him. However, we do not have key-man insurance on any of these key personnel. The loss of Mr. Allan or any member of Royal Wolf’s senior management team could impair our ability to execute our business plan and growth strategy, cause a loss of customers, reduce revenues and adversely affect employee morale.

Failure by storage container suppliers to deliver storage container products to Royal Wolf could adversely affect its operations.

The failure of one or more storage container suppliers to deliver or timely deliver storage containers to Royal Wolf could harm its reputation with customers. If Royal Wolf is unable to fulfill customer orders due to delivery failures by its suppliers, Royal Wolf’s results of operations could be harmed.

Significant Risks Related to Primarily Our Business and Operations in the United States

General or localized economic downturns or weakness may adversely affect Pac-Van’s customers, in particular those in the construction industry, which may reduce demand for Pac-Van’s products and services and negatively impact our future revenues and results of operations.

A significant portion of Pac-Van’s revenues is derived from customers who are in industries and businesses that are cyclical in nature and subject to changes in general economic conditions, including the construction industry, which constituted over 40% of Pac-Van’s revenues for the year ended June 30, 2009. Although the variety of Pac-Van’s products, the breadth of its customer base and its geographic diversity throughout the United States limits its exposure to economic downturns, general economic downturns or localized downturns in markets where its operates could reduce demand for Pac-Van’s products, especially in the construction industry, and negatively impact our future revenues and results of operations.

Pac-Van faces significant competition in the modular buildings and portable storage industries. Pac-Van also faces potentially significant competition from modular buildings companies who have portable storage product offerings, especially from several national competitors in the United States who have greater financial resources and pricing flexibility than Pac-Van does. If Pac-Van is unable to compete successfully, it could lose customers and our future revenues could decline.

Although Pac-Van’s competition varies significantly by market, the modular buildings markets in which Pac-Van competes are dominated by two large participants and are highly competitive. In addition, Pac-Van competes with a number of large to mid-sized regional competitors, as well as many smaller, full and part-time operators in many local regions. The modular building industry is highly competitive, subject to stiff pricing competition and almost all of the competitors have portable storage product offerings. The primary modular national competitors with portable storage product offerings are less leveraged than Pac-Van, and have greater financial resources and pricing flexibility than Pac-Van does. If they focus on portable storage, Pac-Van could lose customers and our future revenues could decline. If Pac-Van is unable to compete successfully, it could lose customers and our future revenues could decline.

Because Pac-Van has depended to a large extent on the success of its leasing operations, the failure of Pac-Van to effectively and quickly remarket lease units that are returned could materially and adversely affect our results of operations.

The current economic recession in the U.S. has reduced utilization rates at Pac-Van to levels at approximately 70%, but historically Pac-Van’s average monthly lease fleet utilization has averaged between 70% and 85%; with the typical lease term being for an average period of over twelve months. The high utilization rate and the length of the average lease have provided Pac-Van with a predictable revenue stream. However, if utilization rates continue to decline or should a significant number of Pac-Van’s lease units be returned during any short period of time, Pac-Van would have to re-lease a large supply of units at similar rates to maintain historic revenues from these operations. Pac-Van’s failure to effectively maintain historical utilization rates or remarket a large influx of units returning from leases could have a material adverse effect on our results of operations.

Sales of modular buildings, mobile offices and storage units constitute a significant portion of Pac-Van’s revenues and the failure to continue to sell units at historic rates could adversely affect our ability to grow Pac-Van’s lease fleet.

Sales of modular buildings, mobile offices and storage units constituted approximately 36% of Pac-Van’s total revenues for the year ended June 30, 2009. Revenues from sales of modular buildings, mobile offices and storage units have been used to fund increases in the size of our lease fleet. As a result, the failure to continue to sell a significant number of units may adversely affect our ability to increase the size of Pac-Van’s lease fleet or to otherwise take advantage of business and growth opportunities available to it.

Governmental regulations could impose substantial costs and restrictions on Pac-Van’s operations that could harm our future results of operations.

Pac-Van is subject to various federal, state and local environmental, transportation, health and safety laws and regulations in connection with its operations. Any failure to comply with these laws or regulations could result in capital or operating expenditures or the imposition of severe penalties or restrictions on its operations. In addition, these laws and regulations could change in a manner that materially and adversely affects Pac-Van’s ability to conduct its business. More burdensome regulatory requirements in these or other areas may increase our general and administrative costs. If Pac-Van is unable to pass these increased costs on to its customers, our future operating results could be negatively impacted.

Significant increases in raw material costs could increase our operating costs significantly and harm our future results of operations.

Pac-Van purchases raw materials, including metals, lumber, siding and roofing and other products, to construct and modify modular buildings and to modify containers to its customers’ requirements. Pac-Van also maintains a truck fleet to deliver units to and return units from customers. During periods of rising prices for raw materials, especially oil and fuel for delivery vehicles, and in particular when the prices increase rapidly or to levels significantly higher than normal, Pac-Van may incur significant increases in operating costs and may not be able to pass price increases through to customers in a timely manner, which could harm our future results of operations.

Failure to retain key personnel could adversely affect Pac-Van’s operations and could impede our ability to execute our business plan and growth strategy.

Pac-Van is managed largely by its seven existing officers, including its President, Theodore M. Mourouzis. The continued success of Pac-Van will depend largely on the efforts and abilities of Mr. Mourouzis and these senior managers. These officers and employees have an understanding of Pac-Van and its industry that cannot be readily duplicated. Mr. Mourouzis has an employment agreement which is terminable under certain circumstances upon notice to or by him. The loss of any member of Pac-Van’s senior management team could impair our ability to execute our business plan and growth strategy, cause a loss of customers, reduce revenues and adversely affect employee morale.

Any failure of Pac-Van’s management information systems could disrupt our business and result in decreased rental or sale revenues and increased overhead costs, which could negatively impact our results of operations.

Pac-Van depends on its management information systems to actively manage its lease fleet, control new unit capital spending and provide fleet information, including leasing history, condition and availability of our units. These functions enhance Pac-Van’s ability to optimize fleet utilization, rent ability and redeployment. The failure of Pac-Van’s management information systems to perform as we anticipate could disrupt its business and could result in, among other things, decreased leases or sales and increased overhead costs, which could negatively impact our results of operations.

Failure by Pac-Van’s manufacturers to sell and deliver products to Pac-Van in timely fashion may harm Pac-Van’s reputation and our financial condition.

Pac-Van currently purchases new modular buildings and components, mobile offices and storage container products directly from manufacturers. Although Pac-Van is not dependent on any one manufacturer and is able to purchase products from a variety of suppliers, the failure of one or more of its suppliers to timely manufacture and deliver storage containers to Pac-Van could adversely affect its operations. Pac-Van purchases new modular buildings and components, mobile offices and storage containers under purchase orders issued to various manufacturers, which the manufacturers may or may not accept or be able to fill. Pac-Van has no contracts with any supplier. If these suppliers do not timely fill Pac-Van’s purchase orders, or do not properly manufacture the ordered products, our reputation and financial condition also could be harmed.

Unionization by some or all of Pac-Van’s employees could cause increases in operating costs.

Pac-Van’s employees are not presently covered by collective bargaining agreements. Unions may attempt to organize Pac-Van’s employees in the future. We are unable to predict the outcome of any continuing or future efforts to organize Pac-Van’s employees, the terms of any future labor agreements, or the effect, if any, those agreements might have on our operations or financial performance.

Some zoning laws restrict the use of Pac-Van’s storage units and therefore limit its ability to offer its products in all markets.

Many of Pac-Van’s customers use Pac-Van’s storage units to store goods on their own properties. Local zoning laws in some of Pac-Van’s markets prohibit customers from maintaining mobile offices or storage containers on their properties or require that mobile offices or storage containers be located out of sight from the street. If local zoning laws in one or more of Pac-Van’s geographic markets were to ban or restrict its products from being stored on customers’ sites, Pac-Van’s business in that market could suffer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with the audited consolidated financial statements and the accompanying notes thereto; and the unaudited condensed consolidated financial statements and the accompanying notes thereto included elsewhere in this prospectus.

Background and Significant Acquisitions

We were incorporated in Delaware on October 14, 2005 in order to serve as a vehicle to effect a business combination with one or more operating businesses in the rental services and specialty finance sectors. From inception through September 13, 2007, we did not have any business or operations and our activities were limited to raising capital in our initial public offering (the “IPO”) in April 2006, identifying an operating business to acquire, and negotiating and entering into an agreement to acquire Royal Wolf.

On September 13, 2007 (September 14 in Australia), we completed the acquisition of Royal Wolf through the acquisition of all of the outstanding shares of RWA. Royal Wolf is the leading provider in Australia and New Zealand of storage containers, portable container buildings and freight containers, which we refer to collectively as “storage container products.” Based upon the actual exchange rate of one Australian dollar to $0.8407 U.S. dollar realized in connection with payments made upon completion of the acquisition, the purchase price paid to the sellers for the RWA shares was $64.3 million, including deposits of $1,005,000 previously paid by us in connection with the acquisition. We paid the purchase price, less the deposits, by a combination of cash in the amount of $44.7 million plus the issuance to Bison Capital Australia, L.P. (“Bison Capital”), one of the sellers, of shares of common stock of GFN U.S.; and the issuance of a note to Bison Capital. As a result of this structure, we own 86.2% of the outstanding capital stock of GFN U.S. and Bison Capital owns 13.8% of the outstanding capital stock of GFN U.S.

On October 1, 2008, we completed our acquisition of Pac-Van through a merger with Mobile Office Acquisition Corp. (“MOAC”), the parent of Pac-Van, and our wholly-owned subsidiary formed in July 2008, GFNNA. Pac-Van leases and sells modular buildings, mobile offices and storage container products in the United States. In addition to assuming Pac-Van’s long-term debt, we paid the purchase price to the stockholders of MOAC by a combination of $19.4 million in cash, 4,000,000 shares of GFN restricted common stock and a 20-month subordinated promissory note in the aggregate principal amount of $1.5 million bearing interest at 8% per annum. The note and 1,133,333 shares of our restricted common stock will secure the indemnification obligations for 20 months and 36 months, respectively.

Business Overview

The global economic downturn and credit crisis, particularly the recession experienced in the United States and Australia, are having a negative impact upon our business and we have responded by making a determined effort to reduce personnel costs, capital expenditures, discretionary spending, curtail acquisition activity and reduce our long-term debt. We continuously monitor our performance and customer demand levels to find more efficiency in all aspects of our business. Accordingly, we may continue to reduce headcount or employee compensation in the areas in which we believe we can achieve greater efficiencies without effecting customer service or our sales efforts. While this is our approach for the foreseeable future, our long-term strategy and business plan is to acquire and operate rental services and specialty finance businesses in North America, Europe and the Asia-Pacific area.

We currently have two operating subsidiaries, Royal Wolf and Pac-Van, that lease and sell storage container products, modular buildings and mobile offices through eighteen customer service centers (“CSCs”) in Australia, six CSCs in New Zealand and twenty-six branch locations across eighteen states in the United States. As of September 30, 2009, we had 219 and 196 employees and 27,626 and 11,341 lease fleet units in the Asia-Pacific area and United States, respectively. We do business in two distinct, but related industries; modular space and mobile storage, which we collectively refer to as the “portable services industry.” Currently, only Pac-Van leases and sells modular space products. Prior to our acquisition of Pac-Van, our revenue mix was approximately 70% sales and 30% leasing. However, during the quarter ended September 30, 2009 the mix was 47% sales and 53% leasing.

Our products include the following:

Modular Space

Modular Buildings. Also known as manufactured buildings, modular buildings provide customers with additional space and are often tailored specifically to satisfy the unique needs of the customer. Depending on the customer’s desired application, modular buildings can range in size from 1,000 to more than 30,000 square feet and may be highly customized.

Mobile Offices and Portable Container Buildings. Also known as trailers or construction trailers, mobile offices are re-locatable units with aluminum or wood exteriors on wood (or steel) frames on a steel carriage fitted with axles, allowing for an assortment of “add-ons” to provide comfortable and convenient temporary space solutions. We also offer portable container buildings, ground level offices (“GLO”), or office containers, which are either modified or specifically-manufactured shipping containers that are used as mobile offices; and in-plant units, which are manufactured structures that provide self-contained office space with maximum design flexibility.

Mobile Storage

Storage Containers. Storage containers generally consist of used shipping containers that have been purchased and refurbished and provide a flexible, low cost alternative to warehousing, while offering greater security, convenience, and immediate accessibility. Our storage products include general purpose dry storage containers, refrigerated containers and specialty containers in a range of standard and modified sizes, designs and storage capacities. Specialty containers include blast-resistant units, hoarding units and hazardous-waste units. We also offer storage vans, also known as storage trailers or dock-height trailers.

Freight Containers. Freight containers are specifically designed for transport of products by road and rail. Our freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

Quarter Ended September 30, 2009 (“QE FY 2010”) Compared to Quarter September 30, 2008 (“QE FY 2009”)

The following compares our QE FY 2010 results of operations with our QE FY 2009 results of operations.

Revenues. Revenues totaled $35.2 million in QE FY 2010, an increase of $3.5 million, or 11.0%, from $31.7 million in QE FY 2009. The increase was primarily due to $14.4 million of revenues at Pac-Van, which we acquired on October 1, 2008, substantially offset by a $10.9 million decrease, or 34.4%, in revenues in QE FY 2010 from QE FY 2009 at Royal Wolf. The economic downturn in the Asia-Pacific area during QE FY 2010 resulted in a significant reduction in our overall business, but particularly in the mining and defense and transportation (road and rail) sectors, which had an aggregate decline in revenues of over $8.0 million from QE FY 2009. Sales and leasing revenues represented 47% and 53% of total revenues in QE FY 2010 and 66% and 34% of total revenues in QE FY 2009, respectively; the more favorable leasing revenue mix in QE FY 2010 resulting primarily from our acquisition of Pac-Van.

Sales during QE FY 2010 amounted to $16.6 million, compared to $21.0 million during QE FY 2009; representing a decrease of $4.4 million, or 21.0%. The decrease was primarily because sales at Royal Wolf were $8.9 million lower in QE FY 2010 from QE FY 2009, but this reduction was offset somewhat by a sales increase in QE FY 2010 of $4.5 million at Pac-Van. In QE FY 2010 sales in the Asia-Pacific area declined $6.1 million and $2.1 million in our national accounts group (or non-retail operations) and CSC retail operations, respectively, and we experienced an unfavorable foreign exchange rate effect of $0.7 million. The $6.1 million decrease in our national accounts group consisted of a $1.2 million reduction due to lower prices and a $4.9 million reduction due to lower unit sales. The $2.1 million decrease in our retail operations consisted of a $0.8 million reduction in sales prices and a $1.3 million reduction from lower unit sales.

In both our national accounts group and retail businesses, the decline in sales was primarily in the mining and defense and transportation sectors, which saw sales drop in these sectors from $10.6 million in QE FY 2009 to $2.7 million in QE FY 2010. Our business in these sectors, particularly mining and defense, was significantly impacted by the economic downturn in the Asia-Pacific area, most significantly the curtailment of mining and production in China during QE FY 2010.

Leasing revenues during QE FY 2010 amounted to $18.6 million compared to $10.7 million during QE FY 2009, representing an increase of $7.9 million, or 73.8%. The increase was primarily due to leasing revenues recognized at Pac-Van of $9.9 million, which had an average composite utilization rate of 71.0% in QE FY 2010. This increase was offset somewhat by a reduction in leasing revenues at Royal Wolf of $2.0 million, or 18.7%, in QE FY 2010 from QE FY 2009. This was driven by a decrease of $2.0 million in the average total number of units on lease per month ($1.4 million in our retail business and $0.6 million in our national accounts group) and an unfavorable foreign exchange rate effect of $0.2 million; offset somewhat by an increase of $0.2 million due to growth in the average pricing on lease per month ($0.1 million decrease in our retail business and $0.3 million increase in our national accounts group). At Royal Wolf, average utilization in the retail operations was 76.0% during QE FY 2010, as compared to 80.4% during QE FY 2009; and average utilization in the national accounts group operations was 63.5% during QE FY 2010, as compared to 77.3% during QE FY 2009. Overall average utilization at Royal Wolf was 71.5% in QE FY 2010, as compared to 78.8% in QE FY 2009. The average monthly lease rate of containers in QE FY 2010 for Royal Wolf was AUS$152, as compared to AUS$145 in QE FY 2009. At Pac-Van, the average monthly lease rate for QE FY 2010 was $90, $244 and $967 for containers, mobile offices and modular units, respectively; as compared to $93, $255 and $1,043 for containers, mobile offices and modular units, respectively, during the previous quarter ended June 30, 2009. The lower monthly lease rates reflect the competitive pressures n the current U.S. economy to maintain lease revenues and utilization rates; particularly in the construction industry in which Pac-Van has over 40% of its business.

In QE FY 2010, at Royal Wolf, the transportation sector experienced the largest leasing revenue reduction from QE FY 2009 ($0.8 million) and the impact of the downturn in the Asia-Pacific area was reflected in the reduction of our utilization rates in QE FY 2010 from QE FY 2009; however, our average monthly lease rate increased, which we believe is reflective of our position as the only national company in the mobile storage industry in Australia and New Zealand. Royal Wolf continually reviews each local market in which it does business to determine if local factors justify increases or decreases in lease rates and the effect these changes would have on utilization and revenues. At Pac-Van, maintaining utilization rates are of particular importance as under its senior secured credit facility led by LaSalle National Association, now Bank of America, N.A. (“BOA”), Pac-Van is required to maintain a minimum overall utilization rate, as defined, of over 70% at each quarter end. The impact of this is that Pac-Van would be more apt to reduce its monthly lease rate to maintain its utilization than Royal Wolf.

The average value of the U.S. dollar against the Australian dollar strengthened during QE FY 2010 as compared to QE FY 2009. The average currency exchange rate of one Australian dollar during QE FY 2009 was $0.89174 U.S. dollar compared to $0.83244 U.S. dollar during QE FY 2010. This fluctuation in foreign currency exchange rates resulted in a decrease to our total revenues at Royal Wolf of $0.9 million in QE FY 2010 when compared to QE FY 2009.

Cost of Sales. Cost of sales decreased by a net $4.4 million to $13.8 million during QE FY 2010 from $18.2 million during QE FY 2009; reflecting the reduction in sales at Royal Wolf of $7.7 million, offset somewhat by an increase of $3.3 million at Pac-Van. Our gross profit percentage from sales revenues improved during QE FY 2010 to approximately 17% compared to 13% during QE FY 2009, primarily as a result of the more favorable gross profit percentage of approximately 27% at Pac-Van during QE FY 2010. Royal Wolf’s gross profit percentage in QE FY 2010 remained flat at approximately 13% with QE FY 2009.

Leasing, Selling and General Expenses. Leasing, selling and general expenses increased by $5.7 million during QE FY 2010 to $14.1 million from $8.4 million during QE FY 2009. This increase included $7.4 million incurred at Pac-Van; offset slightly by an approximately (a) a $0.1 decrease at GFN, which incurred $0.5 million during QE FY 2010 as compared to $0.6 million in QE FY 2009, and (b) a $1.6 million decrease at Royal Wolf, which incurred $6.2 million in QE FY 2010 as compared to $7.8 million in QE FY 2009. The following table provides more detailed information:

	Quarter Ended September 30,
	2008	2009
	(in millions)
Salaries, wages and related	$4.1	$3.4
Share-based payments	0.1	0.1
Rent	0.1	0.1
CSC operating costs	1.5	1.2
Business promotion	0.4	0.3
Travel and meals	0.4	0.2
IT and telecommunications	0.3	0.2
Professional costs	0.6	0.3
Other	0.3	0.4

	$7.8	$6.2

Operating expenses at Royal Wolf decreased by $1.6 million, or 20.5%, in QE FY 2010 from QE FY 2009. As a percentage of revenues, it increased to 29.8% in QE FY 2010 from 24.6% in QE FY 2009; primarily as a result of the lower revenues at Royal Wolf in QE FY 2010 from QE FY 2009. The major decreases in leasing, selling and general expenses for QE FY 2010 were: (1) salaries and related payroll costs decreased as a result of staff reductions and lower bonuses, (2) less discretionary spending on retail business (“CSC operating costs”) including travel and meals, and (3) better control of our professional costs.

As a percentage of revenues, operating expenses at Pac-Van were 51.0% during QE FY 2010. Pac-Van’s operating expenses as a percentage of revenues are higher than Royal Wolf’s percentage as: (1) Royal Wolf’s mix of QE FY 2010 sales to leasing revenue at 58% is higher than the 31% at Pac-Van, (2) Pac-Van has invested in an office modular fleet which is a lower margin product line; and (3) Pac-Van has less density in its retail markets. Overall, total operating expenses as a percentage of revenues were 39.9% in QE FY 2010, as compared to 26.5% in QE FY 2009.

Depreciation and Amortization. Depreciation and amortization increased by $1.9 million to $5.3 million during QE FY 2010 from $3.4 million during QE FY 2009. The increase was primarily due to adjustments to fixed assets and identifiable intangible assets as a result of the Pac-Van acquisition, as well as three other smaller acquisitions since June 2008. Depreciation and amortization at Pac-Van totaled $1.4 million during QE FY 2010.

Interest Expense. Interest expense of $3.7 million in QE FY 2010 was $0.7 million lower than the $4.4 million in QE FY 2009. This was due primarily to an overall $2.0 million interest reduction at Royal Wolf caused by lower effective interest rates (including foreign translation effect) and the fact that it had an unrealized gain on interest rate swap and option contracts totaling $0.1 million in QE FY 2010 versus an unrealized loss of $1.5 million in QE FY 2009. Royal Wolf’s weighted-average interest rate was 10.2% in QE FY 2010, as compared to 13.1% in QE FY 2009. These factors more than offset the effect of the increased total debt since June 30, 2008, primarily as a result of our acquisition of Pac-Van and capital expenditure requirements. The Pac-Van acquisition, another small acquisition and capital requirements in the U.S. were funded principally with the assumption of and borrowings under the BOA senior credit facility and the senior subordinated secured note payable to SPV Capital Funding, L.L.C. (“SPV”). Interest expense at Pac-Van, with a weighted-average rate of 5.3%, totaled $1.3 million in QE FY 2010. Two small acquisitions and capital expenditure requirements in the Asia-Pacific area were funded primarily by borrowings under the senior credit facility with Australia and New Zealand Banking Group Limited (“ANZ”). Total long-term debt, including current portion, totaled $81,252, $95,942, $200,304 and $198,735 at June 30, 2008, September 30, 2008, June 30, 2009 and September 30, 2009, respectively.

Foreign Currency Exchange. We have certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. Unrealized gains and losses resulting from such remeasurement due to changes in the Australian exchange rate to the U.S. dollar could have a significant impact in our reported results of operations, as well as any realized gains and losses from the payments on such U.S. dollar-denominated debt and intercompany borrowings. As noted above, the average value of the U.S. dollar against the Australian dollar strengthened during QE FY 2010 as compared to QE FY 2009, but the U.S. dollar weakened against the Australian dollar from June 30, 2009 to September 30, 2009. The currency exchange rate of one Australian dollar at June 30, 2009 was $0.8048 U.S. dollar compared to $0.8729 U.S. dollar at September 30, 2009. In QE FY 2010, unrealized and realized foreign exchange gains totaled $2.3 million and $0.1 million, respectively, and unrealized gains on forward currency exchange contracts totaled $0.2 million. In QE FY 2009, unrealized foreign exchange losses totaled $5.8 million and realized exchange losses totaled $3.2 million; primarily because of a realized exchange loss of $2.8 million as a result of Royal Wolf’s repayment of intercompany advances totaling $21.5 million in September 2008. We had advanced $20.0 million of the proceeds received from our warrant exercise program in May 2008 to Royal Wolf for the temporary reduction of long-term borrowings prior to the ultimate use of these proceeds in the acquisition of Pac-Van on October 1, 2008. Unrealized gains on forward currency exchange contracts totaled $1.3 million in QE FY 2009.

Income Taxes. Our effective income tax increased to 36.5% during QE FY 2010 from the QE FY 2009 effective rate of 34.8% rate (which resulted in an income tax benefit), primarily because we are now required to file tax returns in multiple U.S. states as a result of the Pac-Van acquisition. As of June 30, 2009, we had a U.S. federal net operating loss carryforward of approximately $34.8 million, which expires if unused during fiscal years 2019 to 2029.

Net Income Attributable to Stockholders. We had net income attributable to stockholders of $0.1 million during QE FY 2010, as compared to a net loss of $5.0 million during QE FY 2009, primarily as a result of the operating profit from Pac-Van, which we acquired on October 1, 2008, the favorable impact of the foreign currency exchange gains and reduced interest expense QE FY 2010 versus QE FY 2009.

Year Ended June 30, 2009 (“FY 2009”) Compared to Year Ended June 30, 2008 (“FY 2008”)

We had no business or operations prior to our acquisition of Royal Wolf on September 13, 2007. Comparisons of our results of operations for FY 2009 with FY 2008 therefore are not particularly meaningful. We believe a more meaningful comparison is the results of our operations for FY 2009 with the combined results of our operations and Royal Wolf during FY 2008. To assist in this comparison, the following table sets forth statements of operations for the following: (i) Royal Wolf, as Predecessor, for the period July 1, 2007 to September 13, 2007; (ii) the Company, as Successor, for FY 2008, which reflects the results of operations of Royal Wolf for the period September 14, 2007 through June 30, 2008; (iii) the combined results of operations of the Predecessor and the Successor for FY 2008; and (iii) the Company, as Successor, for FY 2009. The combined FY 2008 results do not reflect any adjustments for the purchase method of accounting in the Predecessor period and is presented for comparison purposes only. The presentation of the results of operations has been updated to reflect the retrospective adoption of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 805, Business Combinations and Topic 810, Consolidation (SFAS No. 160 Noncontrolling Interests in Consolidated financial Statements). No other financial statements of the Company were significantly impacted by the adoption of this pronouncement.

	Predecessor	Successor	Combined	Successor
	Period from
	July 1 to
	September 13,	Year Ended June 30,
	2007	2008	2008	2009
	(in thousands)
Revenues
Sales	$10,944	$68,029	$78,973	$75,528
Leasing	4,915	27,547	32,462	70,932
	15,859	95,576	111,435	146,460

Costs and expenses
Cost of sales	9,466	57,675	67,141	64,317
Leasing, selling and general expenses	4,210	22,161	26,371	51,040
Depreciation and amortization	653	7,367	8,020	17,045

Operating income	1,530	8,373	9,903	14,058

Interest income	14	1,289	1,303	296
Interest expense	(947)	(6,888)	(7,835)	(16,161)
Foreign currency exchange gain (loss) and other	(129)	3,814	3,685	(9,312)
	(1,062)	(1,785)	(2,847)	(25,177)

Income (loss) before provision for income taxes and noncontrolling interest	468	6,588	7,056	(11,119)

Provision (benefit) for income taxes	180	2,034	2,214	(4,374)

Net income (loss)	288	4,554	4,842	(6,745)

Noncontrolling interest	—	448	448	(3,028)

Net income (loss) attributable to stockholders	$288	$4,106	$4,394	$(3,717)

Revenues. Revenues totaled $146.4 million in FY 2009, an increase of $35.0 million, or 31.4%, from $111.4 million in FY 2008. The increase was primarily due to $54.4 million of revenues at Pac-Van, which we acquired on October 1, 2008, offset somewhat by a $19.4 million decrease, or 17.4%, in revenues in FY 2009 from FY 2008 at Royal Wolf.

Sales during FY 2009 amounted to $75.5 million compared to $79.0 million during FY 2008; representing a decrease of $3.5 million, or 4.4%. The decrease in total sales was primarily as a result of a reduction in sales at Royal Wolf of $23.1 million; due to a $14.0 million unfavorable foreign exchange rate effect and decreased sales of $6.7 million and $2.4 million in our national accounts group, or non-retail operations, and retail operations at the CSCs, respectively. The $2.4 million decrease in our retail operations consisted of an $11.0 million reduction due to lower prices, offset somewhat by $8.6 million from higher unit sales. The $6.7 million decrease in our national accounts group consisted of $11.6 million due to lower unit sales, offset somewhat by higher prices of $4.9 million. The decrease in sales at Royal Wolf was substantially offset by $19.6 million in sales recognized at Pac-Van during FY 2009, which benefited by a single sale of $4.5 million in December 2008.

Leasing revenues during FY 2009 amounted to $70.9 million compared to $32.4 million during FY 2008, representing an increase of $38.5 million, or 118.8%. The increase was primarily due to leasing revenues recognized at Pac-Van of $34.8 million, which had a utilization rate of 72.2% at June 30, 2009. In addition, leasing revenues at Royal Wolf increased by $3.7 million, or 11.4%, in FY 2009 from FY 2008. This was driven by an increase of $3.8 million due to growth in the average pricing on lease per month ($3.3 million in our retail business and $0.5 million in our national accounts group) and an increase of $3.8 million due to growth in the average total number of units on lease per month ($3.6 million in our retail business and $0.2 million in our national accounts group); offset somewhat by an unfavorable foreign exchange rate effect of $3.9 million. At Royal Wolf, average utilization in the retail operations was 80.0% during FY 2009, as compared to 82.0% during FY 2008; and average utilization in the national accounts group operations was 63.0% during FY 2009, as compared to 81.1% during FY 2008. Overall average utilization at Royal Wolf was 75.6% in FY 2009, as compared to 81.9% in FY 2008.

The average value of the U.S. dollar against the Australian dollar strengthened during FY 2009 as compared to FY 2008. The average currency exchange rate of one Australian dollar during FY 2008 was $0.89646 U.S. dollar compared to $0.74803 U.S. dollar during FY 2009. This fluctuation in foreign currency exchange rates resulted in a decrease to our sales and leasing revenues at Royal Wolf of $14.0 million and $3.9 million, respectively, during FY 2009 compared to FY 2008; representing 16.1% of total revenues in FY 2008.

Sales and leasing revenues represented 52% and 48% of total revenues in FY 2009 and 71% and 29% of total revenues in FY 2008, respectively; the more favorable leasing revenue mix in FY 2009 resulting primarily from our acquisition of Pac-Van.

Cost of Sales. Cost of sales decreased by $2.8 million to $64.3 million during FY 2009 from $67.1 million during FY 2008. The decrease was primarily due to foreign exchange translation effect of $9.9 million and cost decreases of $1.8 million in our retail operations and $5.7 million in the national account group operations in the Asia-Pacific area; substantially offset by cost of sales incurred at Pac-Van of $14.6 million. Our gross profit percentage from sales revenues deteriorated during FY 2009 to approximately 14.8% compared to 15.1% during FY 2008 as a result of price decreases and unfavorable product mix that resulted in a gross profit percentage of 11.3% in the Asia-Pacific area. This was offset by the more favorable gross profit percentage of 25.5% at Pac-Van during FY 2009.

Leasing, Selling and General Expenses. Leasing, selling and general expenses increased by $24.6 million during FY 2009 to $51.0 million from $26.4 million during FY 2008. This increase included $24.9 million incurred at Pac-Van and an approximately $0.4 increase at GFN, which incurred $2.8 million during FY 2009 as compared to $2.4 million in FY 2008. The following table provides more detailed information about the Royal Wolf operating expenses of $23.3 million in FY 2009 as compared to $24.0 million in FY 2008:

	Year Ended June 30,
	2008	2009
	(in millions)
Salaries, wages and related	$13.1	$12.5
Share-based payments	0.3	0.4
Rent	0.4	0.4
CSC operating costs	5.0	4.5
Business promotion	1.1	1.2
Travel and meals	1.1	0.8
IT and telecommunications	0.8	0.8
Professional costs	1.9	1.6
Other	0.3	1.1

	$24.0	$23.3

Operating expenses at Royal Wolf decreased by $0.7 million, or 2.9%, in FY 2009 from FY 2008. As a percentage of revenues, it increased to 25.3% in FY 2009 from 21.5% in FY 2008; primarily as a result of the lower revenues at Royal Wolf in FY 2009 from FY 2008. The major decreases in leasing, selling and general expenses for FY 2009 were: (1) salaries and related payroll costs decreased as a result of staff reductions and lower bonuses, (2) less discretionary spending on retail business (“CSC operating costs”) including travel and meals, and (3) better control of our professional costs. As a percentage of revenues, operating expenses at Pac-Van were 45.8% during FY 2009. Pac-Van’s operating expenses as a percentage of revenues are higher than Royal Wolf’s percentage as: (1) Royal Wolf’s mix of FY 2009 sales to leasing revenue at 61% is higher than the 35% at Pac-Van, (2) Pac-Van has invested in an office modular fleet which is a lower margin product line; and (3) Pac-Van has less density in its retail markets. Overall, total operating expenses as a percentage of revenues were 34.8% in FY 2009, as compared to 23.7% in FY 2008.

Depreciation and Amortization. Depreciation and amortization increased by $9.0 million to $17.0 million during FY 2009 from $8.0 million during FY 2008. The increase was primarily due to adjustments to fixed assets and identifiable intangible assets as a result of the Pac-Van acquisition, as well as three other smaller acquisitions since June 2008. Depreciation and amortization at Pac-Van totaled $5.7 million during FY 2009.

Interest Expense. The increase in interest expense of $8.4 million in FY 2009 to $16.2 million, as compared to $7.8 million in FY 2008, was due primarily to the increase in total long-term debt; which was $81.3 million at June 30, 2008 and $200.3 million at June 30, 2009, and an unrealized loss on interest rate swap and option contracts totaling $2.1 million. The increase in total debt since FY 2008 was due primarily to our acquisition of Pac-Van and three other smaller acquisitions since June 2008, funded principally with borrowings under the senior credit facility with Australia and New Zealand Banking Group Limited (“ANZ”) and the secured senior subordinated notes issued to Bison Capital; as well as the assumption of the senior credit facility with a syndication of four financial institutions led by LaSalle National Association, now Bank of America, N.A. (“BOA”), and the senior subordinated secured note payable to SPV Capital funding, L.L.C. (“SPV”) in connection with our acquisition of Pac-Van.

Foreign Currency Exchange. We have certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. Unrealized gains and losses resulting from such remeasurement due to changes in the Australian exchange rate to the U.S. dollar could have a significant impact in our reported results of operations, as well as any realized gains and losses from the payments on such U.S. dollar-denominated debt and intercompany borrowings. As noted above, the average value of the U.S. dollar against the Australian dollar strengthened during FY 2009 as compared to FY 2008 and, in addition, the U.S. dollar strengthened against the Australian dollar from June 30, 2008 to June 30, 2009. The currency exchange rate of one Australian dollar at June 30, 2008 was $0.9615 U.S. dollar compared to $0.8048 U.S. dollar at June 30, 2009. In addition, we incurred a significant realized exchange loss of $2.8 million as a result of Royal Wolf’s repayment of intercompany advances totaling $21.5 million in September 2008. We advanced $20.0 million of the proceeds received from our warrant exercise program in May 2008 to Royal Wolf for the temporary reduction of long-term borrowings prior to the ultimate use of these proceeds in the acquisition of Pac-Van on October 1, 2008. In FY 2009, unrealized and realized foreign exchange losses totaled $6.6 million and $2.8 million, respectively. These foreign exchange losses were somewhat offset in FY 2009 by unrealized gains on forward currency exchange contracts, which totaled $0.2 million.

Income Taxes. Our effective income tax rate (which resulted in an income tax benefit) increased to 39.3% during FY 2009 from the FY 2008 effective rate of 31.4%, primarily as a result of the favorable income tax impact of the amortization of goodwill acquired in acquisitions made in the Asia-Pacific area, which is deductible for U.S. income tax reporting purposes, and the recognized benefit of Australian and U.S. net operating losses. As of June 30, 2009, we had a U.S. federal net operating loss carryforward of approximately $34.8 million, which expires if unused during fiscal years 2019 to 2029.

Net Income (Loss) Attributable to Stockholders. We had a net loss attributable to stockholders of $3.7 million during FY 2009, as compared to net income attributable to stockholders of $4.4 million during FY 2008, primarily as a result of the unfavorable impact of the foreign currency exchange losses and increased interest expense FY 2009 versus FY 2008; offset somewhat by the operating profit from Pac-Van, which we acquired on October 1, 2008.

Year Ended June 30, 2008 (“FY 2008”) Compared to Year Ended June 30, 2007 (“FY 2007”)

	Predecessor		Successor	Combined
	Year	Period from	Year
	Ended	July 1 to	Ended
	June 30,	September 13,	June 30,
	2007	2007	2008
	(In thousands)
Revenues
Sale of containers	$52,929	$10,944	$68,029	$78,973
Leasing of containers	21,483	4,915	27,547	32,462
	74,412	15,859	95,576	111,435

Costs and expenses
Cost of sales	46,402	9,466	57,675	67,141
Leasing, selling and general expenses	20,761	4,210	22,161	26,371
Depreciation and amortization	2,577	653	7,367	8,020

Operating income	4,672	1,530	8,373	9,903

Interest income	413	14	1,289	1,303
Interest expense	(4,378)	(947)	(6,888)	(7,835)
Foreign currency exchange gain (loss) and other	95	(129)	3,814	3,685
	(3,870)	(1,062)	(1,785)	(2,847)

Income (loss) before provision for income taxes and noncontrolling interest	802	468	6,588	7,056

Provision for income taxes	490	180	2,034	2,214

Net income	312	288	4,554	4,842

Noncontrolling interest	—	—	448	448

Net income attributable to stockholders	$312	$288	$4,106	$4,394

Revenues. Sales of containers during FY 2008 amounted to $79.0 million compared to $52.9 million during FY 2007; representing an increase of $26.1 million or 49.3%. This increase was due to growth in revenues from sales of containers in our retail operations of $13.4 million, sales of $5.2 million in our national accounts group or non-retail operations and $7.5 million due to favorable foreign exchange rates. The $13.4 million increase in our retail operations consisted of $6.4 million due to higher unit sales and $7.0 million due to price increases. The $5.2 million increase in our national accounts group operations consisted of $3.6 million due to higher unit sales and $1.6 million due to price increases.

Leasing of container revenues during FY 2008 amounted to $32.5 million compared to $21.5 million during FY 2007, representing an increase of $11.0 million, or 51.2%. This was driven by favorable foreign exchange rates of $3.1 million, an increase of $1.4 million in our average total number of units on lease per month in our portable container building business, which increased by 58.7% during FY 2008 compared to FY 2007; and an increase of $6.5 million in our average total number of units on lease per month in our portable storage container business, primarily as a result of our acquisition of the assets of GE SeaCo in November 2007, CHS in February 2008, RWNZ in April 2008 and Tomago in June 2008. Average utilization in our retail operations was 82.0% during FY 2008, as compared to 82.8% during FY 2007; and our average utilization in our national accounts group operations was 81.1% during FY 2008, as compared to 76.5% during FY 2007. Overall our average utilization was 81.9% in FY 2008, as compared to 80.4% in FY 2007.

The average value of the U.S. dollar against the Australian dollar declined during FY 2008 as compared to FY 2007. The average currency exchange rate of one Australian dollar during FY 2007 was $0.78592 U.S. dollar compared to $0.89646 U.S. dollar during FY 2008. This fluctuation in foreign currency exchange rates resulted in an increase to our container sales and leasing revenues of $7.5 million and $3.1 million, respectively, during FY 2008 compared to FY 2007; representing 28.6% of the increase in total revenues; or 14.2% of total revenues in FY 2007.

Sales of containers and leasing of containers represented 71% and 29% of total revenues in both FY 2008 and FY 2007.

Cost of Sales. Cost of sales in our container sales business increased by $20.7 million to $67.1 million during FY 2008 compared to $46.4 million during FY 2007. The increase was primarily due to foreign exchange translation effect of $6.1 million and cost increases of $10.2 million and $3.9 million in our retail and national account group operations, respectively. Our gross profit margin from sales revenues improved during FY 2008 to 15.1% compared to 12.3% during FY 2007 as a result of price increases and favorable product mix.

Leasing, Selling and General Expenses. Leasing, selling and general expenses increased by $5.6 million, or 26.9%, during FY 2008 to $26.4 million from $20.8 million during FY 2007. This increase includes approximately $2.4 million, or 42.9% of the increase, incurred at GFN. The following table provides more detailed information about the Royal Wolf operating expenses of $24.0 million in FY 2008 as compared to $20.8 million in FY 2007:

	Year Ended June 30,
	2007	2008
	(in millions)
Salaries, wages and related	$9.6	$13.1
Share-based payments	3.7	0.3
Rent	0.2	0.4
CSC operating costs	2.7	5.0
Business promotion	0.8	1.1
Travel and meals	0.8	1.1
IT and telecommunications	0.6	0.8
Professional costs	1.4	1.9
Other	1.0	0.3

	$20.8	$24.0

FY 2007 included a shared-based payment expense of approximately $3.7 million to recognize the full vesting of options as a result of the purchase of approximately 80% of RWA by Bison Capital in March 2007. The increase in FY 2008 from FY 2007 in salaries, wages and related expenses and CSC costs of $3.5 million and $2.3 million, respectively, were primarily due to the increase in number of sales and marketing personnel as we continue to expand our infrastructure for growth. As a percentage of revenues, operating expenses at Royal Wolf decreased to 21.5% in FY 2008 from 28.0% (23.4% not including the net effect of share-based payment in March 2007) in FY 2007.

Depreciation and Amortization. Depreciation and amortization expenses increased by $5.4 million to $8.0 million during FY 2008 compared to $2.6 million during FY 2007. The increase was primarily the result of adjustments to fair values of fixed assets and identifiable intangible assets as a result of acquisitions. The amortization of identifiable intangible assets (customer lists and non-compete agreements) represented approximately $2.5 million of this increase. In addition, during the fourth quarter of FY 2007, Royal Wolf revised the estimated useful life and residual value of its containers for lease fleet. The financial impact of the revision resulted in depreciation expense for FY 2007 being $1.0 million less than what it would have been if the previous useful life estimate had been applied.

Interest Income. We had interest income earned on marketable securities held in the Trust Account of $1.0 million in FY 2008.

Interest Expense. The increase in interest expense of $3.4 million in FY 2008, as compared to FY 2007, was due primarily to an increase in total long-term debt; which was $44.2 million at June 30, 2007 and $81.3 million at June 30, 2008. The increase in total debt in FY 2008 was due primarily to our acquisitions of Royal Wolf, GE SeaCo, CHS, RWNZ and Tomago; funded principally with the senior credit facility with Australia and New Zealand Banking Group Limited, or ANZ, and the secured senior subordinated notes issued to Bison Capital.

Foreign Currency Exchange. As a result of the acquisition of Royal Wolf, we now have certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. We had foreign currency exchange gains of approximately $3.8 million in FY 2008 because the Australian dollar strengthened against the U.S. dollar during FY 2008 as compared to FY 2007. Effective October 1, 2007, the foreign exchange effect of the principal balance of the U.S. dollar-denominated intercompany borrowings are now included in accumulated other comprehensive income since we do not expect repayment in the foreseeable future.

Income Taxes. Our effective income tax rate decreased to 31.4% during the FY 2008 as a result of certain non-deductible amounts included in the FY 2007 for Australian income tax purposes being extinguished and the amortization of goodwill for U.S. income tax reporting purposes being deductible in FY 2008.

Net Income Attributable to Stockholders. We had net income attributable to stockholders of $4.4 million during FY 2008 compared to net income attributable to stockholders of $0.3 million during FY 2007 primarily as a result of increased revenues from the sales and leasing of containers in FY 2008, the fact that FY 2007 included share-based expense of approximately $3.7 million and the favorable impact of the foreign currency exchange gain, offset somewhat by increased interest expense.

Measures not in Accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”)

Earnings before interest, income taxes, depreciation and amortization and other non-operating costs (“EBITDA” and “adjusted EBITDA”) are supplemental measures of our performance that are not required by, or presented in accordance with U.S. GAAP. These measures are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income, income from operations or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of liquidity.

EBITDA is a non-U.S. GAAP measure. We calculate adjusted EBITDA by adjusting EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. You are encouraged to evaluate each adjustment and whether you consider each to be appropriate. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and adjusted EBITDA. Our presentation of EBITDA and adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present EBITDA and adjusted EBITDA because we consider them to be important supplemental measures of our performance and because we believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and adjusted EBITDA when reporting their results. EBITDA and adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, EBITDA and adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or to reduce our indebtedness. We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA and adjusted EBITDA only supplementally. The following table shows our EBITDA and adjusted EBITDA, and the reconciliation from operating income:

	Quarter Ended September 30,
	2008	2009
	(in thousands)
Operating income	$1,727	$2,075
Add — depreciation and amortization	3,383	5,257
EBITDA	5,110	7,332
Add — Share-based compensation expense	210	246
Adjusted EBITDA	$5,320	$7,578

	Predecessor		Successor	Combined	Successor
	Year	Period from
	Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2008	2009

Operating income	$4,672	$1,530	$8,373	$9,903	$14,058
Add — depreciation and amortization	2,577	653	7,367	8,020	17,045
EBITDA	7,249	2,183	15,740	17,923	31,103
Add — Share-based compensation expense	3,689	—	509	509	902
Adjusted EBITDA	$10,938	$2,183	$16,249	$18,432	$32,005

Our business is capital intensive, so from an operating level, we focus primarily on adjusted EBITDA to measure our results. This measure eliminates the effect of financing transactions that we enter into and provides us with a means to track internally generated cash from which we can fund our interest expense and fleet growth objectives. In managing our business, we regularly compare our EBITDA margins on a monthly basis. As capital is invested in our established branch locations, we achieve higher EBITDA margins on that capital than we achieve on capital invested to establish a new branch (or CSC), because our fixed costs are already in place in connection with the established branches. The fixed costs are those associated with yard and delivery equipment, as well as advertising, sales, marketing and office expenses. With a new market or branch, we must first fund and absorb the start-up costs for setting up the new branch facility, hiring and developing the management and sales team and developing our marketing and advertising programs. A new branch will have low EBITDA margins in its early years until the number of units on rent increases. Because of our higher operating margins on incremental lease revenue, which we realize on a branch-by-branch basis when, the branch achieves leasing revenues sufficient to cover the branch’s fixed costs, leasing revenues in excess of the break-even amount produces large increases in profitability. Conversely, absent significant growth in leasing revenues, the EBITDA margin at a branch will remain relatively flat on a period by period comparative basis.

Liquidity and Financial Condition

Each of our two operating units, Royal Wolf and Pac Van, fund their operations substantially independent of one another. Each have term debt and bank credit facilities that provide short term and long term funding and require compliance with various covenants. These covenants require them to, among other things; maintain certain levels of interest coverage, EBITDA, unit utilization rate and overall leverage. In addition, we have a $1.0 million credit facility with Union Bank and have certain obligations to Bison Capital and SPV in connection with its purchase of Royal Wolf and Pac Van, respectively.

The global economic downturn and credit crises have had and continue to have a significant adverse impact on our business operations, making compliance with the various loan covenants very challenging. In addition, our leverage has increased due to declining EBITDA and asset values. We have limited access to additional capital except on terms that may be viewed as onerous and expensive. While we have and continue to proactively manage compliance with the covenants of our various loan agreements and believe we have satisfactory relationships with each lender, continued deterioration of the economies in which we operate could lead to a breach in one or more covenants and the lenders accelerating loan maturities.

During the fiscal year ended June 30, 2009 (“FY 2009”), we began negotiations with our lenders to modify various covenants and extend maturities. These included our amending our senior credit facility with ANZ (see Note 4 of Notes to Condensed Consolidated Financial Statements) and our shareholders agreement with Bison Capital in GFN U.S. (see Note 8 of Notes to Condensed Consolidated Financial Statements). The effect of these amendments, among other things, was establishing financial covenants on the ANZ facility at less restrictive levels, as well as revising principal payment requirements, and deferring Bison Capital’s put option on their noncontrolling interest in GFN U.S. (through which we indirectly own Royal Wolf) to July 2011. Also, as a result of the ANZ credit facility amendment, we are required to pay the U.S.-denominated principal payment of $5.5 million due Bison Capital in July 2010 by a capital infusion from GFN.

Our required principal and other obligations payments (not including and Bison Capital’s put option) for the current fiscal year ending June 30, 2010 and the subsequent three fiscal years are as follows:

	Year Ending June 30,
	2010 (a)	2011	2012 (b)	2013
ANZ senior credit facility and other	$10,900	$10,600	$300	$56,800
Bison Capital subordinated notes	—	5,500	—	16,000
Holdback note (issued in connection with Pac-Van acquisition)	1,500	—	—	—
BOA senior credit facility	—	—	—	71,100
SPV subordinated note	—	—	—	25,000
Union Bank credit facility	—	900	—	—

	$12,400	$17,000	$300	$168,900

(a)	Does not include the invoice financing and overdraft facilities totaling $4.3 million. These continually roll over and will be fully repaid at the maturity of the ANZ facility.

(b)	The Bison put option of a minimum of $12.9 million is effective on July 1, 2011.

As reflected in the table above, unless conditions significantly change, a company-wide capital restructuring will be required some time before or during the fiscal year ending June 30, 2013, as the majority of the outstanding borrowings under our secured senior and subordinated loans mature during this period. In the foreseeable future, however, we have three principal objectives with respect to our liquidity:

1. Reduce overall leverage in each operating entity by minimizing capital expenditures and using operating cash flow to pay interest and reduce debt.

2. Operate the businesses to meet all loan covenant requirements.

3. Generate sufficient capital, either through operations or external sources, including debt or equity, to meet loan maturities.

Depending on our operating performance, we believe we may require up to an approximately net $6.0 million of external financing during the fiscal year ending June 30, 2010 to achieve these objectives. There can be no assurance that we will be successful in raising additional capital or maintaining compliance with our loan covenants. We currently do not pay a dividend on common stock and anticipate using retained earnings to reduce debt for the foreseeable future.

Cash Flow for FY 2009 Compared to FY 2008

Our leasing business is capital intensive and we acquire leasing assets before they generate revenues, cash flow and earnings. These leasing assets have very long useful lives and require relatively minimal maintenance expenditures. Most of the capital we deploy into our leasing business historically has been used to expand our operations geographically, to increase the number of units available for lease at our retail locations, and to add to our breadth of product mix. Our operations have generated annual cash flow that exceeds our reported earnings, particularly due to the deferral of income taxes caused by accelerated depreciation that is used for tax accounting.

As we discussed above, our principal source of capital for operations consists of funds available from the senior secured credit facility with ANZ and the senior secured credit facility led by BOA. We also finance a smaller portion of capital requirements through finance leases and lease-purchase contracts, have a $1.0 million line of credit with Union Bank and have outstanding senior subordinated notes with Bison Capital and SPV. Supplemental information pertaining to our combined sources and uses of cash is presented in the table below.

	Quarter Ended September 30,
	2008	2009
Net cash provided by operating activities	$507	$7,465

Net cash used by investing activities	$(7,121)	$(2,579)

Net cash provided (used) by financing activities	$26,578	$(8,153)

Operating activities. Our operations provided net cash flow of $7.9 million during QE FY 2010, as compared to $0.5 million during QE FY 2009. The significant increase in operating cash flows of $7.4 million in QE FY 2010 from QE FY 2009 was primarily due to (1) net income of $0.6 million versus a net loss of $6.7 million, and (2) non-cash adjustments of (i) unrealized gains on forward exchange contracts of $0.2 million versus $1.3 million, (ii) depreciation and amortization of $5.3 million versus $3.4 million and (iii) additional deferred income taxes of $4.1 million in QE FY 2010 versus QE FY 2009. Cash provided by operating activities is enhanced by the deferral of most income taxes due to the rapid tax depreciation rate of our assets and our federal and state net operating loss carryforwards. At September 30, 2009, we had a net deferred tax liability of $14.1 million. Operating cash flow was offset somewhat by non-cash adjustments in QE FY 2010 when compared to QE FY 2009 for (i) unrealized foreign exchange gains of $2.3 million versus an unrealized loss of $5.8 million and unrealized gains on interest rate swaps and options of $0.1 million versus an unrealized loss of $1.5 million. The non-cash adjustments in QE FY 2009 more than offset the other adjustments and uses of cash, including the realized foreign exchange losses of $2.8 million incurred primarily as a result of Royal Wolf repaying intercompany advances totaling $21.5 million.

Investing Activities. Net cash used by investing activities was $2.6 million for QE FY 2010, as compared to $7.1 million for QE FY 2009. In QE FY 2009, cash of $1.0 million was used to acquire one small business in the Asia-Pacific area. Purchases of property, plant and equipment were approximately $1.0 million in both QE FY 2010 and QE FY 2009, and purchases of lease fleet declined from $5.0 million in QE FY 2009 to $1.4 million in QE FY 2010; despite the acquisition of Pac-Van and its capital requirements. In the current economic environment, we are minimizing our capital expenditures to reduce our overall leverage and anticipate our near term investing activities will be primarily focused on acquiring (a) specific types of units that are not in our fleet and are placed on-rent, (b) technology and communication improvements for our telephone and computer systems and (c) delivery equipment whereby we would derive improved customer service levels and a cost savings. The amount of cash that we use during any period in investing activities is almost entirely within management’s discretion. Other than a preferred supply agreement, which does not have a minimum purchase commitment, but does require us to purchase up to 5,000 containers if offered to us; and the put and call options pertaining to Bison Capital’s noncontrolling interest of 13.8% in GFN U.S., we have no significant long-term contracts or other arrangements pursuant to which we may be required to purchase at a certain price or a minimum amount of goods or services in connection with any portion of our business. Reference is made to Note 8 of Notes to the Unaudited Condensed Consolidated Financial Statements for a further discussion of our commitments and contingencies.

Financing Activities. Net cash used by financing activities was $8.2 million for QE FY 2010, as compared to $26.6 million provided in QE FY 2009. During FY 2009, as a result of the economic environment, we made reducing our long-term debt a principal objective. In QE FY 2010, we reduced our long-term borrowings by $7.9 million, as compared to borrowing $26.1 million in QE FY 2009; which was used primarily by Royal Wolf to repay the intercompany advance totaling $21.5 million (prior to our acquisition of Pac-Van), make a small acquisition and expand the container lease fleet.

Cash Flow for FY 2009 Compared to FY 2008

Our leasing business is capital intensive and we acquire leasing assets before they generate revenues, cash flow and earnings. These leasing assets have very long useful lives and require relatively minimal maintenance expenditures. Most of the capital we deploy into our leasing business historically has been used to expand our operations geographically, to increase the number of units available for lease at our retail locations, and to add to our breadth of product mix. Our operations have generated annual cash flow that exceeds our reported earnings, particularly due to the deferral of income taxes caused by accelerated depreciation that is used for tax accounting.

Our principal source of capital for operations consists of funds available from the senior secured credit facility with ANZ and the senior secured credit facility led by BOA. We also finance a smaller portion of capital requirements through finance leases and lease-purchase contracts, have a $1.0 million line of credit with Union Bank and have outstanding senior subordinated notes with Bison Capital and SPV. Supplemental information pertaining to our combined sources and uses of cash is presented in the table below.

		Predecessor	Successor	Combined	Successor
	Year	Period from
	Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2008	2009
Net cash provided by operating activities	$8,956	$4,294	$8,016	$12,310	$23,332

Net cash used by investing activities	$(21,914)	$(3,078)	$(120,484)	$(123,562)	$(38,793)

Net cash provided (used) by financing activities	$13,389	$(1,807)	$45,352	$43,545	$17,831

Operating activities. Our operations provided net cash flow of $23.3 million during FY 2009, as compared to using net cash flow of $12.3 million during FY 2008. The significant increase in operating cash flows of $11.0 million in FY 2009 from FY 2008 was, despite the net loss of $3.7 million, primarily due to non-cash adjustments of unrealized losses on foreign exchange and forward exchange contracts and interest rate swaps and options of $6.6 million and $2.1 million, respectively; as well as depreciation and amortization of $17.0 million. This compares to unrealized gains on foreign exchange and forward exchange contracts and interest rate swaps and options aggregating to $4.4 million and depreciation and amortization of $8.0 million in FY 2008. These non-cash adjustments in FY 2009 more than offset the other adjustments and uses of cash, including the realized foreign exchange losses of $2.8 million incurred primarily as a result of Royal Wolf repaying intercompany advances totaling $21.5 million. Cash provided by operating activities is enhanced by the deferral of most income taxes due to the rapid tax depreciation rate of our assets and our federal and state net operating loss carryforwards. At June 30, 2009, we had a net deferred tax liability of $13.8 million.

Investing Activities. Net cash used by investing activities was $38.8 million for FY 2009, as compared to $123.6 million for FY 2008. In FY 2008, cash of $110.9 million was used to acquire Royal Wolf and four other smaller acquisitions, while in FY 2009 we used $21.0 million to acquire Pac-Van and three other small acquisitions (not including non-cash issuances of a promissory note and common and preferred stock totaling $27.2 million). Net capital expenditures for our lease fleet were $14.3 million in FY 2009 and $11.7 million in FY 2008. Purchases of property, plant and equipment were $3.5 million in FY 2009 and $0.7 million in FY 2008. In the current economic environment, we anticipate our near term investing activities will be primarily focused on acquiring lease fleet as those specific types of units are not in our fleet and are placed on-rent, technology and communication improvements for our telephone and computer systems and for delivery equipment whereby we would derive improved customer service levels and a cost savings. The amount of cash that we use during any period in investing activities is almost entirely within management’s discretion. Other than a preferred supply agreement, which does not have a minimum purchase commitment, but does require us to purchase up to 5,000 containers if offered to us; and the put and call options pertaining to Bison Capital’s noncontrolling interest of 13.8% in GFN U.S., we have no significant long-term contracts or other arrangements pursuant to which we may be required to purchase at a certain price or a minimum amount of goods or services in connection with any portion of our business. Reference is made to Note 10 of the Audited Notes to Consolidated Financial Statements for a further discussion of our commitments and contingencies.

Financing Activities. Net cash provided by financing activities was $17.8 million during FY 2009, as compared to $43.5 million during FY 2008. In FY 2008, we used $2.4 million to fully repay the line of credit with Ronald Valenta, our Chief Executive Officer, and paid $6.4 million to our stockholders electing to convert their shares of common stock into cash. Net long-term borrowings, primarily under the ANZ senior credit facility and the Bison secured senior subordinated notes, totaled $16.4 million in FY 2009, as compared to net borrowings of $26.6 million in FY 2008. In addition, net proceeds received from the issuances of our preferred stock totaled $1.2 million in FY 2009; versus $26.0 million in FY 2008, of which $21.0 million was from our warrant exercise program initiated in May 2008. These proceeds from our capital issuances and net borrowings were used together with cash flow generated from operations to primarily fund the acquisition of Royal Wolf, Pac-Van, as well as for seven other small acquisitions, and the expansion of our lease fleet.

Financial Condition

Inventories increased from $21.1 million at June 30, 2008 to $22.5 million at June 30, 2009, primarily because of the acquisitions of Pac-Van (which added $9.2 million in inventories at June 30, 2009) and our New Zealand operations. Trade receivables increased to $26.4 million at June 30, 2009 from $18.3 million at June 30, 2008. Effective asset management is a significant focus for us, particularly in this current economic environment, as we strive to reduce inventory levels and continue to apply appropriate credit and collection controls to maintain and enhance cash flow and profitability.

Property, plant and equipment increased from $7.5 million at June 30, 2008 to $10.5 million at June 30, 2009, primarily as a result of our acquisition of Pac-Van.

Our total lease fleet increased from $87.7 million at June 30, 2008 to $188.9 million at June 30, 2009, primarily due to our acquisition of Pac-Van and three other smaller acquisitions since June 2008. At June 30, 2009, we had 39,574 units (15,534 units in retail operations in Australia, 8,190 units in national account group operations in Australia, 4,503 units in New Zealand, which are considered retail; and 11,347 units in the United States) in our lease fleet, as compared to 28,603 units (15,842 units in retail operations in Australia, 8,517 units in national account group operations in Australia and 4,244 units in New Zealand, which are considered retail) at June 30, 2008. At those dates, 27,825 units (11,106 units in retail operations in Australia, 5,145 units in national account group operations in Australia, 3,494 units in New Zealand, which are considered retail; and 8,080 units in the United States) and 23,000 units (12,616 units in retail operations in Australia, 6,773 units in national account group operations in Australia and 3,611 units in New Zealand, which are considered retail) were on lease, respectively.

Goodwill and intangible assets increased from a total of $66.4 million at June 30, 2008 to $104.0 million at June 30, 2009, as a result of the purchase accounting adjustments in connection with our acquisition of Pac-Van and five other smaller acquisitions since June 2008.

Long-term debt and obligations, including current portion, increased from $81.3 million at June 30, 2008 to $200.4 million at June 30, 2009, primarily due to the acquisition of Pac-Van and three other smaller acquisitions since June 2008, and the expansion of our lease fleet. These acquisitions and capital expenditures were funded in large part by issuances of our common and preferred stock, borrowings on the ANZ senior credit facility and the issuance of a secured senior subordinated note to Bison Capital; as well as the assumption of the BOA senior credit facility and the senior subordinated note payable to SPV. Reference is made to Notes 5 and 13 of Notes to the Audited Consolidated Financial Statements for further discussion of our long-term debt and obligations.

Asset Management

Receivables and inventories decreased (including foreign translation effect) from $26.4 million and $22.5 million at June 30, 2009 to $21.7 million and $20.4 million at September 30, 2009, respectively. Effective asset management is a significant focus for us, particularly in this current economic environment, as we strive to continue to apply appropriate credit and collection controls and reduce inventory levels to maintain and enhance cash flow and profitability. At September 30, 2009, days sales outstanding (“DSO”) in trade receivables were 40 days and 63 days for Royal Wolf and Pac-Van, as compared to 49 days and 59 days at June 30, 2009, respectively.

Our total lease fleet increased (including foreign translation effect) from $188.9 million at June 30, 2009 to $195.6 million at September 30, 2009. At September 30, 2009, we had 38,967 units (15,412 units in retail operations in Australia, 7,811 units in national account group operations in Australia, 4,403 units in New Zealand, which are considered retail; and 11,341 units in the United States) in our lease fleet, as compared 39,574 units (15,534 units in retail operations in Australia, 8,190 units in national account group operations in Australia, 4,503 units in New Zealand, which are considered retail; and 11,347 units in the United States) at June 30, 2009. At those dates, 27,556 units (11,544 units in retail operations in Australia, 4,891 units in national account group operations in Australia, 3,459 units in New Zealand, which are considered retail; and 7,662 units in the United States) and 27,825 units (11,106 units in retail operations in Australia, 5,145 units in national account group operations in Australia, 3,494 units in New Zealand, which are considered retail; and 8,080 units in the United States) were on lease, respectively.

In the United States, the lease fleet totaled 11,341 units and 11,347 units at September 30, 2009 and June 30, 2009, respectively, and was comprised of 3,965 containers, 6,363 mobile offices and 1,013 modular units at September 30, 2009; and 4,007 containers, 6,327 mobile offices and 1,013 modular units at June 30, 2009. At those dates, in the United States, the total of 7,662 units and 8,080 units on lease, respectively, were comprised of 2,883 containers, 4,003 mobile offices and 776 modular units; and 3,255 containers, 4,061 mobile offices and 764 modular units, respectively.

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet transactions, arrangements, obligations or other relationships with unconsolidated entities or others that are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Seasonality

Although demand from certain customer segments can be seasonal, our operations as a whole are not seasonal to any significant extent. We experience a reduction in sales volumes at Royal Wolf during Australia’s summer holiday break from mid-December to the end of January, followed by February being a short working day month. However, this reduction in sales typically is counterbalanced by the increased lease revenues derived from the removals or moving and storage industry, which experiences its seasonal peak of personnel relocations during this same summer holiday break. Demand from some of Pac-Van’s customers can be seasonal, such as in the construction industry, which tends to increase leasing activity in the first and fourth quarters; while customers in the retail industry tend to lease more units in the second quarter.

Impact of Inflation

We believe that inflation has not had a material effect on our business. However, during periods of rising prices and, in particular when the prices increase rapidly or to levels significantly higher than normal, we may incur significant increases in our operating costs and may not be able to pass price increases through to our customers in a timely manner, which could harm our future results of operations.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we re-evaluate all of our estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates under different assumptions or conditions as additional information becomes available in future periods. We believe the following are the more significant judgments and estimates used in the preparation of our consolidated financial statements.

We are required to estimate the collectability of our trade receivables. Accordingly, we maintain allowances for doubtful accounts for estimated losses that may result from the inability of our customers to make required payments. On a recurring basis, we evaluate a variety of factors in assessing the ultimate realization of these receivables, including the current credit-worthiness of our customers, days outstanding trends, a review of historical collection results and a review of specific past due receivables. If the financial conditions of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required, resulting in decreased net income. To date, uncollectible accounts have been within the range of our expectations.

We lease and sell storage container products, modular buildings and mobile offices to our customers. Leases to customers generally qualify as operating leases unless there is a bargain purchase option at the end of the lease term. Revenue is recognized as earned in accordance with the lease terms established by the lease agreements and when collectability is reasonably assured. Revenue is recognized as earned in accordance with the lease terms established by the lease agreements and when collectability is reasonably assured. Revenue from sales of equipment is recognized upon delivery and when collectability is reasonably assured.

We have a fleet of storage containers, mobile offices, modular buildings and steps that we lease to customers under operating lease agreements with varying terms. The lease fleet (or lease or rental equipment) is recorded at cost and depreciated on the straight-line basis over the estimated useful life (10 — 20 years), after the date the units are put in service, and are depreciated down to their estimated residual values (up to 70% of cost). In our opinion, estimated residual values are at or below net realizable values. We continue to evaluate these depreciation policies as more information becomes available from other comparable sources and our own historical experience.

For the issuances of stock options, we follow the fair value provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation. FASB ASC Topic 718 requires recognition of employee share-based compensation expense in the statements of income over the vesting period based on the fair value of the stock option at the grant date. The pricing model we use for determining fair values of the purchase option is the Black-Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment and may impact net income. In particular, the Company uses volatility rates based upon a sample of comparable companies in the Company’s industry and a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximates the estimated remaining expected term of the stock option.

We account for goodwill in accordance with FASB ASC Topic 350, Intangibles — Goodwill and Other. FASB ASC Topic 350 prohibits the amortization of goodwill and intangible assets with indefinite lives and requires these assets be reviewed for impairment at least annually. We will test goodwill annually for impairment or when events or circumstances indicate that there might be impairment using the two-step process prescribed in FASB ASC Topic 350. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any.

Intangible assets include those with indefinite (trademark and trade name), and finite (primarily customer base and lists, non-compete agreements and deferred financing costs) useful lives. Customer base and lists and non-compete agreements are amortized on the straight-line basis over the expected period of benefit which range from one to ten years. Costs to obtaining long-term financing are deferred and amortized over the term of the related debt using the straight-line method. Amortizing the deferred financing costs using the straight-line method does not produce significantly different results than that of the effective interest method. We review intangibles (those assets resulting from acquisitions) at least annually for impairment or when events or circumstances indicate these assets might be impaired. We test impairment using historical cash flows and other relevant facts and circumstances as the primary basis for its estimates of future cash flows. This process requires the use of estimates and assumptions, which are subject to a high degree of judgment.

In preparing our consolidated financial statements, we recognize income taxes in each of the jurisdictions in which we operate. For each jurisdiction, we estimate the actual amount of taxes currently payable or receivable as well as deferred tax assets and liabilities attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related benefits will not be realized. In determining the amount of the valuation allowance, we consider estimated future taxable income as well as feasible tax planning strategies in each jurisdiction. If we determine that we will not realize all or a portion of our deferred tax assets, we will increase our valuation allowance with a charge to income tax expense or offset goodwill if the deferred tax asset was acquired in a business combination. Conversely, if we determine that we will ultimately be able to realize all or a portion of the related benefits for which a valuation allowance has been provided, all or a portion of the related valuation allowance will be reduced with a credit to income tax expense except if the valuation allowance was created in conjunction with a tax asset in a business combination.

Impact of Recently Issued Accounting Pronouncements

Reference is made to Note 2 of Notes to both the Unaudited Condensed Consolidated Financial Statements and the Audited Consolidated Financial Statements included elsewhere in this prospectus for a discussion of recently issued accounting pronouncements that could potentially impact us.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the sensitivity of income to changes in interest rates, foreign exchanges and other market-driven rates or prices. Reference is made to Note 5 of Notes to the Unaudited Condensed Consolidated financial Statements and Note 6 of Notes to the Audited Consolidated Financial Statements included elsewhere in this prospectus for a discussion of market risk related to interest rates and foreign exchanges.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the business combination of us and Pac-Van as if it had occurred on the first day of each of the periods presented.  The unaudited statements of operations of Pac-Van for the year ended June 30, 2008 were derived by combining the results for the six-month period from July 1, 2007 to December 31, 2007 with the six-month period from January 1, 2008 to June 30, 2008 (as Pac-Van’s fiscal year end was December 31), and the unaudited statements of operations for the year ended June 30, 2009 were derived by combining the results for the three-month period of Pac-Van from July 1, 2008 to September 30, 2008 with the actual results of our operation for year ended June 30, 2009; as Pac-Van was acquired on October 1, 2008.

The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the business combination with Pac-Van occurred on the respective dates assumed, nor are they necessarily indicative of our future consolidated operating results or the future consolidated financial position.  The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with our audited consolidated financial statements and the accompanying notes, the unaudited condensed consolidated financial statements and the accompanying notes and the separate historical consolidated financial statements and accompanying notes of Pac-Van; all included elsewhere in this prospectus.

Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended June 30, 2009

	General Finance	Pac-Van	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except share and per share data)
Revenues	$146,460	$22,642	$--		$169,102
Costs and expenses
Cost of sales	64,317	6,294	--		70,611
Leasing, selling and general expenses	51,040	11,738	(1,140	)(e)	61,638
Depreciation and amortization	17,045	1,229	243	(b)	18,600
			83	(c)
Operating income	14,058	3,381	814		18,253
Interest income	296	--	--		296
Interest expense	(16,161)	(2,894)	--	(a)	(19,064)
			(9	)(d)
Other, net	(9,312)	--	--		(9,312)
	(25,177)	(2,894)	(9)		(28,080)
Income (loss) before provision for income taxes and noncontrolling interest	(11,119)	487	805		(9,827)
Provision (benefit) for income taxes	(4,374)	173	339	(f)	(3,862)
Net income (loss)	(6,745)	314	466		(5,965)
Noncontrolling interest	(3,028)	--	--		(3,028)
Net income (loss) attributable to stockholders	$(3,717)	$314	$466		$(2,937)

Net loss per common share:
Basic					$(0.17)
Diluted					$(0.17)
Weighted average shares outstanding:
Basic					17,826,052 (g)
Diluted					17,826,052 (g)

See notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended June 30, 2008

	General Finance	Pac-Van	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except share and per share data)
Revenues	$95,576	$70,824	$--		$166,400
Costs and expenses
Cost of sales	57,675	14,038	--		71,713
Leasing, selling and general expenses	22,161	35,252	--		57,413
Depreciation and amortization	7,367	4,833	970	(b)	13,312
			142	(c)
Operating income (loss)	8,373	16,701	(1,112)		23,962
Interest income	1,289	--	--		1,289
Interest expense	(6,888)	(8,743)	(987	)(a)	(16,654)
			(36	)(d)
Other, net	3,814	--	--		3,814
	(1,785)	(8,743)	(1,023)		(11,551)
Income before provision for income taxes and noncontrolling interest	6,588	7,958	(2,135)		12,411
Provision for income taxes	2,034	3,332	(409	)(f)	4,957
Net income	4,554	4,626	(1,726)		7,454
Noncontrolling interest	448	--	--		448
Net income attributable to stockholders	$4,106	$4,626	$(1,726)		$7,006

Net income per common share:
Basic					$0.39
Diluted					$0.39
Weighted average shares outstanding:
Basic					17,826,052	(g)
Diluted					18,150,494	(g)

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(In thousands, except per share data)

Adjustments included in the column under the heading “Pro Forma Adjustments” are the following:

Pro Forma Condensed Combined Statements of Operations

(a) To adjust interest expense from the beginning of the period on the revised senior bank credit facility, subordinated note payable and the holdback notes;

(b) To reflect the amortization from the beginning of the period of the trademark and customer base acquired;

(c) To reflect the additional depreciation from the beginning of the period of the fixed assets acquired;

(d) To reflect the amortization from the beginning of the period of the deferred financing costs incurred;

(e) To reverse stock-based compensation recorded as a result of the full vesting of outstanding options under Pac-Van’s terminated Stock Option Plan

(f) To adjust the provision for income taxes based on (a) to (e) above at an estimated effective rate of 40%; and

(g) Weighted average shares outstanding are comprised of the following:

	For the year ended June 30,
	2009		2008
	Basic	Diluted	Basic	Diluted

Common stock assumed outstanding at beginning of period	9,690,099	9,690,099	9,690,099	9,690,099
Common stock issued in connection with warrant exercise program	4,135,953	4,135,953	4,135,953	4,135,953
Common stock issued in connection with the business combination	4,000,000	4,000,000	4,000,000	4,000,000
Assumed exercise of warrants and stock options	--	--	--	324,442
	17,826,052	17,826,052	17,826,052	18,150,494

BUSINESS

The following summary contains information about General Finance Corporation and the offering of our common stock. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. It does not contain all of the information that may be important to you in making a decision to purchase our common stock.  For a more complete understanding of General Finance Corporation and the offering of its common stock, we urge you to read this entire prospectus and the documents incorporated by reference carefully, including the "Risk Factors" sections and our financial statements and the notes to those statements incorporated by reference herein.

References in this prospectus  to “we”, “us,” “General Finance,” “GFN” or the “Company” refer to General Finance Corporation and its consolidated subsidiaries. These subsidiaries include: GFN North America Corp., a Delaware corporation which we refer to as "GFNA;" GFN Mobile Storage Inc., a Delaware corporation which we refer to as "GFNMS;" GFN U.S. Australasia Holdings, Inc., a Delaware corporation which we refer to as "GFN U.S.;" GFN Australasia Holdings Pty Ltd., an Australian corporation which we refer to as "GFN Holdings;" GFN Australasia Finance Pty Ltd, an Australian corporation which we refer to as "GFN Finance;" and RWA Holdings Pty Limited, an Australian corporation which we refer to as "RWA." We refer to RWA and its subsidiaries collectively as “Royal Wolf.”

Company Overview

Our strategy and business plan is to acquire rental services and specialty finance businesses in North America, Europe and the Asia-Pacific area. We currently have two operating company subsidiaries, Royal Wolf and Pac-Van that lease and sell storage container products, modular buildings and mobile offices through 24 customer service centers, which we refer to as “CSCs,” in Australia and New Zealand and 25 branch locations across 18 states in the United States. Royal Wolf and Pac-Van operate in two distinct, but related industries, modular space and mobile storage, which we collectively refer to as the “portable services industry.”

As of June 30, 2009, Royal Wolf and Pac-Van had 227 and 202 employees and 28,227 and 11,347 lease fleet units in the Asia-Pacific area and United States, respectively. Currently, only Pac-Van leases and sells modular space products. Prior to our acquisition of Pac-Van, our revenue mix was approximately 70% sales and 30% leasing. However, during the year ended June 30, 2009 the mix was 52% sales and 48% leasing.

The products offered by Pac-Van and Royal Wolf include the following:

Modular Space

Modular Buildings.  Also known as manufactured buildings, modular buildings provide customers with additional space and are often tailored specifically to satisfy the unique needs of the customer. Depending on the customer’s desired application, modular buildings can range in size from 1,000 to more than 30,000 square feet and may be highly customized.

Mobile Offices and Portable Container Buildings. Also known as trailers or construction trailers, mobile offices are re-locatable units with aluminum or wood exteriors on wood (or steel) frames on a steel carriage fitted with axles, allowing for an assortment of “add-ons” to provide comfortable and convenient temporary space solutions. We also offer portable container buildings, ground level offices (“GLO”), or office containers, which are either modified or specifically-manufactured shipping containers that are used as mobile offices; and in-plant units, which are manufactured structures that provide self-contained office space with maximum design flexibility.

Mobile Storage

Storage Containers. Storage containers generally consist of used shipping containers that have been purchased and refurbished and provide a flexible, low cost alternative to warehousing, while offering greater security, convenience, and immediate accessibility. Our storage products include general purpose dry storage containers, refrigerated containers and specialty containers in a range of standard and modified sizes, designs and storage capacities. Specialty containers include blast-resistant units, hoarding units and hazardous-waste units. We also offer storage trailers, also known as storage vans or dock-height trailers.

Freight Containers. Freight containers are specifically designed for transport of products by road and rail. Our freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

Royal Wolf

Royal Wolf is the leading provider in Australia and New Zealand of portable storage containers, portable container buildings and freight containers, which we refer to collectively as “storage container products.” Royal Wolf leases and sells storage container products through its 24 CSCs located in every state in Australia and in the North and South Islands of New Zealand. We believe Royal Wolf has the largest lease fleet of storage container products in Australia and New Zealand. Royal Wolf is the only portable container lease and sales company with CSCs in all major business centers in Australia and New Zealand and, as such, is the only storage container products company in Australia and New Zealand with a national infrastructure and work force. Royal Wolf has an experienced senior management team. Robert Allan, the chief executive officer of Royal Wolf, has 25 years of experience in the equipment leasing industry. The ten members of the senior management team of Royal Wolf have an average of over 14 years of experience in the equipment leasing industry. We believe the experience of this management team will be critical to growing Royal Wolf’s business.

Royal Wolf’s storage container products are used by a broad range of industries. Our storage container products provide secure, accessible temporary storage for a diverse client base of over 19,700 large and small customers who conduct business in industries that include mining, road and rail, construction, moving and storage, manufacturing, transportation, defense and in the support of small and medium-size entities. Our customers use our products for a wide variety of storage applications, including retail and manufacturing inventory, construction materials and equipment, documents and records and household goods.

We are pursuing a long-term strategy focused on growing our leasing operations, generating strong internal growth and leveraging our infrastructure through acquisitions, as follows:

Focus on Mobile Storage Leasing Business. We focus on growing our core leasing business because it provides predictable, recurring revenue and high margins. We believe that we can generate substantial demand for our storage container products as the container storage and portable container building industry is relatively underdeveloped in Australia and New Zealand. We believe the underdeveloped nature of the market presents significant growth opportunities for Royal Wolf. Although mobile storage, domestic freight movement and portable building applications are increasing, we believe many more uses for our storage container products are still to be developed. Royal Wolf’s market opportunity is to fully develop and service these applications.

Generate Strong Internal Growth. We define internal growth as an increase in lease revenues on a year-over-year basis at our CSCs in operation for at least one year, without inclusion of leasing revenue attributed to same-market acquisitions. We continue to focus on increasing the number of storage containers we lease from our existing branches to both new and repeat customers as well as changing the billing methodologies that are represented in the U.S. market, such as billing in advance, a 28-day billing cycle, fuel surcharges and a damage waiver program. Historically, we have been able to generate strong internal growth within our existing markets through sales and marketing programs designed to increase brand recognition, expand market awareness of the uses of mobile storage and differentiate our products from our competitors.

Leverage our Infrastructure through Acquisitions. Our branch network infrastructure covers a broad geographic area and is capable of serving additional volume at minimal levels of additional fixed costs. Our objective is to add volume by organically growing the lease fleet in these locations and through acquisitions. Asset purchases of “tuck in” competitors to existing or acquired CSCs or adding new fleets allows us to more effectively leverage our infrastructure. In addition, the corporate infrastructure of Royal Wolf is capable of managing existing fleets and locations in geographies outside of Australia and New Zealand, but within the Asia-Pacific area. From September 2007 through June 2009, Royal Wolf completed six acquisitions:

•
In November 2007 we acquired substantially all of the assets of GE SeaCo Australia Pty Ltd. (“GeSeaco”) for $17.9 million. The acquisition added more than 6,300 containers to Royal Wolf’s fleet, of which 4,600 units are leased by approximately 200 mid-sized businesses and approximately 20 national accounts serving such industries as road and rail, moving and storage and logistics. Prior to the acquisition, we believe GE SeaCo was the third largest storage container lessor in Australia. GE SeaCo exited the domestic container leasing market in Australia through this transaction and the simultaneous sale of its tank container business. Royal Wolf assumed several depot and agency contracts, including a third party sales agreement for intermodal containers from the GE SeaCo international fleet.

•
In February 2008 we acquired the dry and refrigerated container assets of Container Hire and Sales (“CHS”), located south of Perth, Australia for $3.8 million. With this acquisition, Royal Wolf added 630 storage containers, of which approximately 570 units were leased in the mining dominated Western Australia marketplace. This acquisition ultimately consolidated with an existing CSC in the Bibra Lakes suburb, south of Perth.

•
On April 30, 2008 (May 1 in New Zealand), we acquired RWNZ Acquisition Co. Limited (“RWAC”) and its wholly owned subsidiary Royalwolf Trading New Zealand (“RWNZ”), believed to be the largest marketer and lessor of storage containers in New Zealand, for approximately $17.0 million. Through this acquisition Royal Wolf acquired more than 5,800 storage containers, of which approximately 5,000 storage containers were in the leasing fleet that are primarily delivered through five branches or customer service centers.

•	In June 2008, we acquired 162 storage containers from Container Hire & Storage Pty Ltd, d/b/a Tomago Self-Storage, in Tomago, New South Wales for approximately $427,000.
•	In July 2008, we acquired the business of NT Container Services for $1,028,000.
•	In October 2008, we purchased the business of Ace Container Services Pty Ltd for $741,000.

As a result of these acquisitions and organic growth, Royal Wolf’s lease fleet grew to over 28,000 units as of June 30, 2009.

Industry Overview

The storage industry includes two principal markets, fixed self-storage and mobile storage. The fixed self-storage market consists of permanent structures located away from customer locations used primarily by consumers to temporarily store excess household goods. Although we have containers that are used for self-storage on our sites and have sites that are focused on self-storage such as Auckland and Christchurch in New Zealand and Tomago in Australia, we do not participate in the fixed self-storage market with permanent structures.

The portable storage market, in which we operate, differs from the fixed self-storage market in that it brings the storage solution to the customer’s location and addresses the need for secure, temporary storage with immediate access to the storage unit. The advantages of portable storage include convenience, immediate accessibility, better security and lower costs. In contrast to fixed self-storage, the portable storage market is primarily used by businesses.

Mobile Storage Container Market

Since the mid-1990s, the storage container industry in Australia and New Zealand has developed into a stable market analogous to the marine container business of 20 or 25 years ago. Marine containerization displaced less efficient and more expensive specialized equipment. We believe mobile storage containers are achieving increased market share compared to the other options because of an increasing awareness that containers provide ground level access, durable protection against damage caused by wind or water and custom modifications tailored to customers’ specific uses.

We are not aware of any published third-party analysis of the Australia and New Zealand mobile storage container markets. Based upon internal analysis, Royal Wolf’s management team estimates that the mobile storage market in Australia and New Zealand currently generates annual revenues of approximately $153 million (AUS$190 million), with an estimated 60% derived from sales of mobile storage containers. Royal Wolf’s management team also anticipates that, as the market matures, rental revenue will account for an increasing proportion of the total revenue.

The mobile storage market has experienced steady growth since the mid-1990s. Although there is no official forecast of industry growth rates or the future potential size market for mobile storage in Australia and New Zealand, we believe that a number of factors suggest that the market will continue to grow:

•
The level of knowledge among potential customers regarding the availability and benefits of containerized storage in key Australia and New Zealand markets, such as the construction and mining industries, is still relatively low;

•	Suppliers and customers continue to develop further uses for mobile storage containers, thereby broadening the market for mobile storage containers; and
•	As the market leader in Australia and New Zealand, Royal Wolf has consistently achieved organic growth based, in part, on growth in the market as a whole.

The mobile storage markets in Australia and New Zealand are highly fragmented. In most locations in Australia, Royal Wolf competes with several national and regional competitors, including Simply Containers, Cronos, Macfield and ANL CGM, as well as smaller, full and part-time operators. Local competitors are regionally focused, and are usually more capital-constrained. Therefore, in general, most are heavily reliant on monthly sales performance, have slowly growing rental fleets and have limited ability to transact larger deals. The New Zealand market is even more fragmented.

The following table lists Royal Wolf’s principal competitors in the mobile storage container market in Australia. This information was compiled by Royal Wolf’s management team based upon informal estimates and internal surveys of competitor rental fleet size, annual sales volumes and, where possible, external information such as competitor newsletters, placement of advertising in regional yellow pages and discussions with corporate customers and suppliers of used boxes; such as wholesalers, shipping lines and container fleet lessors. We have no independent corroboration of this market information, and there is no assurance that this internally-generated information is accurate or complete.

Competitor	Scope of Operations
Simply Containers	National
Macfield	Regional
Cronos	National
ANL CGM	National

Portable Container Buildings Market

The portable container buildings market in Australia was estimated to have generated revenue totaling $776 million (AUS$964 million) during the year ended June 30, 2006, of which approximately $460 million (AUS$571 million) relates to the markets in which Royal Wolf offers a competing product, according to reports from IBIS World Industry Report published in March 2006. The portable buildings market consists of the following:

•	Engineering, construction and resources — approximately 50%.
•	Non-residential building construction — approximately 35%.
•	Recreation and holiday market — approximately 15%.

Within the engineering, construction and resources market, portable container buildings are used for site offices, toilet and shower facilities, and worker housing and temporary accommodation blocks. This market is influenced by trends in public and private sector spending on infrastructure, generally, and, particularly, mine development and road and pipeline construction.

Demand from the non-residential buildings market principally stems from the demand for work sheds, site offices, industrial garages and temporary warehousing.

We believe the recreation and holiday market is increasingly becoming an important source of demand, particularly for the supply of fitted out cabins to be used as rental accommodations and second homes on purchased blocks of land. Growth in demand has been driven by growth in disposable income and increased leisure time associated with an aging population.

We believe that the portable container buildings market will grow over the long-term term, driven in part by a cyclical expansion in the mining and construction markets. We believe that the advantages of containerized portable buildings over traditional portable buildings of transportability, security and flexibility are highly valued in the mining and construction markets. We believe these markets represent a significant growth opportunity for Royal Wolf.

In the portable container buildings markets, Royal Wolf competes with three or four other large participants who manufacture their own units and most of whom offer units for both lease and sale to customers. These competitors include Coates, Atco, Ausco and Nomad. At present, Royal Wolf has a small presence in this market. The major barrier to entry for new participants is the degree of market penetration necessary to create a wide profile with contractors and clients. Penetrating and competing with the range of products and number of depots and agencies offered by incumbent operators tends to inhibit new entrants. As Royal Wolf already has a national sale and distribution network, established supply channels and a strong profile in its target markets, many of the barriers to entry applicable to other new entrants are not applicable to it.

The following table lists Royal Wolf’s principal competitors in the Australian portable buildings market:

Competitor	Scope of Operations
Coates	National
Ausco	National
Nomad	National
Atco	National

Freight Container Market

Based upon internal analysis, Royal Wolf’s management team estimates that the freight container market in Australia generates approximately $30 million (AUS $37 million) in aggregate annual lease and sales revenues. The rate of growth in this industry has been slow compared with the portable container storage and portable container buildings market, which reflects the relative maturity of this industry. Although there is potential for growth in the freight container market as more road and rail carriers recognize the efficiencies of containerization, Royal Wolf’s present strategy is to maintain rather than grow its container fleet in this sector. Competitors include MacField, Cronos and Simply Containers.

The following table lists Royal Wolf’s principal competitors in the Australian freight container market:

Competitor	Scope of Operations
Macfield	National
Cronos	National
Simply Containers	National
ANL	National

Products and Services

Royal Wolf is the only storage container product company in Australia and New Zealand with both the national presence and product range capable of servicing all sectors of the domestic rental and sales market. The Company’s key products include:

Mobile storage containers:	10-foot, 20-foot and 40-foot general purpose units
Double pallet-wide high cube units
Hazardous goods containers
Refrigerated containers

Portable container buildings:	Site offices and cabins
Workforce accommodation units
Luxury accommodation units
Restroom blocks
Blast-resistant units
Specialized office and infrastructure suites

Freight Containers:	Curtain-side containers
20-foot and 40-foot Hi-cube containers
20-foot and 40-foot two pallet-wide containers
Side-opening door containers
20-foot bulk containers

Mobile Storage Containers. Royal Wolf leases and sells mobile storage containers, some of which are customized for specific customers, for on-site storage by customers. These customers include retail outlets and manufacturers, government departments, farming and agricultural concerns, building and construction companies, clubs and sporting associations, mine operators and the general public. Royal Wolf’s products include general purpose dry storage containers, refrigerated containers and hazardous goods containers in a range of standard and modified sizes, designs and storage capacities.

The amount and percent of Royal Wolf’s total sales and leasing of mobile storage container revenues for the fiscal year ended June 30, 2009 were as follows ($ in millions):

Sales	$45.2	81%
Leasing	25.9	72%

Mobile storage containers in lease fleet	18,449	65%

Portable Container Buildings. Royal Wolf also leases and sells portable container buildings as site offices and for temporary accommodations. Royal Wolf customizes mobile storage container buildings for some customers. Royal Wolf entered the portable building market in August 2005 with 20-foot and 40-foot portable buildings manufactured from steel container platforms which it markets to a subset of its mobile storage container customer base.

The amount and percent of Royal Wolf’s total sales and leasing of portable container building revenues for the fiscal year ended June 30, 2009 were as follows ($ in millions):

Sales	$8.3	15%
Leasing	3.9	11%

Portable container buildings in lease fleet	1,758	6%

Freight Containers. Royal Wolf leases and sells freight containers specifically designed for transport of products by road and rail. Customers include national moving and storage companies, distribution and logistics companies, freight forwarders, transport companies, rail freight operators and the Australian military. Royal Wolf’s freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

The amount and percent of Royal Wolf’s total sales and leasing of freight container revenues for the fiscal year ended June 30, 2009 were as follows ($ in millions):

Sales	$2.4	4%
Leasing	6.4	17%

Freight containers in lease fleet	8,020	29%

Most of our fleet is comprised of new and refurbished and customized storage containers, manufactured steel containers and record storage units, along with our freight and accommodation units. These products are designed for long useful lives.

A portion of our fleet consists of used storage containers of eight to 12 years in age, a time at which their useful life as ocean-going shipping containers is over according to the standards promulgated by the International Organization for Standardization, which we refer to as “ISO.” Because we do not have the same stacking and strength requirements that apply in the ocean-going shipping industry, we have no need for these containers to meet ISO standards. We purchase these containers in large quantities, refurbish them by removing any rust and paint them with a rust inhibiting paint, and further customize them, and add our decals and branding.

We maintain our steel containers on a regular basis by painting them on average once every three to five years, removing rust, and occasionally replacing the wooden floor or other parts. This periodic maintenance keeps the container in good condition and is designed to maintain the unit’s value and rental rates comparable to new units.

Product Procurement

Royal Wolf purchases marine cargo containers from a wide variety of international shipping lines and container leasing companies and new container products directly from storage container manufacturers in China. We believe Royal Wolf is the largest buyer of both new and used storage container products for the Australia and New Zealand markets. The majority of used storage containers purchased is standard 20-foot and 40-foot units which Royal Wolf converts, refurbishes or customizes. Royal Wolf purchases new storage containers directly from container manufacturers.

Each of the following material suppliers was the source of five percent or more of Royal Wolf’s container purchases during the year ended June 30, 2009:

Suppliers	Type of Product Purchased	Percentage of Container Purchases

Nantong CIMC	New	29%
Dong Fang	New	9%
Singamas	New	8%
Eastern Container Alliance	New	7%

Royal Wolf purchases new storage container products under purchase orders issued to container manufacturers, which the manufacturers may or may not accept or be able to fill. There are several alternative sources of supply for storage containers. Though Royal Wolf is not dependent upon any one manufacturer in purchasing storage container products, the failure of one or more of its suppliers to timely deliver containers to Royal Wolf could adversely affect its operations. If these suppliers do not timely fill Royal Wolf’s purchase orders or do not properly manufacture the ordered products, Royal Wolf’s reputation and financial condition also could be harmed.

In connection with a Business Sale Agreement dated November 14, 2007 with GE SeaCo, Royal Wolf entered in a preferred supply agreement with GE SeaCo. Under the preferred supply agreement, GE SeaCo has agreed to sell to Royal Wolf, and Royal Wolf has agreed to purchase, all of GE SeaCo’s containers that GE SeaCo determines to sell, up to a maximum of 5,000 containers each year. The purchase price for the containers will be based on their condition and is specified in the agreement, subject to annual adjustment. In addition, Royal Wolf received a right of first refusal to purchase any additional containers that GE SeaCo desires to sell in Australia, New Zealand and Papua New Guinea. Either party may terminate the agreement upon no less than 90 days’ prior notice at any time after November 15, 2012. Approximately 1,520 units were purchased under this contract during the year ended June 30, 2009.

Branch network

Royal Wolf leases and sells its storage container products from an Australia and New Zealand network of 24 CSCs, the largest branch network of any storage container company in Australia and New Zealand. Royal Wolf is represented in all major metropolitan areas, and Royal Wolf is the only container leasing and sales company with a nationally integrated infrastructure and work force.

A typical Royal Wolf CSC consists of a leased site of approximately two to five acres with a sales office, forklifts and all-weather container repair workshop. CSC office staffing ranges from two to 15 people and includes a branch manager supported by the appropriate level of sales, operations and administrative personnel. Yard and workshop staffing usually ranges between one and 12 people and can consist of welders, spray painters, boilermakers, forklift drivers and production supervisors. CSC inventory holding usually ranges between 150 and 700 storage containers at any one time, depending on market size and throughput demand.

The following map shows Royal Wolf’s existing CSC locations:

Each CSC has a branch manager who has overall supervisory responsibility for all activities of the CSC. Branch managers report to one of our six regional managers. Our regional managers, in turn, report to our CSC or retail manager. Performance based incentive bonuses are a portion of the compensation for the CSC, regional and branch managers.

Each branch has its own sales force, and we are introducing a transportation department that will deliver and pick up mobile storage units from customers in certain hub areas. Each branch has forklifts to load, transport and unload units and a storage yard staff responsible for unloading and stacking units. Steel units can be stored by stacking them three-high to maximize usable ground area. Our larger branches also have a fleet maintenance department to make modifications to the containers and maintain the branch’s forklifts and other equipment. Our smaller branches perform preventative maintenance tasks and outsource major repairs.

Except for the Auckland, New Zealand self-storage and regional office site, we lease all of our branch locations and Royal Wolf’s corporate and administrative offices in Hornsby, New South Wales. All of our major leased properties have remaining lease terms of between one month and 15 years, and we believe that satisfactory alternative properties can be found in all of our markets, if we do not renew these existing leased properties. Reference is made to Item. 2 Properties for a more detailed description of our leased facilities.

Customers

Royal Wolf has a broad base of over 19,000 active customers, with only two customers constituting more than 2% of our annual revenue for the fiscal year ended June 30, 2009. Our customer base includes the retail and manufacturing sectors, councils and government departments, the farming and agricultural community, the building and construction industry, clubs and sporting associations, the mining sector and the general public. We believe the disparity of Royal Wolf’s customer base reduces the business exposure to a significant downturn in any particular industry.

Royal Wolf provides its customers a solutions-oriented approach, with high reliability in equipment quality and supply, with prompt and efficient delivery and pick-up, and with superior service and product knowledge. This is supported by a highly responsive national marketing team, in-house finance, and control and engineering expertise and nationally linked fleet management and accounting systems. Royal Wolf is the largest and only truly national supplier of container products in Australia and New Zealand, and the only container company with the scale and capacity to service a full range of customers; from small local accounts right through to the largest national businesses. Royal Wolf’s diverse customer base uses mobile storage containers for a variety of uses:

For the Fiscal Year Ended June 30, 2009

Temporary storage of excess inventory for the retail and wholesale industries; and

Offices, workshops or storerooms;

Portable work camps for the resources industry, including accommodations, ablution and kitchen containers;

Blast resistant containers for refineries;

Rapid deployment storage for the military, emergency services and disaster relief;

Lost-cost accommodations for remote communities and caravan parks;

Farm storage for cattle feed, farm equipment, fertilizers and other items.

Sales and Marketing

Royal Wolf’s sales and marketing strategy is designed to reach thousands of potential customers. Communication with potential customers is predominantly generated through a combination of Yellow Pages, internal advertising and SEO (search engine optimization) and print media advertising, telemarketing, web-site, customer referrals, signage and decal awareness, direct mail and radio. The customer hiring or buying process is being driven by customer awareness of the products combined with price shopping. We believe that while a typical customer may shop a limited number of suppliers, the customer does not spend much time doing so because the potential cost savings is relatively low compared to the value of their time. Our goal is for Royal Wolf to be one of the suppliers that potential customers call.

Fleet Management

Royal Wolf regularly re-locates containers between its CSCs to meet peaks in regional demand and optimize inventory levels. Royal Wolf has close relationships with the national road and rail hauling companies that enable it to transport the majority of containers interstate at attractive rates.

Royal Wolf’s management information systems are instrumental to its fleet management and targeted marketing efforts. Fleet information is updated daily at the CSC level which provides management with on-line access to utilization, leasing and sale fleet unit levels and revenues by branch or geographic region.

Management Information and Back Office Systems

Our management information systems, including the RMI and Navision software programs, are scalable and provide us with critical information to manage our business. Utilizing our systems, we track a number of key operating and financial metrics including utilization, lease rates, customer trends and fleet data. All our branches use RMI/Navision and our support office provides financial, inventory and customer reports for branch managers.

Employees

As of June 30, 2009, Royal Wolf employed 227 full-time employees in the following major categories:

Senior and CSC management	28
Corporate staff	44
Sales and marketing	63
CSC operations and administration	92

None of our employees is covered by a collective bargaining agreement. We believe our relationship with our employees is good. We have never experienced any material labor disruption, and we are not aware of any efforts or plans to unionize our employees.

Pac-Van

Pac-Van competes in both the modular space and the mobile storage industries in the United States. Modular space includes mobile offices and modular buildings and involves the rental and sales of factory built structures delivered to and set-up on customer properties. Mobile storage generally includes providing customers with secure, temporary storage at their site locations. Both lines of business serve a broad range of industries, including construction, services, retail, manufacturing, transportation, utilities and government.

We are pursuing a long-term strategy focused on growing our leasing operations, diversifying our product offerings in storage containers and modular buildings, maintaining disciplined cost controls and completing accretive acquisitions.

Focus on Leasing Business. We focus on increasing our core leasing business because it generates predictable, recurring revenues and high profit margins. Pac-Van seeks to use its experienced management team to optimize leasing rates and lease fleet utilization in its 26 core markets. Pac-Van branch office systems permits it to shift its fleet of more than 11,000 units to branches where customer demand is greatest, and Pac-Van’s planning and sourcing expertise permits it to procure new product on an as needed basis.

Diversifying Our Product Offerings. We plan to continue to expand the size and breadth of our lease fleet as demand allows. We will emphasize expansion of our higher return products, particularly storage containers. In addition, we will continue to pursue the introduction of specialty storage and office products that can attain long lease durations and high leasing operating margins.

Disciplined Cost Controls. Pac-Van’s size permits it to more rapidly adjust to changing market conditions than many of its largest competitors. This size enables Pac-Van to quickly introduce storage container products demanded by customers, curtail capital expenditures and other spending and maintain more disciplined cost controls than competitors whose cost structures include manufacturing, large payrolls and large investments in outdated product classes, such as storage trailers.

Accretive Acquisitions. Pac-Van will continue to complete acquisitions that are accretive or offer other benefits such as expanded customer service or product offerings. Acquisitions, especially “tuck in” acquisitions also allow Pac-Van to leverage the fixed costs of its branch offices with additional lease fleet that deliver scale and increased profitability. In December 2008, Pac-Van purchased the business of Container Wholesalers for $499,000.

Industry Overview

Pac-Van primarily competes in the modular space industry in the United States. The Modular Building Institute, in its State of the Industry 2006 report, estimates that U.S. modular space industry dealers earned in excess of $3.0 billion of leasing and sales revenues in 2005. The industry has expanded rapidly over the last thirty years as the number of applications for modular space has increased and recognition of the product’s positive attributes has grown. We believe modular space delivers four core benefits: lower costs, flexibility, reusability and timely solutions. Modular buildings offer customers significant cost savings over permanent construction. Flexibility and reusability are the hallmarks of modular buildings. Modular products are not site specific and can be reutilized. It is not unusual to have modular buildings serve a wide variety of users during their life spans. We believe we are well-positioned to benefit from growth in the modular space industry.

Pac-Van also competes in the mobile storage industry. Mobile storage is used primarily by businesses for secure, temporary storage at the customer’s location. The mobile storage industry serves a broad range of other industries, including construction, services, retail, manufacturing, transportation, utilities and government.

Mobile storage offers customers a flexible, secure, cost-effective and convenient alternative to constructing permanent warehouse space or storing items at a fixed-site self-storage facility by providing additional space for higher levels of inventory, equipment or other goods on an as-needed basis.

Although Pac-Van’s competition varies significantly by market, the modular space industry, in general, is highly competitive. Pac-Van competes primarily in terms of product availability and quality, customer service, and price. We believe that Pac-Van’s reputation for customer service and its ability to offer a wide selection of units suitable for various uses at competitive prices allows it to compete effectively. However, Pac-Van’s largest North American competitors, ModSpace, Williams-Scotsman, and Mobile Mini have greater market share or product availability in some markets and have greater financial resources and pricing flexibility than it. Other regional competitors include Acton Mobile, Vanguard Modular and Satellite Shelters.

The portable storage industry is highly fragmented, with numerous participants in local markets leasing and selling storage containers, storage trailers and other structures used for temporary storage. We believe that participants in Pac-Van’s industry compete on the basis of customer relationships, price, service, delivery speed and breadth and quality of equipment offered. In every area Pac-Van serves, Pac-Van competes with multiple local, regional, and national portable storage providers. Some of Pac-Van’s competitors may have greater market share, less indebtedness, greater pricing flexibility or superior marketing and financial resources. Pac-Van’s largest competitors in the storage container and storage trailer markets in the U.S. are Mobile Mini, Williams Scotsman, Allied Leasing, Haulaway, Eagle Leasing and National Trailer Storage.

Business Strengths

Pac-Van is a recognized provider of modular buildings, mobile offices and mobile storage products on a national, regional and local basis in the United States. We believe Pac-Van possesses the following strengths:

Extensive Geographic Coverage. With a lease fleet of over 11,000 units, Pac-Van is a national participant in the mobile and modular sectors of the portable services industry. Pac-Van’s branch offices serve 17 of the 50 largest Metropolitan Statistical Areas, or MSAs, in the United States. Pac-Van serves a diverse base of national, regional and local customers. The size of Pac-Van’s fleet also allows Pac-Van to offer a wide selection of products to its customers and to achieve purchasing efficiencies.

Diversified Customer Base. Pac-Van has established strong relationships with a diverse customer base in the U.S., ranging from large companies with a national presence to small local businesses. For the year ended June 30, 2009; which, for Pac-Van, would be for nine months since the date of acquisition (FY09), Pac-Van leased or sold its portable storage products to over 6,500 customers. In FY09, Pac-Van’s largest customer accounted for approximately 6% of its total revenues and Pac-Van’s top ten customers accounted for approximately 17% of its total revenues. We believe that the diversity of Pac-Van’s business limits, to some degree, a significant impact on it of changes in any given customer, geography or end market.

Focus On Customer Service and Support. Pac-Van’s operating infrastructure in the U.S. is designed to ensure that Pac-Van consistently meets or exceeds customer expectations by reacting quickly and effectively to satisfy their needs. On the national and regional level, Pac-Van’s administrative support services and scalable management information systems enhance its service by enabling Pac-Van to access real-time information on product availability, customer reservations, customer usage history and rates. We believe this focus on customer service attracts new and retains existing customers. In FY09, more than 79% of its lease and lease-related revenues were generated from customers who leased from Pac-Van in prior years.

Significant Cash Flow Generation and Discretionary Capital Expenditures. Pac-Van has consistently generated significant cash flow from operations by maintaining high utilization rates and increasing the yield of its lease fleet. During the last five years, Pac-Van has achieved stable annual yields on its lease fleet investment. A significant portion of Pac-Van’s capital expenditures are discretionary in nature, thus providing Pac-Van with the flexibility to readily adjust the amount that it spends based on its business needs and prevailing economic conditions.

High Quality Fleet. Pac-Van’s branches maintain their lease fleet to consistent quality standards. Maintenance is expensed as incurred and branch managers and operations staff are responsible for managing a maintenance program aimed at providing equipment to customers that meets or exceed customer expectations and industry standards.

Experienced Management Team. Pac-Van has an experienced and proven senior management team, with its seven most senior managers having worked at Pac-Van for an average of more than ten years. Pac-Van’s President, Theodore M. Mourouzis, joined Pac-Van in 1997 and the consistency of the senior management, corporate and branch management teams has been integral in developing and maintaining its high level of customer service, deploying technology to improve operational efficiencies and integrating acquisitions.

Products and Services

Pac-Van provides a broad range of products to meet the space needs of its customer base. These products include modular buildings, mobile offices and storage containers. The following provides a description of Pac-Van’s product lines:

Modular Buildings. Modular buildings are factory-built, portable structures generally consisting of two or more floors and are used in a wide variety of applications, ranging from schools to restaurants to medical offices. Ranging in size from 1,000 to more than 30,000 square feet, the company’s modular buildings are constructed in many sizes and are usually designed to satisfy unique customer requirements. Like mobile offices, Pac-Van procures modular buildings from an established network of manufacturing partners to meet state building requirements, and generally obtains multiple state codes for each unit. Modular buildings represent approximately 35% of Pac-Van’s lease fleet.

Mobile Offices. Sales and construction offices, also known as field offices are relocatable, single-unit structures primarily used for temporary office space. These units are generally built on frames that are connected to axles and wheels and have either a fixed or removable hitch for easy transportation. Standard construction office models range in size from approximately 160 square feet to 1,000 square feet, and are available in standard 8, 10, 12, and 14 foot widths, and include air conditioning and heating, lighting, plan tables, shelving, electrical wiring, phone jacks, and other features normally associated with basic office space. Sales offices range in size from 384 to 672 square feet and typically come in 12 foot widths. In addition to the basic amenities included in a field office, sales offices generally have wood siding, carpeting, high ceilings, custom windows, and glass storefront doors, which provide a professional, customer-friendly building in which to conduct business. GLOs are storage containers that have been modified to include office space with feature similar to those found in construction offices. Like storage containers, GLOs typically come in lengths of 20 feet and 40 feet. Some models combine both office and storage functions. All of Pac-Van’s mobile offices are built, or modified as with GLOs, by an established network of manufacturing partners to standard specification, which may vary depending on regional preferences. In addition, Pac-Van builds these units to meet state building code requirements and generally obtains multi- state codes enabling the company to move equipment among its branch network to meet changing demand and supply conditions. Mobile offices comprise approximately 58% of Pac-Van’s lease fleet.

Mobile Storage Equipment. Mobile storage equipment is generally classified into the following product groupings: storage containers, domestic storage containers and storage trailers. Storage containers vary in size from 10 feet to 48 feet in length, with 20-foot and 40-foot length containers being the most common. Storage containers are steel units, which are generally eight feet wide and eight and one-half feet high, and are built to the ISO standards for carrying ocean cargo. Pac-Van purchases new and used storage containers. Domestic storage containers are generally eight or ten feet in width and come in lengths ranging from 40 to 53 feet. Storage trailers, which vary in size from 28 to 53 feet in length, have wheels and hitches and provide dock height storage. Mobile storage equipment comprises approximately 7% of Pac-Van’s lease fleet.

All of Pac-Van’s lease fleet carry signage reflecting the company’s brand, important to the ongoing branding and name recognition in marketing our products.

Delivery and Other Site Services. Pac-Van delivers and installs all three product lines directly to its customers’ premises. Installation services range from simple leveling for portable storage to complex seaming and joining for modular buildings. Pac-Van will also provide skirting and ramps as needed by the customer. Depending on the type of unit some states will also require tie downs and other features to secure the unit. Once a unit is on site at a customer location, Pac-Van’s site services include relocating the unit.

Ancillary Products and Services. In addition to leasing it core product line, Pac-Van provides ancillary products such as steps, furniture, portable toilets, security systems and other items to its customers for their use in connection with its equipment. Pac-Van also offers its lease customers a damage waiver program that protects them in case the leased unit is damaged. For customers who do not select the damage waiver program, Pac-Van bills them for the cost of any repairs.

Pac-Van complements its core leasing business by selling either existing rental fleet assets or assets purchased specifically for resale. In FY09, we estimate that nearly 23% of sales came from existing fleet units. The sale of these in-fleet units has historically been a cost-effective method of replenishing and upgrading its lease fleet. As with the leasing business, Pac-Van provides additional services when selling units. These services range from delivery to full scale turnkey solutions. In a turnkey solution, Pac-Van provides not only the underlying equipment but also a full range of ancillary services, such as a foundation, specialty interior finishes, and landscaping, necessary to make the equipment fully operational for the customer.

Equipment Summary by number of units as of June 30, 2009:

Equipment Summary by dollar value as of June 30, 2009 (thousands):

Leasing. Leasing revenues are driven by average monthly rental rate, fleet size and utilization. Pac-Van monitors fleet utilization at each branch. For FY09, average fleet utilization was approximately 77%. While Pac-Van adjusts its pricing to respond to local competition in markets, we believe that it generally achieves a rental rate equal to or above that of competitors because of the quality of Pac-Van’s products and its high level of customer service. As part of leasing operations, Pac-Van sells used modular space units from its lease fleet at fair market value or, to a much lesser extent, pursuant to pre-established lease purchase options included in the terms of its lease agreements. Due in part to an active fleet maintenance program, Pac-Van’s units maintain a substantial portion of their initial value which includes the cost of the units as well as costs of significant improvements made to the units.

New Unit Sales. New unit sales include sales of newly-manufactured modular space units. Pac-Van does not generally purchase new units for resale until it has obtained firm purchase orders (which are generally non-cancelable) for such units. New modular space units are generally purchased more heavily in the late spring and summer months due to seasonal classroom and construction market requirements.

Delivery and Installation. Pac-Van provides delivery, site-work, installation and other services to its customers as part of its leasing and sales operations. Revenues from delivery, site-work and installation result from the transportation of units to a customer’s location, site-work required prior to installation and installation of the units which have been leased or sold. Typically units are placed on temporary foundations constructed by service technicians, and service personnel will also generally install ancillary products. Pac-Van also derives revenues from dismantling and transporting units upon lease expiration.

Product Procurement and Capital Expenditures

Pac-Van closely monitors fleet capital expenditures, which include fleet purchases and any improvement costs to existing units that may be capitalized. Generally, fleet purchases are controlled by field and corporate executives, and must pass fleet purchasing policy guidelines (which include ensuring that utilization rates and unrented units levels are reviewed for acceptability, that redeployment, refurbishment and conversion options have been considered and that specific returns on investment criteria have been evaluated). Pac-Van purchases modular and mobile office units through third-party suppliers. The top three suppliers of units for FY09 represented approximately 39% of all fleet purchases, and the top ten suppliers represented approximately 70% of all fleet purchases.

We can adjust capital expenditures to match business needs and prevailing economic conditions. Pac-Van does not generally enter into long-term purchase contracts with manufacturers and can modify its capital spending activities to correspond to market conditions. For example, gross fleet capital expenditures, prior to proceeds from sales of used units, for the nine months ended September 30, 2008 were approximately $16.1 million, but only $3.3 million for the nine months ended June 30, 2009. Purchases of delivery vehicles and yard equipment have averaged approximately $0.8 million for the nine months ended September 30, 2008 and June 30, 2009, respectively. This is the equivalent of “maintenance capital expenditures.”

We supplement our fleet spending with acquisitions. Although the timing and amount of acquisitions are difficult to predict, management considers its acquisition strategy to be opportunistic and will adjust its fleet spending patterns as acquisition opportunities become available.

Branch Network

Pac-Van maintains a network of 26 branch offices throughout the United States. This network enables it to maintain product availability and provide customer service within regional and local markets. Customers benefit because they are provided with improved service availability, reduced time to occupancy, better access to sales representatives, the ability to inspect units prior to rental and lower freight costs which are typically paid by the customer. Pac-Van benefits because it is able to spread regional overhead and marketing costs over its infrastructure, redeploy units within its branch network to optimize utilization, provide optimum equipment levels for customer demand and offer profitable short-term leases which would not be profitable without a local market presence.

Branches are generally headed by a dedicated branch manager, and branch operations are led by three regional vice presidents who collectively average more than 10 years of experience with Pac-Van. We believe it is important to encourage employees to achieve specified revenue and profit levels and to provide a high level of service to customers. Regional and branch managers’ compensation is based upon the financial performance of their branches and overall corporate performance and, in some cases, sales commissions. Sales representatives compensation includes both base and commission elements.

Refurbishment and Maintenance of Fleet

Ongoing maintenance to Pac-Van’s lease fleet is performed on an as-needed basis and is intended to maintain the value of its units and keep them in lease-ready condition. Most of this maintenance on storage containers, storage trailers and mobile offices is primarily performed in-house. Maintenance requirements on containers are generally minor and include removing rust and dents, patching small holes, repairing floors, painting and replacing seals around the doors. Storage trailer maintenance may also include repairing or replacing brakes, lights, doors and tires. Brake repairs are typically outsourced. Maintenance requirements for offices tend to be more significant than for storage containers or storage trailers and may involve repairs of floors, doors, air conditioning units, windows, roofs and electric wiring. Major office repairs are sometimes outsourced. Whether performed by Pac-Van or a third party, the cost of maintenance and repair of Pac-Van’s lease fleet is included in leasing, selling, and general expenses and is expensed as incurred. We believe that Pac-Van’s maintenance program ensures a high quality fleet.

Customers

Pac-Van has established strong relationships with a diverse set of customers, ranging from large national retailers and manufacturers to local sole proprietors. During fiscal year 2009, Pac-Van provided its portable storage, mobile office and modular building products to a diversified base of approximately 6,500 national, regional and local companies in a variety of industries including, construction, industrial, manufacturing, education, service and government sectors. This distribution reflects both the strength of Pac-Van’s branch network and the many uses of its products.

In the fiscal year 2009, Pac-Van generated 64% of its revenues from leasing and 36% of its revenues from sales. Pac-Van’s largest leasing customer accounted for approximately 2% of total leasing revenues and its top ten customers accounted for approximately 9% of its total leasing revenues. The following chart shows the percentage of revenues generated by different industries in FY09:

Construction. Construction customers include a diverse group of contractors and subcontractors who work on both commercial and residential projects. We believe Pac-Van’s construction customer base is characterized by a wide variety of contractors and subcontractors, including general contractors, mechanical contractors, plumbers, electricians and roofers. Pac-Van’s revenues generated from the construction industry approximated 45% in FY09. Contractors typically use Pac-Van’s products to provide on-site office facilities and to securely store construction materials and supplies at construction sites. Nevertheless, we believe the majority of lease and lease-related revenue is derived from the commercial construction market. Demand from Pac-Van’s construction customers tends to be higher in the second and third quarters when the weather is warmer, particularly in the central and northern United States.

Services. Service customers include any health care entity that provides medical care or veterinary services, equipment leasing companies that sublease Pac-Van’s equipment, entertainment companies including those conducting sporting events, and religious institutions, other than for their classroom needs. These customers may use any or all of Pac-Van’s products and services.

Retail. Retail customers include both large national chains and small local stores. These customers typically lease storage containers and storage trailers to store excess inventory and supplies. Retail customers also use Pac-Van’s storage products during store remodeling or refurbishment. Demand from these customers can be seasonal and tends to peak during the winter holidays.

Industrial. Industrial and manufacturing customers include a broad array of manufacturers, including oil refineries, petrochemical refineries, carpet manufacturers, textile manufacturers and bottling companies. They generally lease storage containers and storage trailers to store both inventory and raw materials. They lease mobile offices and modular buildings for extra office space, cafeterias, changing rooms and other interior space needs.

Commercial. Commercial customers include a wide variety of businesses, usually businesses that sell services, but exclude businesses that have customers who shop at their location. These customers may use Pac-Van’s modular products as their place of business, Pac-Van’s mobile offices as supplemental office space and Pac-Van’s storage products to store their inventory, goods or supplies.

Government. Government customers include public schools, correctional institutions, fire departments as well as the U.S. military. These customers generally lease storage containers and storage trailers to safeguard materials used in their day-to-day operations and government projects. They also lease mobile offices and modular buildings for classrooms, training offices and general office space.

Education. Education customers include both public and private schools and day care facilities, and include classroom space for religious institutions. Pac-Van provides space to this customer group ranging from entire school facilities to supplemental classroom space to portable storage equipment for storing athletic gear.

Sales and Marketing

As of June 30, 2009, Pac-Van’s sales and marketing team consisted of 37 people. Members of Pac-Van’s sales group act as its primary customer service representatives and are responsible for fielding calls, obtaining credit applications, quoting prices, following up on quotes and handling orders. Pac-Van’s marketing group is primarily responsible for coordinating direct mail, Internet marketing and other advertising campaigns, producing company literature, creating promotional sales tools and managing its sales management system. Pac-Van’s centralized support services group handles all billing, collections and other support functions, allowing its sales and marketing team to focus on addressing the needs of its customers. Pac-Van’s marketing programs emphasize the cost-savings and convenience of using its products versus constructing temporary or permanent offices or storage facilities. Pac-Van markets its services through a number of promotional vehicles, including the Yellow Pages; prominent branding of its equipment, telemarketing, targeted mailings, trade shows and limited advertising in publications.

The development of Pac-Van’s marketing programs involves branch managers, regional vice presidents and senior management, all of whom participate in devising branch-by-branch marketing strategies, demand forecasts and its branch marketing budgets. Pac-Van’s branch managers, working with its corporate marketing team, determine the timing, content and target audience of direct mailings, specials and promotional offers, while the corporate office manages the marketing process itself to ensure the consistency of its message, achieve economies of scale and relieve its local branches of the administrative responsibility of running its marketing programs. Pac-Van believes that its approach to marketing is consistent with the local nature of its business and allows each branch to employ a customized marketing plan that fosters growth within its particular market.

Management Information Systems

Pac-Van’s management information systems are instrumental to its lease fleet management and targeted marketing efforts and allow management to monitor operations at branches on a daily, weekly, and monthly basis. Lease fleet information is updated daily at the branch level and verified through routine physical inventories by branch personnel. This provides management with on-line access to utilization, lease fleet unit levels and rental revenues by branch or geographic region. In addition, an electronic file for each unit showing its lease history and current location/status is maintained in the information system. Branch sales people utilize the system to obtain information regarding unit condition and availability. The database tracks individual units by serial number and provides comprehensive information including cost, condition and other financial and unit specific information.

Employees

As of June 30, 2009, Pac-Van had 202 employees. None of our employees are covered by a collective bargaining agreement. Management believes its relationship with our employees is good. We have never experienced any material labor disruption and are unaware of any efforts or plan to organize our employees. The employees are grouped accordingly:

Senior and branch management	30
Corporate staff	21
Sales and marketing	37
Branch operations and administration	114

In addition, we have three full-time employees at our corporate office in Pasadena, California.

Regulatory Matters

We must comply with various federal, state and local laws and regulations in connection with our operations. We believe that we are in substantial compliance with these laws and regulations. In addition to compliance costs, we may incur costs related to alleged environmental damage associated with past or current properties owned or leased. We believe that our liability, if any, for any environmental remediation will not have a material adverse effect on our results of operations or financial condition. However, we cannot be certain that the discovery of currently unknown matters or conditions, new laws and regulations, or stricter interpretations of existing environmental laws will not have a material adverse effect on our business or operations in the future.

A portion of Pac-Van’s units are subject to regulation in certain states under motor vehicle and similar registrations and certificate of title statutes. We believe that we have complied in all material respects with all motor vehicle registration and similar certificate of title statutes in states where such statutes clearly apply to modular space units. However, in certain states, the applicability of such statutes to its modular space units is not clear beyond doubt. If additional registration and related requirements are deemed to be necessary in such states or if the laws in such states or other states were to change to require compliance with such requirements, Pac-Van could be subject to additional costs, fees and taxes as well as administrative burdens in order to comply with such statutes and requirements. We do not believe the effect of such compliance will be material to our business, results of operations or financial condition.

Trademarks

Royal Wolf has a licensing agreement with us for the use of the “Royal Wolf” name and trademark in connection with its retail sales and leasing of intermodal cargo containers and other container applications in the domestic storage market within Australia and New Zealand and surrounding islands in the Pacific Islands region. We acquired this trademark for Asia-Pacific indirectly from Triton Corporation with the RWNZ purchase for $740,000. The license will continue in perpetuity as long as Royal Wolf continues to use the “Royal Wolf” name and trademark as the exclusive name for its business and mark for its products, subject to the termination provisions of the license. The license may be terminated by the licensor upon 30 days notice in the event Royal Wolf breaches its obligations under the license and will terminate automatically if Royal Wolf becomes insolvent or ceases to sell products under the trademark for a continuous period of 30 months. The license is nontransferable by Royal Wolf without our consent. There are no claims pending against Royal Wolf challenging its right to use the “Royal Wolf” name and trade mark within Royal Wolf’s region of business.

Pac-Van owns a number of trademarks important to its business, including Pac-Van® and “We’ve Put Thousands of U.S. Businesses In Space  ®  .” Material trademarks are registered or are pending for registration in the U.S. Patent and Trademark Office. Registrations for such trademarks in the United States will last indefinitely as long as Pac-Van continues to use and maintain the trademarks and renew filings with the applicable governmental offices.

DIRECTORS AND EXECUTIVE OFFICERS

The following information is provided regarding our directors and executive officers as of January 11, 2010.  No family relationship exists between any director or executive officer:

Name	Age	Position

Ronald F. Valenta	51	Chief Executive Officer and Director

Charles E. Barrantes	57	Executive Vice President and Chief Financial Officer

Christopher A. Wilson	42	General Counsel, Vice President & Secretary

Robert Allan	53	Chief Executive Officer, Royal Wolf

Theodore Mourouzis	46	President, Pac-Van

Lawrence Glascott	75	Chairman of the Board of Directors

David M. Connell	65	Director

Susan L. Harris	52	Director

Ronald L. Havner, Jr.	52	Director

Manuel Marrero	52	Director

James B. Roszak	68	Director

Ronald F. Valenta has served as a director and as our Chief Executive Officer since our inception. He served as our Chief Financial Officer from inception through September 2006 and as our Secretary from inception through December 2007. Mr. Valenta has been the Chairman of General Finance Group, Inc. since 2008. From 1988 to 2003 Mr. Valenta served as the President and Chief Executive Officer of Mobile Services Group, Inc., a portable storage company he founded. From 2003 to 2006 Mr. Valenta was a director of the National Portable Storage Association, a storage industry non-profit organization. From 1985 to 1989, Mr. Valenta was a Senior Vice President of Public Storage, Inc.

Charles E. Barrantes has served as our Executive Vice President and Chief Financial Officer since September 2006. Prior to joining us, Mr. Barrantes was vice president and chief financial officer for Royce Medical Company from early 2005 to its sale in late 2005. From 1999 to early 2005, he was chief financial officer of Earl Scheib, Inc., a public company that operated over 100 retail paint and body shops. Mr. Barrantes has over 25 years of experience in accounting and finance, starting with more than a decade with Arthur Andersen & Co.

Christopher A. Wilson became our General Counsel, Vice President & Secretary in December 2007. Prior to joining us, Mr. Wilson was the general counsel and assistant secretary of Mobile Services Group, Inc. from February 2002 to December 2007. Mr. Wilson practiced corporate law as an associate at Paul, Hastings, Janofsky & Walker LLP from 1998 to February 2002. Mr. Wilson graduated with a B.A. from Duke University in 1989 and a J.D. from Loyola Law School of Los Angeles in 1993.

Robert Allan has been the Chief Executive Officer of Royal Wolf since February 2006 and as such has been one of our executive officers since September 13, 2007. Mr. Allan joined Royal Wolf in April 2004 as its Executive General Manager. From 2000 until joining Royal Wolf, he served as Group General Manager of IPS Logistics Pty Ltd, a shipping and logistics company. From 1997 until 2000, Mr. Allan was employed as a Regional Director of Triton Container International, the world’s largest lessor of marine cargo containers to the international shipping industry. Mr. Allan has more than 30 years of experience in the container leasing and logistics industries.

Theodore Mourouzis has been President of Pac-Van, Inc. since August 2006. He previously served as its Chief Operating Officer since 1999 and as its Vice President of Finance from 1997 until 1999. Prior to his employment with Pac-Van, Mr. Mourouzis, among other things, was a controller for a 3M joint venture, served four years in management consulting with Deloitte & Touche (focusing in operations and business process consulting), and was president of a picture framing distributor and the chief financial officer of its holding company. He received his undergraduate degree from Stanford University in 1985 and a Masters of Business Administration from The Wharton School of the University of Pennsylvania in 1991.

Lawrence Glascott has been our Chairman of the Board of Directors since November 2005. Mr. Glascott has served as a director of 99¢ Only Stores since 1996 where he currently serves on its Audit, Compensation and Nominating and Corporate Governance Committees. From 1991 to 1996 he was the Vice President — Finance of Waste Management International, an environmental services company. Prior thereto, Mr. Glascott was a partner at Arthur Andersen LLP and was in charge of the Los Angeles-based Arthur Andersen LLP Enterprise Group practice for over 15 years.

David M. Connell has been a director since November 2005. In 1999 Mr. Connell founded Cornerstone Corporate Partners, LLC, a consulting and advisory firm. Prior to establishing Cornerstone Corporate Partners in 1999, Mr. Connell served as President and a member of the Board of Directors for Data Processing Resources Corporation, or DPRC, from 1992 to 1999. DPRC was a NASDAQ listed provider of information technology consulting services to Fortune 500 companies. Prior to his services with DPRC, from 1988 to 1993, Mr. Connell was engaged by Welsh, Carson, Anderson; Stowe, a New York private equity firm, to manage a group of portfolio companies. From 1990 to 1993, Mr. Connell served as Chairman and Chief Executive Officer of Specialized Mortgage Service, Inc., an information technology company serving the real estate, banking, and credit rating industries. From 1988 to 1990, he served as Chairman and Chief Executive Officer of Wold Communications, Inc., which later merged and became Keystone Communications, a leading satellite communications service provider.

Susan Harris has been a director since November 2008. Ms. Harris served as a director of Mobile Services Group, Inc. and Mobile Storage Group, Inc., portable storage companies, from May 2004 to August 2006 and from May 2002 to August 2006, respectively. Ms. Harris retired from Sun America, Inc. where she served in a variety of positions between 1985 and 2000, including Senior Vice President and General Counsel.

Ronald L. Havner, Jr. became a director on October 1, 2008. Mr. Havner has been the Vice-Chairman, Chief Executive Officer and a member of the Board of Public Storage, Inc. since November 2002 and President since July 1, 2005. Mr. Havner joined the Public Storage, Inc. in 1986 and held a variety of senior management positions until his appointment as Vice-Chairman and Chief Executive Officer in 2002. Mr. Havner has been Chairman of the Public Storage’s affiliate, PS Business Parks, Inc. (PSB), since March 1998 and was Chief Executive Officer of PSB from March 1998 until August 2003. He is also a member of the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts, Inc. (NAREIT).

Manuel Marrero has been a director since November 2005. Since March 2009 Mr. Marrero has served as the Chief Executive Officer of ACAC, Inc., a company controlled by Ronald Valenta. From January 2004 to March 2009, Mr. Marrero has worked as a financial and operations management consultant with several companies, principally focused in consumer products brand management. From May 2002 until January 2004, Mr. Marrero served as the Chief Financial Officer of Mossimo, Inc., a designer and licensor of apparel and related products. From 1999 to 2001, Mr. Marrero was the Chief Operating Officer and Chief Financial Officer of Interplay Entertainment Corp., a developer, publisher and distributor of interactive entertainment software, and the Chief Financial Officer of Precision Specialty Metals, Inc. from 1996 to 1999, a light gauge conversion mill for flat rolled stainless steel and high performance alloy. He has served on the boards of Interplay OEM, Inc., Shiney Entertainment, Inc., Seed Internet Ventures, Inc., L.A. Top Producers, LLC, Friends of Rancho San Pedro and Tree People.

James B. Roszak has been a director since November 2005. Mr. Roszak has been a director of National RV Holdings, Inc. since June 2003. Mr. Roszak was employed by the Life Insurance Division of Transamerica Corporation, a financial services organization engaged in life insurance, commercial lending, leasing and real estate services, from June 1962 through his retirement as President of such division in June 1997. Mr. Roszak also served as interim Chief Executive Officer and a director of buy.com, an Internet retailer, from February 2001 through August 2001. He is a member of the Board of Trustees of Chapman University.

Director Independence

The NASDAQ requires that a majority of the Board of Directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Ms. Harris and Messrs. Connell, Glascott and Roszak are “independent directors.”

Board Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee. The Audit Committee consists of Mr. Roszak, as Chairman, Ms. Harris and Mr. Glascott. Mr. Roszak and Mr. Glascott each qualify as an “audit committee financial expert,” as defined in the rules and regulations of the Securities and Exchange Commission. In addition, we have certified to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Each member of the Audit Committee is an independent director under NASDAQ listing standards.

Compensation Committee. The Compensation Committee consists of Mr. Connell, as Chairman, Mr. Harris and Mr. Roszak.

The purposes of the Compensation Committee are: (i) to determine and approve the goals, objectives and compensation structure for our executive officers; (ii) to review the performance of our executive officers; and (iii) to review the Company’s management resources, succession planning and development activities.

Nominating and Governance Committee. The Nominating and Governance Committee consists of Ms. Harris, as Chairwoman, Mr. Connell and Mr. Roszak, each of whom is an independent director under NASDAQ listing standards.

The Nominating and Governance Committee is responsible for certain matters which include reviewing the size and composition of the Board of Directors, overseeing the selection of persons to be nominated to serve on our Board of Directors and maintaining and overseeing the corporate governance of the Company.

Compensation Committee Interlocks and Insider Participation

No person who served on the Compensation Committee in fiscal year 2009 was during the year or previously an officer or employee of the Company or had a relationship with the Company requiring disclosure under Item 404 of Regulation S-K.  Since March 2009 Mr. Marrero has served as the Chief Executive Officer of the specialty finance companies of General Finance Group, Inc., a company controlled by Ronald Valenta.  No other interlocking relationship exists between any member of the Board of Directors and any member of any other company’s board of directors or compensation committee.

Compensation of Directors

We currently have six non-employee directors that qualify for compensation.

The following table provides information concerning the compensation of the directors for fiscal year 2009:

Director Compensation
	Fees Earned
	or Paid in
Name	Cash ($)	Total ($)
Lawrence Glascott	$64,000	$64,000

David M. Connell	$60,250	$60,250

Manuel Marrero	$50,250	$50,250

James B. Roszak	$61,500	$61,500

Ronald L. Havner, Jr.	$22,500	$22,500

Susan Harris	$43,774	$43,774

Ronald F. Valenta	$—	$—

In September 2007, our Board of Directors approved a new schedule of compensation of our non-employee directors effective upon completion of the acquisition of Royal Wolf. The following table summarizes the schedule of compensation of our non-employee directors (directors who also serve as officers currently receive no additional compensation for their services as directors). In addition to the compensation set forth below, each director is also eligible for reimbursement of reasonable expenses incurred in connection with the director’s services.

Annual Retainer—Chairman of the Board	$40,000
Annual Retainer—Other Directors	$30,000
Additional Annual Retainer — Audit Committee Chair	$10,000
Additional Annual Retainer — Compensation Committee Chair	$7,500
Additional Annual Retainer — Nominating Committee Chair	$3,000
Board Meeting Attendance Fee—Chairman of the Board	$2,000
Board Meeting Attendance Fee—Other Directors	$1,500
Committee Meeting Attendance Fee	$750
Telephonic Meeting Attendance Fee	$500

The annual retainers are payable in advance in semiannual increments on June 30 and December 31.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Stockholders should be aware of the following potential conflicts of interest:

•
Our chief executive officer and chief operating officer are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company and the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•
Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those in which our company intends to engage.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

EXECUTIVE COMPENSATION

The following table contains summary compensation information of the following executive officers, or our “Named Executive Officers,” for fiscal years 2009, 2008, the six months ended June 30, 2007 and the year ended December 31, 2006.

Summary Compensation Table

				Option
				Awards	All Other
Name and Principal Position	Year	Salary	Bonus	(4)	Compensation	Total
Ronald F. Valenta Chief Executive Officer (6)	2009	$77,778	$—	$—	$25,000	$102,778

Charles E. Barrantes Chief Financial Officer and Executive Vice President (1)(5)	2009	$200,000	$42,000	$137,600	$5,250	$384,850
	2008	200,000	90,000	137,600	10,533	438,133
	2007	100,000	—	68,800	3,512	172,312
	2006	62,121	21,742	42,000	3,361	129,224

Christopher A. Wilson General Counsel, Vice President and Counsel (2)(5)	2009	$200,000	$42,000	$168,600	$9,598	$420,198
	2008	109,167	108,133	92,100	11,335	321,435

Robert Allan Chief Executive Officer, Royal Wolf (3)	2009	$261,813	$21,468	$128,500	$—	$411,781
	2008	313,764	107,575	71,600	—	492,939

Theodore Mourouzis President, Pac-Van, Inc. (7)(8)	2009	$163,221	$50,042	$42,700	$3,450	$259,413

(1)	The employment of Mr. Barrantes commenced in September 2006.

(2)	The employment of Mr. Wilson commenced in December 2007. Fiscal year 2008 included a signing bonus of $70,833.

(3)
Mr. Allan became a Named Executive Officer in conjunction with our acquisition of Royal Wolf effective September 13, 2007. The salary reflected in this table was for the full fiscal year 2008. Australian dollar to U.S. dollar exchange rates used were 0.7480 in fiscal year 2009 and 0.8965 in fiscal year 2008.

(4)
The amounts shown are the amounts of compensation expense recognized by us relating to the grants of stock options, as described in Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718,  Compensation – Stock Compensation. For a discussion of valuation assumptions used in the calculation of these amounts for fiscal year 2008, see Note 2, “ Summary of Significant Accounting Policies,” and Note 9, “Stock Option Plans,” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2009 filed with the Securities and Exchange Commission on September 28, 2009.

(5)	Other compensation represents reimbursement of medical and dental insurance premiums.

(6)	The employment of Mr. Valenta commenced in February 2009. Other compensation represents a one-time expense allowance.

(7)
Mr. Mourouzis became a Named Executive Officer in conjunction with our acquisition of Pac-Van, Inc. effective October 1, 2008. Included in the bonus paid in fiscal year 2009 was $45,042, which pertained to periods prior to our acquisition of Pac-Van.

(8)	Other compensation represents 401(k) plan contributions by Pac-Van, Inc.

Plan-Based Awards

We have only one compensation plan, our 2006 Stock Option Plan. The following table provides information concerning each grant of an award made to the Named Executive Officers in fiscal year 2009.

Option Grants in Fiscal Year 2009

All Other
			Option Awards:		Exercise or
		Date of	Number of		Base Price of	Grant Date
		Approval of	Securities		Option	Fair Value of
		Grants by the	Underlying		Awards	Option
Name	Grant Date	Board	Options (#)		($/Shares)	Awards ($)
Theodore Mourouzis	10/1/2008	9/17/2008	125,000	(1)	$6.40	$256,300

(1)
50,000 of these stock options vest in five equal annual installments October 1, 2009 and 75,000 of these stock options vest in varying periods over 71 months subject to performance conditions based on Pac-Van, Inc. achieving certain EBITDA (earnings before interest, income taxes, depreciation and amortization and other non-operating costs) targets for the fiscal years 2009 through 2013.

The following table provides information concerning outstanding options as of June 30, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Number of	Number of
	Securities	Securities		Equity Incentive Plan
	Underlying	Underlying		Awards: Number of
	Unexercised	Unexercised		Securities Underlying
	Options	Options		Unexercised Unearned
	(#)	(#)		Options	Exercise Price	Expiration
Name	Exercisable	Unexercisable		(#)	($/Sh)	Date
Charles E. Barrantes	90,000	135,000	(1)	—	$7.30	9/11/16

Christopher A. Wilson	45,000	180,000	(2)	—	$9.05	12/14/17

Robert Allan	9,000	116,000	(3)	—	$8.80	1/22/18

Theodore Mourouzis	—	125,000	(4)	—	$6.40	10/1/18

(1)	These options vest in five equal annual installments on September 11 of each of 2007, 2008, 2009, 2010 and 2011, subject to continued service with us, and have a ten-year term.

(2)	These options vest in five equal annual installments on December 14 of each of 2008, 2009, 2010, 2011 and 2012, subject to continued service with us, and have a ten-year term.

(3)
45,000 of these stock options vest in five equal annual installments on January 22 of each of 2009, 2010, 2011, 2012 and 2013. 80,000 of these stock options vest over 20 months subject to a performance condition based on Royal Wolf achieving a certain EBITDA target for the fiscal year 2008. In June 2008, the Compensation Committee determined that 40,000 of these performance-based options would be deemed to have achieved the performance criteria and the remaining 40,000 performance-based options would be rolled over and modified during the first quarter of the fiscal year ending June 30, 2010, over a longer period. These stock options are subject to continued service with us and have a ten-year term.

(4)
50,000 of these options vest in five equal installments beginning October 1, 2009 and 75,000 of these options vest in varying periods over 71 months subject to performance conditions based on Pac-Van, Inc. achieving certain EBITDA targets for the fiscal years 2009 through 2013. These stock options are subject to continued review with us and hold a ten-year term.

No Named Executive Officer exercised any stock options during fiscal year 2009.

Employment Agreements

On February 11, 2009, we entered into an employment agreement with Ronald Valenta, under which he agreed to serve to serve as our Chief Executive Officer. Under the employment agreement, Mr. Valenta receives a base annual salary of $200,000 and is eligible to receive an annual bonus each fiscal year of up to 35% of  his base salary, provided he is employed on the last day of such year. We reimburse Mr. Valenta up to $2,500 per month for a car allowance and health, dental, vision and supplemental disability premiums for Mr. Valenta and his family. Mr. Valenta is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement.

On September 11, 2006, we entered into an employment agreement with Charles E. Barrantes, under which he agreed to serve as our Executive Vice President and Chief Financial Officer. Under the employment agreement, Mr. Barrantes receives a base annual salary of $200,000 and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided he is employed on the last day of such year. We reimburse Mr. Barrantes up to $750 per month for health, dental, vision and supplemental disability premiums for himself and his family. Mr. Barrantes is entitled to participate on the same basis in all offered benefits or programs as any other employee. On June 30, 2009, we entered into an amended and restated employment agreement with Mr. Barrantes that provides that Mr. Barrantes is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement.

On December 14, 2007, we entered into an employment agreement with Christopher A. Wilson, under which he agreed to serve as our General Counsel, Vice President and Secretary. Under the employment agreement, Mr. Wilson receives a base annual salary of $200,000, and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided he is employed on the last day of such year. Mr. Wilson is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement. We reimburse Mr. Wilson for up to $1,150 per month for health, dental, vision and supplemental disability premiums for himself and his family. Mr. Wilson is entitled to participate on the same basis in all offered benefits or programs as any other employee.

Mr. Valenta, at his recommendation, has not been granted stock options. Mr. Barrantes and Mr. Wilson each received options to purchase an aggregate of 225,000 shares of common stock under our 2006 Stock Option Plan as of the respective dates of commencement of their employment. Mr. Barrantes’ and Mr. Wilson’s stock options have an exercise price of $7.30 and $9.05 per share, respectively (the closing sales price of the common stock on the date of grant), vest in five equal annual installments and expire ten years from the date of grant.

The employment agreements of Mr. Valenta, Mr. Barrantes and Mr. Wilson will terminate upon the date of their death or in the event of a physical or mental disability that renders either of them unable to perform his duties for 60 consecutive days or 120 days in any twelve-month period. Mr. Valenta, Mr. Barrantes and Mr. Wilson may terminate their respective employment agreements at any time upon 30 days notice to us, and we may terminate these agreements at any time upon notice to Mr. Valenta, Mr. Barrantes or Mr. Wilson.

Royal Wolf employs Robert Allan pursuant to an employment agreement that will continue indefinitely, unless terminated by Mr. Allan or Royal Wolf upon at least six months’ notice. Under his employment agreement, using an Australian dollar to United States dollar exchange rate of 0.8048 at June 30, 2009, Mr. Allan receives a base annual salary of $281,683 and is eligible to receive an annual performance bonus not to exceed $115,489 based upon the achievement of specified performance indicators. The maximum annual performance bonus is subject to increase based upon consumer priced index increases. There is no severance or similar obligation to Mr. Allan under his employment agreement except that Royal Wolf may pay six months’ compensation to Mr. Allan in lieu of providing notice of termination of his employment as described above.

Ronald Valenta, Charles Barrantes and Christopher Wilson are the only employees who received compensation for services to the Company in fiscal year 2009. Robert Allan received compensation as Chief Executive Officer of GFN Australasia Holdings Pty Limited, which, with its subsidiaries, we refer to as “Royal Wolf,” an indirectly-owned Australian subsidiary.

In approving Mr. Valenta's, Mr. Barrantes’ and Mr. Wilson’s compensation, the Board of Directors reviewed information provided by management regarding the compensation of comparable level officers of public companies, including companies in the equipment leasing business. The Board also considered the size and stage of development of the Company, Mr. Valenta's, Mr. Barrantes’ and Mr. Wilson’s experience and prior compensation, and the scope of the services that each would be required to render (particularly given the lack of support staff and the need to implement policies and procedures). The Board of Directors determined that Mr. Valenta's, Mr. Barrantes’ and Mr. Wilson’s compensation should consist of a base salary, the opportunity for a material performance-based bonus and stock options under the 2006 Stock Option Plan.

Potential Payments Upon Termination of Employment or Change in Control

We have no agreements or arrangement with any executive officer that provides for payments upon termination of employment except that to the employment agreements of Mr. Valenta, Mr. Barrantes and Mr. Wilson under which each is entitled to a lump sum severance payment of twelve months base salary if we terminate their employment without “cause” or he terminates his employment for “good reason”. We have no other agreements or arrangements with any executive officer that provide for payments upon a change of control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 8, 2010, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group. Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent.

	Beneficial Ownership
	Number of	Percent of
Name	Shares(1)	Class(1)
Ronald F. Valenta(2)(3)	3,776,805	21.2%
James B. Roszak(2)(4)	31,500	(* )
Lawrence Glascott(2)(5)	36,200	(* )
Manuel Marrero(2)(6)	50,500	(* )
David M. Connell(2)(7)	27,500	(* )
Susan Harris(2)(8)	3,000	(* )
Ronald L. Havner, Jr.(9)	2,562,175	14.4%
LeeAnn R. Havner The Havner Family Trust c/o Karl Swaidan Hahn & Hahn LLP 301 East Colorado Boulevard, Suite 900 Pasadena, California 91101
Charles E. Barrantes(2)(10)	154,000	(* )
Christopher Wilson(2)(11)	114,000	(* )
Robert Allan(12)(13)	69,170	(* )
Theodore M. Mourouzis(14)(15)	262,463	1.5%
Gilder, Gagnon, Howe & Co. LLC(16)	961,720	5.4%
Olowalu Holdings, LLC(17)	1,354,571	7.6%
2863 S. Western Avenue Palos Verdes, California 90275
Jonathan Gallen(18)	1,578,000	8.9%
299 Park Avenue, 17th Floor New York, New York 10171
Neil Gagnon(19)	2,423,544	13.6%
1370 Avenue of the Americas, Suite 2400 New York, New York 10019
Jack Silver(20)	3,365,000	16.5%
SIAR Capital LLC 660 Madison Avenue New York, New York 10021
Brencourt Advisors, LLC(21)	231,117	1.3%
600 Lexington Avenue 8 th Floor New York, NY 10022
Halcyon Asset Management LLC Halcyon Offshore Asset Management LLC (22)	875,842	4.9%
477 Madison Avenue New York, NY 10022
All executive officers and directors as a group (eleven persons)	7,056,313	39.6%

(1)
Based on 17,826,052 shares of common stock outstanding. In accordance with the rules of the SEC, person is deemed to be the beneficial owner of shares that the person may acquire within the following 60 days (such as upon exercise of options or warrants or conversion of convertible securities). These shares are deemed to be outstanding for purposes of computing the percentage ownership of the person beneficially owning such shares but not for purposes of computing the percentage of any other holder.

(2)	Business address is c/o General Finance Corporation, 39 East Union Street, Pasadena, California 91103.

(3)
Includes: (i) 13,500 shares owned by Mr. Valenta’s wife and minor children, as to which Mr. Valenta’s shares voting and investment power with his wife; and (ii) 540,013 shares that may be acquired upon exercise of warrants. The shares shown exclude the shares referred to in note (8), below.

(4)	Includes 31,500 shares owned and 3,000 shares that may be acquired upon exercise of options.

(5)	Includes 36,200 shares owned and 3,000 shares that may be acquired upon exercise of options.

(6)	Includes 50,500 shares owned and 3,000 shares that may be acquired upon exercise of options.
(7)	Includes 27,500 shares owned and 3,000 shares that may be acquired upon exercise of options.
(8)	Includes 3,000 shares that may be acquired upon exercise of options.
(9)
Information is based upon Amendment No. 2 to Schedule 13D filed on October 8, 2008. The shares shown include 2,000 shares as to which Ronald L. Havner has sole voting power, 3,000 shares as to which his wife, LeeAnn R. Havner, has sole voting power and 3,000 shares that may be acquired upon the exercise of stock options. Mr. and Mrs. Havner are Co-Trustees of The Havner Family Trust. The Trust owns 2,517,425 shares and 39,750 warrants. As Co-Trustees of the Trust, Mr. and Mrs. Havner may he deemed to beneficially own all of the shares held by the Trust.

(10)	Includes 19,000 shares owned and 135,000 shares that may be acquired upon exercise of stock options.

(11)	Includes 24,000 shares owned and 90,000 shares that may be acquired upon exercise of stock options.

(12)	Business address is Suite 201, Level 2, 22-28 Edgeworth David Avenue, Hornsby, New South Wales, Australia 2077

(13)	Includes 20,170 shares owned and 49,000 shares that may be acquired upon the exercise of stock options.

(14)	Business address is 2995 South Harding Street, Indianapolis, IN 46225.

(15)	Includes 252,463 shares owned and 10,000 shares that may be acquired upon exercise of stock options.

(16)
Information is based upon a Schedule 13G filed on April 10, 2009. Gilder, Gagnon, Howe & Co. LLC is a New York limited liability and broker or dealer registered under the Securities Exchange Act of 1934. The shares shown include 28,865 shares as to which Gilder, Gagnon, Howe & Co. LLC has sole voting power and 932,855 shares as to which it has investment power. Of these 932,855 shares, 823,762 shares are held in customer accounts under which partners or employees of Gilder, Gagnon, Howe & Co. LLC have discretionary authority to dispose or direct the disposition of the shares, 109,093 shares are held in accounts of its partners and 28,865 shares are held in its profit-sharing plan.

(17)
Information is based upon an Amendment to Schedule 13G filed on February 13, 2009. Olowalu Holdings, LLC (“Olowalu”), is a Hawaiian limited liability company, of which Rick Pielago is the manager. Olowalu shares voting and investment power as to all of the shares shown with Lighthouse Capital Insurance Company, a Cayman Islands exempted limited company, and the Ronald Valenta Irrevocable Life Insurance Trust No. 1, a California trust, of which Mr. Pielago is trustee. The Ronald Valenta Irrevocable Life Insurance Trust No. 1 is an irrevocable family trust established by Ronald F. Valenta in December 1999 for the benefit of his wife at the time, any future wife, and their descendants. Mr. Valenta, himself, is not a beneficiary of the Trust, and neither he nor his wife or their descendants has voting or investment power, or any other legal authority, with respect to the shares shown. Mr. Valenta disclaims beneficial ownership of our shares held by the Trust. Mr. Pielago may be deemed to be the control person of Olowalu and the Ronald Valenta Irrevocable Life Insurance Trust No. 1.

(18)	Information is based upon a Schedule 13G filed on February 17, 2009. The shares shown are held by Ahab Opportunities, L.P. and Ahab Opportunities, Ltd.

(19)
Information is based upon a Schedule 13G filed on February 18, 2009. The shares shown include: (i) 2,423,544 shares beneficially owned by Mr. Gagnon; (ii) 901,598 shares beneficially owned by Mr. Gagnon over which he has sole voting power and shared dispositive power; and (iii) 1,760,502 shares held for certain customers of Gagnon Securities LLC, of which Mr. Gagnon is the managing member and the principal owner and over which he has shared dispositive power but no voting power.

(20)
Information is based upon an Amendment to Schedule 13G filed on December 11, 2009. The shares shown include: (i) 2,600,000 shares that may be acquired upon exercise of warrants held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is the trustee; and (ii) 765,000 shares held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is a trustee.

(21)	Information is based upon a Schedule 13G filed on February 12, 2009 as an Investment Advisor with the Sole dispositive and power to vote or to direct the vote of 231,117 shares.

(22)
Information is based upon an Amendment to Schedule 13G filed on February 13, 2009. The shares shown consist of 875,842 shares beneficially owned by Halcyon Asset Management LLC and Halcyon Offshore Asset Management LLC over which they have sole voting power and dispositive power.

COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% stockholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock and to provide us with copies of the reports. We believe that all of these persons filed all required reports on a timely basis in fiscal year 2009.

TRANSACTIONS WITH RELATED PERSONS

On October 1, 2008 we acquired Mobile Office Acquisition Corp., or MOAC, through a merger, or Merger. Pursuant to the Merger Agreement, the former stockholders of MOAC received approximately $19.4 million in cash, four million shares of restricted common stock of GFN (valued pursuant to the Merger Agreement at $7.50 per share with an aggregate value of $30 million) and a 20-month subordinated promissory note in the principal amount of $1.5 million issued by GFN North America Corp., our wholly-owned subsidiary. A special committee of independent directors of the Company was formed to determine whether to acquire MOAC because Ronald F. Valenta, our President, Chief Executive Officer and director, is a stockholder of MOAC. The stockholders of the Company approved the acquisition of MOAC on September 30, 2008, and the acquisition was completed on October 1, 2008.

In April 2006, immediately prior to the closing of our initial public offering, Ronald F. Valenta, our Chief Executive Officer and a director, purchased from the Company 466,667 warrants at a price of $1.20 per warrant for an aggregate purchase price of approximately $560,000. These warrants are identical to the warrants issued in our initial public offering in that each warrant entitles the holder to purchase one share of Common Stock for $6.00 per share following the completion of a business combination and expires April 5, 2010.

In May 2008, pursuant to an offering to holders of our publicly-traded warrants at a reduced exercise price of $5.10 per warrant, Mr. Valenta exercised all 466,667 of his warrants.

The Company had an unsecured limited recourse revolving line of credit from Ronald F. Valenta, a director and the chief executive officer of the Company, pursuant to which the Company could borrow up to $3,000,000 outstanding at one time. The line of credit terminated upon the completion of the acquisition of Royal Wolf, and the outstanding principal and interest totaling $2,586,848 was repaid on September 14, 2007.

The Company utilizes certain accounting, administrative and secretarial services from affiliates of officers; as well as office space provided by an affiliate of Mr. Valenta. Until the consummation of a business combination by the Company, the affiliates had agreed to make such services available to the Company free of charge, as may be required by the Company from time to time; with the exception of the reimbursement of certain out-of-pocket costs incurred on behalf of the Company. Effective September 14, 2007, the Company entered into a month-to-month arrangement that lasted until January 31, 2008 with an affiliate of Mr. Valenta for the rental of the office space at $1,148 per month. In addition, effective September 14, 2007, the Company commenced recording a charge to operating results (with an offsetting contribution to additional paid-in capital) for the estimated cost of contributed services rendered to the Company at no compensation by non-employee officers and administrative personnel of affiliates. These contributed services ceased in February 2009.

Effective October 1, 2008, the Company entered into a services agreement through June 30, 2009 (the "Termination Date") with an affiliate of Mr. Valenta for certain accounting, administrative and secretarial services to be provided at the corporate offices and for certain operational, technical, sales and marketing services to be provided directly to the Company's operating subsidiaries. Charges for services rendered at the corporate offices will be, until further notice, at $7,000 per month and charges for services rendered to the Company's subsidiaries will vary depending on the scope of services provided. The services agreement provides for, among other things, mutual modifications to the scope of services and rates charged and automatically renews for successive one-year terms, unless terminated in writing by either party not less than 30 days prior to the Termination Date. Total charges to the Company for services rendered under this agreement totaled $63,000 at the corporate office and $155,000, plus out-of-pocket expenses of $16,000, at the operating subsidiaries in 2009.

Effective January 31, 2008, the Company entered into a lease with an affiliate of Mr. Valenta for its new corporate headquarters in Pasadena, California. The rent is $7,393 per month, effective March 1, 2009, plus allocated charges for common area maintenance, real property taxes and insurance, for approximately 3,000 square feet of office space. The term of the lease is five years, with two five-year renewal options, and the rent is adjusted yearly based on the consumer price index. Rental payments were $113,000 in fiscal year 2009.

We have not adopted a formal written policy regarding transactions with related persons. However, in general, any such material transaction would require approval of the Board of Directors, with any interested director abstaining.

DESCRIPTION OF SECURITIES

General

      We are authorized to issue 100,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 17,826,052 shares of common stock are outstanding, held by 12 stockholders of record. 25,900 shares of Series A 12.5% Cumulative Preferred Stock are outstanding held by 16 stockholders of record and 100 shares of Series B 8% Cumulative Preferred Stock are outstanding held by one stockholder of record.

Units

      Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants began trading separately on June 13, 2006.

Common Stock

      Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.

      Pursuant to our Amended and Restated Certificate of Incorporation, the Board of Directors must consist of no less than three members, the exact number of which is determined from time to time by the Board of Directors, divided into three classes designated Class A, Class B and Class C, respectively. The Board of Directors has presently fixed the number of directors at seven.  The terms of the Class A directors will expire as of the annual meeting of stockholders in 2010, the terms of Class B Directors will expire as of the annual meeting of stockholders in 2011 and the term of the Class C Directors will expire as of the 2012 Annual Meeting. Upon expiration of the terms of the Directors of each class as set forth above, the terms of their successors in that class will continue until the end of their terms and until their successors are duly elected and qualify.

      Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

      Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation and our board of directors may determine its rights and preferences from time to time. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control.

The Company is offering private placements of Series A 12.5% Cumulative Preferred Stock, liquidation preference of $50 per share, or Series A Preferred Stock, and Series B 8% Cumulative Preferred Stock, liquidation value of $1,000 per share, Series B Preferred Stock. The Series B Preferred Stock is offered primarily in connection with business combinations.  As of December 31, 2009, the Company had issued 25,900 shares and 100 shares of Series A Preferred Stock and Series B Preferred Stock for total proceeds of $1,295,000 and $100,000, respectively.

The Series A Preferred Stock and Series B Preferred Stock, or collectively the Cumulative Preferred Stock, are  not convertible into GFN common stock, have no voting rights, except as required by Delaware law, and are not redeemable prior to February 1, 2014; at which time it may be redeemed at any time, in whole or in part, at the Company’s option. Holders of the Cumulative Preferred Stock are entitled to receive, when declared by the Company’s Board of Directors, annual dividends payable quarterly in arrears on the 31 st  day of January, July and October of each year and the 30 th  day of April of each year. In the event of any liquidation or winding up of the Company, the holders of the Cumulative Preferred Stock will have preference to holders of common stock; with the holders of the Series A Preferred Stock having preference over holders of the Series B Preferred Stock. The Company has agreed to register for public trading the Cumulative Preferred Stock no later than one year from issuance.

Warrants

Each warrant included in the units of the IPO entitles the holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below.

The warrants will expire on April 5, 2010 at 5:00 p.m., Los Angeles time.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option) at any time after the warrants become exercisable:

•	with the prior consent of the representative;

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
only if the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

      We have established the above conditions to our exercise of redemption rights to provide (i) warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price, and (ii) a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption; however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

      Since we may redeem the warrants only with the prior written consent of the representative and the representative may hold warrants subject to redemption, the representative may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that the representative will consent to such redemption if it is not in their best interest, even if it is in our best interest.

      The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. A warrant holder does not have the rights or privileges of a holder of common stock, including any voting rights, until the warrant holder exercises the warrants and receive shares of common stock.

      No warrants will be exercisable unless a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants and to take such action as is necessary to qualify for sales in those states in which the warrants were initially offered by us, the common stock issuable upon exercise of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the warrant holders reside.

      No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a warrant holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

      Immediately prior to the closing of the IPO we sold Ronald F. Valenta and John O. Johnson an aggregate of 583,333 warrants for $1.20 per warrant, or an aggregate of $700,000 in the private placement. The proceeds of this sale were deposited in the trust account and the warrants were identical to the warrants issued in the IPO. The underwriters were not be entitled to any discounts or commissions on the sale of the warrants in the private placement.

Purchase Option

      We sold Morgan Joseph & Co., the representative of the underwriters, for $100, an option to purchase up to a total of 750,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 (120% of the exercise price of the warrants included in the units sold in this offering). For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting — Purchase Option.”

Dividends

      We have not paid any cash dividends on our common stock to date. The payment of cash dividends will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. Further, our ability to declare dividends may to limited by restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

      The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

NASDAQ Global Market Listing

The units are listed on the NASDAQ Global Market under the symbol “GFNCU.” The common stock and warrants are listed on the NASDAQ Global Market under the symbols “GFN” and “GFNCW,” respectively.

Shares Eligible for Future Sale

     We have 17,826,052 shares of common stock outstanding, 5,513,172 of which are restricted securities under Rule 144 in that they were issued in private transactions not involving a public offering.  The remaining 12,312,880 shares are freely tradable, without further registration under the Securities Act, and consist of 7,815,099 shares sold in the IPO and through the exercise by the underwriters’ representative of the over-allotment option, 3,669,286 shares issued in our May 2008 warrant tender offer and 828,495 shares whose restrictive legend has been removed pursuant to Rule 144.  6,205,550 of the outstanding shares were purchased by our affiliates within the meaning of Rule 144 under the Securities Act and are eligible for sale under Rule 144.

      We are registering hereby 100,000 shares of common stock issued in connection with the acquisition of Mobile Office Acquisition Corporation.

Rule 144

      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding; and

•
if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

      The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights
     Pursuant to a registration rights agreement, our existing stockholders have two demand and unlimited piggyback registration rights with respect to the shares of common stock they held prior to this offering following the release of such shares from escrow, and with respect to shares they may acquire upon exercise of the warrants issued in the private placement.

     The holders of the units, underlying warrants or common stock issuable under the Morgan Joseph & Co. purchase option are entitled to make one demand that we register the common stock (including common stock underlying the warrants). In addition, these holders have certain “piggy-back” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

      In September 2007, in conjunction with the closing of the acquisition of Royal Wolf, the Company entered into a securities purchase agreement with Bison Capital, pursuant to which the Company issued and sold to Bison Capital, at par, a secured senior subordinated promissory note in the principal amount of $16,816,000, and a registration rights agreement. Pursuant to the securities purchase agreement, we paid Bison Capital a closing fee of $336,000 and issued warrants to Bison Capital to purchase 500,000 shares of common stock of GFN. Pursuant to the registration rights agreement, we agreed to register our common stock issuable upon exercise of the warrants purchased by Bison Capital. We agreed to register these shares of common stock in response to a demand from Bison Capital, and we agreed to allow Bison Capital to register their shares of common stock with a registration statement filed by the Company. This agreement will continue until the shares of common stock have been registered or have been redeemed.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Christopher A. Wilson.

EXPERTS

The consolidated financial statements of General Finance Corporation appearing in this registration statement as of and for the year ended June 30, 2009, have been audited by Crowe Horwath LLP, independent registered public accounting firm, as stated in their report, which is included in this registration statement in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of General Finance Corporation appearing in this registration statement as of and for the year ended June 30, 2008, and Royal Wolf, as Predecessor, for the year ended June 30, 2007 and for the period from July 1 to September 13, 2007 for the consolidated statements of operations and cash flows and from inception (October 14, 2005) to June 30, 2007 for the consolidated statement of stockholders' equity and comprehensive income (loss), have been audited by Grobstein, Horwath & Company LLP, independent registered public accounting firm, as stated in their report, which is included in this registration statement in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Mobile Office Acquisition Corp. and Subsidiary d/b/a Pac-Van, Inc. at September 30, 2008, December 31, 2007 and December 31, 2006 and for the nine-month period ended September 30, 2008, year ended December 31, 2007 and five-month period from August 2, 2006 to December 31, 2006; and of Pac-Van, Inc., as Predecessor, at August 1, 2006 and December 31, 2005 and for the seven-month period from January 1, 2006 to August 1, 2006 and year ended December 31, 2005, appearing in this registration statement have been included herein in reliance upon the reports of Katz, Sapper & Miller, LLP, independent public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        Our Internet website, which is located at http://www.generalfinance.com, is under construction. This reference to our Internet website does not constitute incorporation by reference in this report of the information contained on or hyperlinked from our Internet website and such information should not be considered part of this report.

        We are required to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the Securities and Exchange Commission (“SEC”) on a regular basis, and are required to disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business and bankruptcy) in a current report on Form 8-K. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC’s Internet website is located at http://www.sec.gov.

          We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

      Until              , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

      No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of June 30, 2009 and September 30, 2009	I-2

Condensed Consolidated Statements of Operations for the quarters ended September 30, 2008 and 2009	I-3

Condensed Consolidated Statements of Cash Flows for the quarters ended September 30, 2008 and 2009	I-4

Notes to Condensed Consolidated Financial Statements	I-5

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 Condensed Consolidated Balance Sheets
 (In thousands, except share and per share data)

	June 30,	September 30,
	2009	2009
		(Unaudited)
Assets
Cash and cash equivalents	$3,346	$29
Trade and other receivables, net of allowance for doubtful accounts of $2,092 at June 30, 2009 and $2,849 at September 30, 2009	26,432	21,656
Inventories	22,511	20,104
Prepaid expenses	1,883	2,294

Total current assets	54,172	44,083

Lease receivables	1,163	1,083
Property, plant and equipment, net	10,460	10,666
Lease fleet, net	188,915	195,562
Goodwill	73,917	76,082
Intangible assets, net	30,058	29,640
Other assets	11	11

Total assets	$358,696	$357,127

Current liabilities
Trade payables and accrued liabilities	$24,422	$18,076
Current portion of long-term debt and obligations	16,371	32,452
Unearned revenue and advance payments	8,461	9,163

Total current liabilities	49,254	59,691

Non-current liabilities
Long-term debt and obligations, net of current portion	183,933	166,283
Deferred tax liabilities	13,822	14,123
Employee benefits and other non-current liabilities	235	325

Total non-current liabilities	197,990	180,731

Commitments and contingencies (Note 8)	—	—

Noncontrolling interest (Note 8)	8,278	9,191

Stockholders’ equity

Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 25,000 shares issued and outstanding (in series) and stated at liquidation value ($1,386 total liquidation preference)	1,345	1,345
Common stock, $.0001 par value: 100,000,000 shares authorized; 17,826,052 shares outstanding	2	2
Additional paid-in capital	105,314	105,560
Accumulated other comprehensive income (loss)	(4,963)	(903)
Retained earnings	1,476	1,510

Total stockholders’ equity	103,174	107,514

Total liabilities and stockholders’ equity	$358,696	$357,127

The accompanying notes are an integral part of these condensed consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 Condensed Consolidated Statements of Operations
 (In thousands, except share and per share data)
 (Unaudited)

	Quarter Ended September 30,
	2008	2009

Revenues
Sales	$20,995	$16,613
Leasing	10,658	18,606

	31,653	35,219

Costs and expenses
Cost of sales	18,166	13,785
Leasing, selling and general expenses	8,377	14,102
Depreciation and amortization	3,383	5,257

Operating income	1,727	2,075

Interest income	121	59
Interest expense	(4,364)	(3,707)
Foreign currency exchange gain (loss) and other	(7,717)	2,593

	(11,960)	(1,055)

Income (loss) before provision for income taxes and noncontrolling interest	(10,233)	1,020

Provision (benefit) for income taxes	(3,565)	372

Net income (loss)	(6,668)	648

Noncontrolling interest	(1,641)	573

Net income (loss) attributable to stockholders	$(5,027)	$75

Net income (loss) per common share:
Basic	$(0.36)	$0.00
Diluted	(0.36)	0.00

Weighted average shares outstanding:
Basic	13,826,052	17,826,052
Diluted	13,826,052	17,826,052

The accompanying notes are an integral part of these condensed consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 Condensed Consolidated Statements of Cash Flows
 (In thousands)
 (Unaudited)

	Quarter Ended September 30,
	2008	2009

Net cash provided (used) by operating activities (Note 9)	$507	$7,465

Cash flows from investing activities:
Proceeds from sales of property, plant and equipment	26	30
Business acquisitions, net of cash acquired	(1,028)	—
Purchases of property, plant and equipment	(1,105)	(329)
Purchases of lease fleet	(5,014)	(2,280)

Net cash used by investing activities	(7,121)	(2,579)

Cash flows from financing activities:
Proceeds (repayments) on capital leasing activities	450	(243)
Proceeds from (repayments of) long-term borrowings	26,128	(7,869)
Cumulative dividends paid	—	(41)

Net cash provided (used) by financing activities	26,578	(8,153)

Net increase (decrease) in cash	19,964	(3,267)

Cash and equivalents at beginning of period	2,772	3,346

The effect of foreign currency translation on cash	(485)	(50)

Cash and equivalents at end of period	$22,251	$29

The accompanying notes are an integral part of these condensed consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Note 1. Organization and Business Operations

Organization

General Finance Corporation (“GFN”) was incorporated in Delaware in October 2005 to effect a business combination with one or more operating businesses in the rental services and specialty finance sectors. From inception through September 13, 2007, GFN had no business or operations. References to the “Company” in these Notes are to GFN and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN North America Corp., a Delaware corporation (“GFNNA”); GFN Mobile Storage Inc., a Delaware corporation (“GFNMS”); GFN Australasia Holdings Pty Ltd., an Australian corporation (“GFN Holdings”); GFN Australasia Finance Pty Ltd, an Australian corporation (“GFN Finance”); RWA Holdings Pty Limited (“RWA”), an Australian corporation, and its subsidiaries (collectively, “Royal Wolf”); and Pac-Van, Inc., an Indiana corporation (“Pac-Van”). In September 2007, the Company changed its fiscal year to June 30 from December 31.

Acquisition of Royal Wolf

On September 13, 2007 (September 14 in Australia), the Company completed the acquisition of Royal Wolf through the acquisition of all of the outstanding shares of RWA. Based upon the actual exchange rate of one Australian dollar to $0.8407 U.S. dollar realized in connection with payments made upon completion of the acquisition, the purchase price paid to the sellers for the RWA shares was $64.3 million, including deposits of $1,005,000 previously paid in connection with the acquisition. The Company paid the purchase price, less the deposits, by a combination of cash in the amount of $44.7 million plus the issuance to Bison Capital Australia, L.P., (“Bison Capital”), one of the sellers, of shares of common stock of GFN U.S.; and the issuance of a note to Bison Capital. As a result of this structure, the Company owns 86.2% of the outstanding capital stock of GFN U.S. and Bison Capital owns 13.8% of the outstanding capital stock of GFN U.S.

Royal Wolf leases and sells storage containers, portable container buildings and freight containers in Australia and New Zealand, which is considered geographically by the Company to be the Asia-Pacific area.

Acquisition of Pac-Van

On October 1, 2008, the Company completed its acquisition of Pac-Van through a merger with Mobile Office Acquisition Corp. (“MOAC”), the parent of Pac-Van, and the Company’s wholly-owned subsidiary formed in July 2008, GFNNA. Pac-Van leases and sells modular buildings, mobile offices and storage containers in the United States.

The Company, in addition to assuming Pac-Van’s long-term debt, paid the purchase price to the stockholders of MOAC by a combination of $19.4 million in cash, 4,000,000 shares of GFN restricted common stock (valued at $25.6 million) and a 20-month subordinated promissory note in the aggregate principal amount of $1.5 million bearing interest at 8% per annum. The note and 1,133,333 shares of the restricted common stock will secure the indemnification obligations for 20 months and 36 months, respectively. Among other things, the Company and the stockholders of MOAC entered into a stockholders agreement which provided registration rights which may be exercised after June 30, 2009. In addition, in connection with the acquisition, the Company granted options to certain key employees of Pac-Van and to a former stockholder of MOAC, who became a non-employee member of Company’s Board of Directors effective on that date, to purchase 347,000 and 9,000 shares of common stock, respectively, at an exercise price equal to the closing market price of the Company’s common stock as of October 1, 2008, or $6.40.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

The total purchase consideration, including the Company’s transaction costs of approximately $0.9 million has been allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values as of October 1, 2008, as follows (in thousands):

October 1, 2008
Fair value of the net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$1,517
Trade and other receivables	15,035
Inventories	10,145
Prepaid expenses	398
Property, plant and equipment	3,473
Lease fleet	108,134
Other assets	—
Trade payables and accrued liabilities	(12,880)
Unearned revenue and advance payments	(7,414)
Long-term debt	(107,600)
Deferred income taxes	(17,405)

Total net tangible assets acquired and liabilities assumed	(6,597)

Fair value of intangible assets acquired:
Customer base	4,850
Trade name	2,200
Deferred financing costs	191
Goodwill	46,794

Total intangible assets acquired	54,035

Total purchase consideration	$47,438

The accompanying consolidated statements of operations reflect the operating results of the Company following the date of acquisition of Pac-Van and do not reflect the operating results of Pac-Van prior to the acquisition date. The following unaudited pro forma information for the quarter ended September 30, 2008 assumes the acquisition of Pac-Van occurred at the beginning of the period presented (in thousands, except per share data):

Quarter Ended
September 30,
2008
Revenues	$54,295

Net income (loss) attributable to stockholders	(3,786)

Pro forma net income (loss) per common share:
Basic	$(0.21)
Diluted	(0.21)

The pro forma results are not necessarily indicative of the results that may have actually occurred had the acquisition taken place on the date noted, or the future financial position or operating results of the Company. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma adjustments include adjustments for increased interest expense, as well as increased depreciation and amortization expense as a result of the application of the purchase method of accounting.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applicable to interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (which include all significant normal and recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made. The accompanying results of operations are not necessarily indicative of the operating results that may be expected for the entire year ending June 30, 2010. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes thereto of the Company, which are included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009 filed with the Securities and Exchange Commission (“SEC”).

Unless otherwise indicated, references to “FY 2009” and “FY 2010” are to the quarters ended September 30, 2008 and 2009, respectively.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Foreign Currency Translation

The Company’s functional currency for its operations in the Asia-Pacific area is the local currency, which is primarily the Australian (“AUS”) dollar. All adjustments resulting from the translation of the accompanying consolidated financial statements from the functional currency into reporting currency are recorded as a component of stockholders’ equity in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters. All assets and liabilities are translated at the rates in effect at the balance sheet dates; and revenues, expenses, gains and losses are translated using the average exchange rates during the periods. Transactions in foreign currencies are translated at the foreign exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to the functional currency at the foreign exchange rate prevailing at that date. Foreign exchange differences arising on translation are recognized in the statement of operations. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to the functional currency at foreign exchange rates prevailing at the dates the fair value was determined.

Segment Information

FASB ASC Topic 280, Segment Reporting, establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Based on the provisions of FASB ASC Topic 280 and the manner in which the chief operating decision maker analyzes the business, the Company has determined it has two separately reportable geographic segments and one reportable operating segment.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Inventories

Inventories are stated at the lower of cost or market (net realizable value). Inventories consist primarily of containers, modular buildings and mobile offices held for sale or lease and are comprised of the following (in thousands):

	June 30, 2009	September 30, 2009
		(Unaudited)
Finished goods	$21,170	$19,962
Work in progress	1,341	142

	$22,511	$20,104

Derivative Financial Instruments

The Company may use derivative financial instruments to hedge its exposure to foreign currency and interest rate risks arising from operating, financing and investing activities. The Company does not hold or issue derivative financial instruments for trading purposes. However, derivatives that do not qualify for hedge accounting are accounted for as trading instruments. Derivative financial instruments are recognized initially at fair value. Subsequent to initial recognition, derivative financial instruments are stated at fair value. The gain or loss on remeasurement to fair value is recognized immediately in the statement of operations.

Property, Plant and Equipment

Property, plant and equipment consist of the following (in thousands):

	Estimated
	Useful Life	June 30, 2009	September 30, 2009
			(Unaudited)
Land	—	$1,486	$1,647
Building	40 years	230	254
Transportation and plant equipment (including capital lease assets)	3 – 10 years	9,010	10,427
Furniture, fixtures and office equipment	3 – 10 years	3,017	2,450

		13,743	14,778
Less accumulated depreciation and amortization		(3,283)	(4,112)

		$10,460	$10,666

Lease Fleet

The Company has a fleet of storage containers, mobile offices, modular buildings and steps that it primarily leases to customers under operating lease agreements with varying terms. The lease fleet (or lease or rental equipment) is recorded at cost and depreciated on the straight-line basis over the estimated useful life (5 – 20 years), after the date the units are put in service, and are depreciated down to their estimated residual values (up to 70% of cost). ). In the opinion of management, estimated residual values are at or below net realizable values. The Company continues to evaluate these depreciation policies as more information becomes available from other comparable sources and its own historical experience.

Containers in the lease fleet are also available for sale. The cost of sales of a container in the lease fleet is recognized at the carrying amount at the date of sale.

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes. Accordingly, the Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities at the balance sheet date multiplied by the applicable tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

The Company files U.S. Federal tax returns, multiple U.S. state (and state franchise) tax returns and Australian tax returns. For U.S. Federal tax purposes, all periods subsequent to June 30, 2007 are subject to examination by the U.S. Internal Revenue Service (“IRS”). The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FASB ASC Topic 740. In addition, the Company does not anticipate that the total amount of unrecognized tax benefit related to any particular tax position will change significantly within the next 12 months.

The Company’s policy for recording interest and penalties, if any, associated with audits will be to record such items as a component of income taxes.

Net Income per Common Share

Basic net income per common share is computed by dividing net income attributable to stockholders, less dividends declared (or accumulated) on cumulative preferred stock (Note 3), by the weighted-average number of shares of common stock outstanding during the periods. Diluted net income per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The potential dilutive securities the Company has outstanding are warrants and stock options. The following is a reconciliation of weighted average shares outstanding used in calculating net income per common share:

	Quarter Ended September 30,
	2008	2009
Basic	13,826,052	17,826,052
Assumed exercise of warrants	—	—
Assumed exercise of stock options	—	—

Diluted	13,826,052	17,826,052

In FY 2009 and FY 2010, potential common stock equivalents (consisting of units, warrants and stock options) totaling 8,101,380 and 8,290,840, respectively, have been excluded from the computation of diluted earnings per share because the effect is anti-dilutive.

Recently Issued Accounting Pronouncements

Effective July 1, 2009, the FASB ASC became the single official source of authoritative, nongovernmental U.S. GAAP. The historical U.S. GAAP hierarchy was eliminated and the ASC became the only level of authoritative U.S. GAAP, other than guidance issued by the SEC. The Company’s accounting policies were not affected by the conversion to ASC. However, references to specific accounting standards in the notes to our consolidated financial statements have been changed to refer to the appropriate section of the ASC.

In April 2008, the FASB issued a pronouncement on what now is codified as FASB ASC Topic 350, Intangibles — Goodwill and Other. This pronouncement amends the factors to be considered in determining the useful life of intangible assets accounted for pursuant to previous topic guidance. Its intent is to improve the consistency between the useful life of an intangible asset and the period of expected cash flows used to measure its fair value. This pronouncement is effective for fiscal years beginning after December 15, 2008 and its adoption did not have a material effect on the Company’s consolidated financial statements.

In November 2008, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 350, Intangibles — Goodwill and Other. This pronouncement applies to defensive intangible assets, which are acquired intangible assets that the acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. As these assets are separately identifiable, the pronouncement requires an acquiring entity to account for defensive intangible assets as a separate unit of accounting. Defensive intangible assets must now be recognized at fair value in accordance with FASB ASC Topic 350. This pronouncement is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and its adoption did not have a material effect on the Company’s consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

In April 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 825, Financial Instruments. This pronouncement amends previous topic guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies, as well as in annual financial statements. The pronouncement was effective for interim reporting periods ending after June 15, 2009 and its adoption resulted in additional disclosures in the Company’s interim consolidated financial statements (see Note 5).

In April 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 805, Business Combinations. This pronouncement provides new guidance that changes the accounting treatment of contingent assets and liabilities in business combinations under previous topic guidance and is effective for contingent assets or liabilities acquired in business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008. The adoption of this pronouncement did not have a material effect on the Company’s consolidated financial statements currently, but its effects will depend on the nature of future acquisitions completed by the Company.

In May 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 855, Subsequent Events. This pronouncement establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. FASB ASC Topic 855 provides guidance on the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The pronouncement was effective for the Company during the interim and annual period ending June 30, 2009. The Company has evaluated subsequent events for the period from September 30, 2009, the date of these financial statements, through November 12, 2009, which represents the date these financial statements are being filed with the SEC. Pursuant to the requirements of FASB ASC Topic 855, there were no events or transactions occurring during this subsequent event reporting period that require recognition or disclosure in the consolidated financial statements.

Effective July 1, 2009, the Company adopted the provisions of a pronouncement issued in December 2007 on what is now codified as FASB ASC Topics 805, Business Combinations, and 810, Consolidation. Certain provisions of this pronouncement are required to be adopted retrospectively for all periods presented. In accordance with these provisions, minority interest is now referred to as noncontrolling interest and consolidated net income or loss has been recast to include net income or loss attributable to the noncontrolling interest.

Note 3. Cumulative Preferred Stock

The Company is conducting private placements of Series A 12.5% Cumulative Preferred Stock, par value $0.0001 per share and liquidation preference of $50 per share (“Series A Preferred Stock”); and Series B 8% Cumulative Preferred Stock par value of $0.0001 per share and liquidation value of $1,000 per share (“Series B Preferred Stock”). The Series B Preferred Stock is offered primarily in connection with business combinations.

The Series A Preferred stock and the Series B Preferred stock are referred to collectively as the “Cumulative Preferred Stock.”

Upon issuance of the Cumulative Preferred Stock, the Company records the liquidation value as the preferred equity in the consolidated balance sheet, with any issuance or offering costs as a reduction in additional paid-in capital. As of September 30, 2009, the Company had issued 24,900 shares and 100 shares of Series A Preferred Stock and Series B Preferred Stock for total proceeds of $1,245,000 and $100,000, respectively.

The Cumulative Preferred Stock is not convertible into GFN common stock, has no voting rights, except as required by Delaware law, and is not redeemable prior to February 1, 2014; at which time it may be redeemed at any time, in whole or in part, at the Company’s option. Holders of the Cumulative Preferred Stock are entitled to receive, when declared by the Company’s Board of Directors, annual dividends payable quarterly in arrears on the 31 st  day of January, July and October of each year and the 30 th  day of April of each year. In the event of any liquidation or winding up of the Company, the holders of the Cumulative Preferred Stock will have preference to holders of common stock; with the holders of the Series A Preferred Stock having preference over holders of the Series B Preferred Stock. The Company has agreed to register for public trading the Cumulative Preferred Stock no later than one year from issuance.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

As of September 30, 2009, since issuance, dividends paid or payable totaled $97,000 and $6,000 for the Series A Preferred Stock and Series B Preferred Stock, respectively. The characterization of dividends as ordinary income, capital or qualified for Federal income tax purposes is made based upon the earnings and profits of the Company, as defined by the Internal Revenue Code. No such characterization has been made by the Company as of September 30, 2009.

Note 4. Long-Term Debt and Obligations

The following is a discussion of the Company’s significant long-term debt facilities and notes.

Royal Wolf Senior Credit Facility and Subordinated Notes

Royal Wolf has a senior credit facility, as amended, with Australia and New Zealand Banking Group Limited (“ANZ”). The facility is subject to annual reviews by ANZ and is secured by assets of the Company’s Australian and New Zealand subsidiaries. The aggregate ANZ facility is comprised of various sub-facilities, most of which do not provide additional borrowing availability. In addition, the $4,888,000 (AUS$5,600,000) multi-option facility for the lease financing of accommodation units, which was unused at June 30, 2009, has been eliminated. As of September 30, 2009, based upon the exchange rate of one Australian dollar to $0.8729 U.S. dollar and one New Zealand dollar to $0.8219 Australian dollar, borrowings and availability under the ANZ credit facility totaled $78,345,000 (AUS$89,753,000) and $1,768,000 (AUS$2,026,000), respectively. Principal payments for the fiscal year ending June 30, 2010 are required to total 80% of Free Cash Flow, as defined, which the Company estimates would be approximately $10,500,000 (approximately AUS$12,000,000); payable at a minimum of $1,091,000 (AUS$1,250,000) per quarter during the interim, with the balance to be paid within 60 days from June 30, 2010. Principal payments subsequent to June 30, 2010 vary through the scheduled maturity of the facility in September 2012. Approximately $13,800,000 (AUS$15,800,000) of the borrowings under the ANZ credit facility at September 30, 2009 bears interest at ANZ’s prime rate, plus 4.15% per annum; with substantially the balance of the borrowings bearing interest at ANZ’s prime rate, plus 3.15% per annum. As of September 30, 2009, the weighted-average interest rate was 8.4%; which includes the effect of interest rate swap contracts and options (caps).

The ANZ senior credit facility is subject to certain covenants, including compliance with specified consolidated senior and total interest coverage and senior and total debt ratios, as defined, for each financial quarter based on earnings before interest, income taxes, depreciation and amortization and other non-operating costs (“EBITDA”), as defined, on a year-to-date or trailing twelve-month (“TTM”) basis; and restrictions on the payment of dividends, loans and payments to affiliates and granting of new security interests on the assets of any of the secured entities. A change of control in any of GFN Holdings or its direct and indirect subsidiaries without the prior written consent of ANZ constitutes an event of default under the facility. The ANZ senior credit facility further provides, among other things, that the $5,500,000 due Bison Capital on July 1, 2010 (see below) must be paid by a capital infusion from GFN, that at least 50% of the amounts owed under the Bison Notes be hedged by Royal Wolf for foreign currency exchange risks and that capital expenditures of property, plant and equipment over $1,746,000 (AUS$2,000,000) in the year ending June 30, 2010 be approved by ANZ.

On September 13, 2007, in conjunction with the closing of the acquisition of Royal Wolf, the Company entered into a securities purchase agreement with Bison Capital, pursuant to which the Company issued and sold to Bison Capital, at par, a secured senior subordinated promissory note in the principal amount of $16,816,000 (the “Bison Note”). Pursuant to the securities purchase agreement, the Company issued to Bison Capital warrants to purchase 500,000 shares of common stock of GFN. The warrants issued to Bison Capital represent the right to purchase 500,000 shares of GFN’s common stock at an initial exercise price of $8.00 per share, subject to adjustment for stock splits and stock dividends. Unexercised warrants will expire September 13, 2014. The Bison Note bears interest at the annual rate of 13.5%, payable quarterly in arrears, and matures on March 13, 2013. The Company may extend the maturity date by one year, provided that it is not then in default. The Company may prepay the Bison Note at a declining price of 103% of par prior to September 13, 2009; 102% of par prior to September 13, 2010; 101% of par prior to September 13, 2011 and 100% of par thereafter. The maturity of the Bison Note may be accelerated upon an event of default or upon a change of control of GFN Finance or any of its subsidiaries. Payment under the Bison Note is secured by a lien on all or substantially all of the assets of GFN Finance and its subsidiaries, subordinated and subject to the inter- creditor agreement with ANZ. If, during the 66-month period ending on the scheduled maturity date, GFN’s common stock has not traded above $10 per share for any 20 consecutive trading days on which the average daily trading volume was at least 30,000 shares (ignoring any daily trading volume above 100,000 shares), upon demand by Bison Capital, the Company will pay Bison Capital on the scheduled maturity date a premium of $1.0 million in cash, less any gains realized by Bison Capital from any prior sale of the warrants and warrant shares. This premium is also payable upon any acceleration of the Bison Note due to an event of default or change of control of GFN Finance or any of its subsidiaries. As a condition to receiving this premium, Bison Capital must surrender for cancellation any remaining warrants and warrant shares.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

On May 1, 2008, the Company issued and sold to Bison Capital a second secured senior subordinated promissory note in the principal amount of $5,500,000 on terms comparable to the original Bison Note, except that the maturity of this second note is July 1, 2010. Collectively, these two notes are referred to as the “Bison Notes”.

At September 30, 2009, the principal balance of the Bison Notes was $21,496,000.

The Bison Notes have covenants that require the maintenance of minimum EBITDA levels, as defined, and a total debt ratio based on a TTM EBITDA basis; as well as restrictions on capital expenditures.

Pac-Van Senior Credit Facility and Subordinated Note

Pac-Van has a senior credit facility, as amended, with a syndication of four financial institutions led by LaSalle Bank National Association, now Bank of America, N.A. (“BOA”), as administrative and collateral agent. The BOA credit facility is secured by substantially all the business assets of Pac-Van and GFNNA, including the assignment of its rights under leasing contracts with customers, and is available for purchases of rental equipment and general operating purposes. At September 30, 2009, borrowings and availability under the BOA credit facility totaled $71,050,000 and $24,350,000, respectively. Borrowings under the BOA credit facility are due on August 23, 2012 and accrue interest at the lead lender’s prime lending rate or its prime lending rate plus 0.25%, or the LIBOR plus a stated margin ranging from 1.5% to 2.25% based on Pac-Van’s leverage. In addition, the Company is required to pay an unused commitment fee equal to 0.25% of the average unused line calculated on a quarterly basis. As of September 30, 2009, the weighted-average interest rate was 2.4%. The BOA senior credit facility is subject to certain covenants, including compliance with minimum EBITDA levels, as defined, specified interest coverage, senior and total debt ratios based on a TTM EBITDA basis, a minimum utilization rate, as defined; and, among other things, restrictions on the payment of dividends, loans and payments to affiliates.

Pac-Van also has a senior subordinated secured note payable to SPV Capital Funding, L.L.C. (“SPV”) with a principal balance of $25,000,000. This subordinated note matures on February 2, 2013, requires quarterly interest only payments computed at 13.0% per annum and is also subject to the maintenance of certain financial covenants.

Other

The Company has a credit agreement, as amended, with Union Bank (“UB”) for a $1,000,000 credit facility. Borrowings or advances under the facility bear interest at UB’s “Reference Rate” (which approximates the U.S. prime rate) and are due and payable by March 31, 2011. The facility is guaranteed by GFN U.S. and requires the maintenance of certain quarterly and year-end financial reporting covenants. As of September 30, 2009, borrowings under the UB credit facility totaled $900,000.

Other long-term debt and obligations totaled $1,944,000 at September 30, 2009, which includes the subordinated promissory note of $1,500,000 issued in connection with the acquisition of Pac-Van (see Note 1).

Loan Covenant Compliance

The Company was in compliance with the financial covenants under its senior credit facilities and senior subordinated notes discussed above as of September 30, 2009. However, as widely reported, the financial markets and economy in the U.S., as well as the global economy in general, including Australia, have been in a downturn or recession for a period of time. If the current economic environment continues to be weak or worsens, the Company’s ability to continue meeting covenant requirements may be impaired and may result in the seeking of amendments or waivers of covenant compliance or alternative borrowing arrangements. While management of the Company believes its relationships with its senior lenders are good, there is no assurance that they would consent to such an amendment or waiver in the event of noncompliance; or that such consent would not be conditioned upon the receipt of a cash payment, revised principal payout terms, increased interest rates, or restrictions in the expansion of the credit facilities; or that our senior lenders would not exercise rights that would be available to them, including, among other things, demanding payment of outstanding borrowings.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Note 5. Financial Instruments

Fair Value Measurements

The Company adopted what is now codified as FASB ASC Topic 820, Fair Value Measurements and Disclosures, effective July 1, 2008. FASB ASC Topic 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, FASB ASC Topic 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value, as follows:

Level 1 — Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2 — Observable inputs, other than Level 1 inputs in active markets, that are observable either directly or indirectly; and

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Exposure to credit, interest rate and currency risks arises in the normal course of the Company’s business. The Company may use derivative financial instruments to hedge exposure to fluctuations in foreign exchange rates and interest rates. The Company believes it has no material market or credit risks to its operations, financial position or liquidity as a result of its commodities and other derivatives activities, including forward-exchange contracts. Derivative instruments measured at fair value and their classification on the consolidated balances sheets and consolidated statements of operations are as follows (in thousands):

		Asset Derivative - Fair Value (Level 2)
		June 30,	September 30,
Type of Derivative Contract	Balance Sheet Classification	2009	2009
			(Unaudited)

Swap Contracts and Options (Caps)	Trade and other receivables	$—	$—

		Liability Derivative - Fair Value (Level 2)
		June 30,	September 30,
Type of Derivative Contract	Balance Sheet Classification	2009	2009
			(Unaudited)

Swap Contracts and Options (Caps)	Trade payables and accrued liabilities	$1,587	$1,360

Forward Contracts	Trade payables and accrued liabilities	656	486

		Quarter Ended September 30,
Type of Derivative Contract	Statement of Operations Classification	2008	2009

Swap Contracts and Options (Caps)	Unrealized gain (loss) included in interest expense	$(1,536)	$141

Forward Contracts	Foreign currency exchange gain (loss) and other	1,291	209

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Fair Value of Financial Instruments

Under the provisions of FASB ASC Topic 825, Financial Instruments, the carrying value of the Company’s financial instruments, which include cash and cash equivalents, net receivables, trade payables and accrued liabilities, borrowings under the senior credit facilities, the subordinated notes, interest rate swap and forward exchange contracts and commercial bills; approximate fair value due to current market conditions, maturity dates and other factors.

Interest Rate Swap Contracts

The Company’s exposure to market risk for changes in interest rates relates primarily to its long-term debt obligations. The Company’s policy is to manage its interest expense by using a mix of fixed and variable rate debt.

To manage this mix in a cost-efficient manner, the Company enters into interest rate swaps and interest rate options, in which the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. These swaps and options are designated to hedge changes in the interest rate of its commercial bill liability. The secured ANZ loan and interest rate swaps and options have the same critical terms, including expiration dates. The Company believes that financial instruments designated as interest rate hedges are highly effective. However, documentation of such, as required by FASB ASC Topic 815, Derivatives and Hedging, does not exist. Therefore, all movements in the fair values of these hedges are reported in the statement of operations in the period in which fair values change.

The Company’s interest rate swap and option (cap) contracts are not traded on a market exchange; therefore, the fair values are determined using valuation models which include assumptions about the interest rate yield curve at the reporting dates (Level 2 fair value measurement). As of September 30, 2009, there were four open interest rate swap contracts and three open interest rate option (cap) contracts, as follows (dollars in thousands):

		Fair Value as of
	Notional Amount	September 30, 2009
Swap	$14,403	$(712)
Swap	1,746	(135)
Swap	4,402	(314)
Swap	3,183	(278)
Option (Cap)	1,887	8
Option (Cap)	1,364	1
Option (Cap)	10,475	70

Total	$37,460	$(1,360)

Foreign Currency Risk

The Company has transactional currency exposures. Such exposure arises from sales or purchases in currencies other than the functional currency. The currency giving rise to this risk is primarily U.S. dollars. Royal Wolf has a bank account denominated in U.S. dollars into which a small number of customers pay their debts. This is a natural hedge against fluctuations in the exchange rate. The funds are then used to pay suppliers, avoiding the need to convert to Australian dollars. Royal Wolf uses forward currency contracts and options to eliminate the currency exposures on the majority of its transactions denominated in foreign currencies, either by transaction if the amount is significant, or on a general cash flow hedge basis. The forward currency contracts and options are always in the same currency as the hedged item. The Company believes that financial instruments designated as foreign currency hedges are highly effective. However documentation of such as required by ASC Topic 815 does not exist. Therefore, all movements in the fair values of these hedges are reported in the statement of operations in the period in which fair values change.

The Company also has certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. Unrealized gains and losses resulting from such remeasurement due to changes in the Australian exchange rate to the U.S. dollar could have significant impact in the Company’s reported results of operations, as well as any realized gains and losses from the payments on such U.S. dollar-denominated debt and intercompany borrowings. In FY 2009 and FY 2010, unrealized and realized foreign exchange (losses) and gains totaled ($5,785,000) and ($3,237,000) and $2,250,000 and $128,000, respectively.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Note 6. Related Party Transactions

The Company has utilized certain accounting, administrative and secretarial services from affiliates of officers; as well as office space provided by an affiliate of Mr. Valenta. Until the consummation of a business combination by the Company, the affiliates had agreed to make such services available to the Company free of charge, as may have been required by the Company from time to time; with the exception of the reimbursement of certain out-of-pocket costs incurred on behalf of the Company. Effective September 14, 2007, the Company entered into a month-to-month arrangement that lasted until January 31, 2008 with an affiliate of Mr. Valenta for the rental of the office space at $1,148 per month. In addition, effective September 14, 2007, the Company commenced recording a charge to operating results (with an offsetting contribution to additional paid-in capital) for the estimated cost of contributed services rendered to the Company by non-employee officers and administrative personnel of affiliates. These contributed services ceased in February 2009.

Effective January 31, 2008, the Company entered into a lease with an affiliate of Mr. Valenta for its new corporate headquarters in Pasadena, California. The rent is $7,393 per month, effective March 1, 2009, plus allocated charges for common area maintenance, real property taxes and insurance, for approximately 3,000 square feet of office space. The term of the lease is five years, with two five-year renewal options, and the rent is adjusted yearly based on the consumer price index. Rental payments were $29,000 and $28,000 in FY 2009 and FY 2010, respectively.

Effective October 1, 2008, the Company entered into a services agreement through June 30, 2009 (the “Termination Date”) with an affiliate of Mr. Valenta for certain accounting, administrative and secretarial services to be provided at the corporate offices and for certain operational, technical, sales and marketing services to be provided directly to the Company’s operating subsidiaries. Charges for services rendered at the corporate offices will be, until further notice, at $7,000 per month and charges for services rendered to the Company’s subsidiaries will vary depending on the scope of services provided. The services agreement provides for, among other things, mutual modifications to the scope of services and rates charged and automatically renews for successive one-year terms, unless terminated in writing by either party not less than 30 days prior to the Termination Date. Total charges to the Company for services rendered under this agreement totaled $21,000 at the corporate office and $8,000 at the operating subsidiaries in FY 2010.

Note 7. Stock Option Plans

On August 29, 2006, the Board of Directors of the Company adopted the General Finance Corporation 2006 Stock Option Plan (“2006 Plan”), which was approved and amended by stockholders on June 14, 2007 and December 11, 2008, respectively. Under the 2006 Plan, the Company may issue to directors, employees, consultants and advisers up to 2,500,000 shares of its common stock. The options may be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or so-called non-qualified options that are not intended to meet incentive stock option requirements. The options may not have a term in excess of ten years, and the exercise price of any option may not be less than the fair market value of the Company’s common stock on the date of grant of the option. Unless terminated earlier, the 2006 Plan will automatically terminate June 30, 2016.

On each of September 11, 2006 (“2006 Grant”) and December 14, 2007 (“2007 Grant”), the Company granted options to an officer of GFN to purchase 225,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $7.30 per share and $9.05 per share, respectively, with a vesting period of five years

On January 22, 2008 (“2008 Grant”), the Company granted options to certain key employees of Royal Wolf to purchase 489,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $8.80 per share. The 2008 Grant consisted of 243,000 options with a vesting period of five years and 246,000 options that vest subject to a performance condition based on Royal Wolf achieving a certain EBITDA target for 2008. The Company initially commenced recognizing compensation expense over the vesting period of 20 months.

In June 2008, the Compensation Committee of the Company’s Board of Directors determined that the full EBITDA target for the 2008 Grant would not be achieved. As a result, the 2008 Grant was modified whereby one-half of the outstanding options subject to the EBITDA performance criteria were deemed to have achieved the performance condition. The remaining one-half of these performance-based options (“PB 2008 Grant”) were modified on July 23, 2008 (see below) for EBITDA targets at Royal Wolf pertaining to the years ending June 30, 2009 (“2009”) and 2010 (“2010”). At that time, the Company reassessed and revalued these options and commenced recognizing the changes in stock-based compensation on a prospective basis.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

On July 23, 2008 (“July 2008 Grant”), the Company granted options to certain key employees of Royal Wolf to purchase 198,500 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $5.35 per share. The July 2008 Grant consisted of the PB 2008 Grant (see above) totaling 118,500 options, 40,000 options with a vesting period of five years and 40,000 options that vest subject to a performance condition based on Royal Wolf achieving certain EBITDA targets for 2009 and 2010. The Company initially commenced recognizing compensation expense over the vesting periods of 2.17 years and 3.17 years for EBITDA targets in 2009 and 2010, respectively, pertaining to 79,250 options in each of those vesting periods. However, the EBITDA target for 2009 was not achieved and those performance-based options were forfeited during the quarter ended September 30, 2009.

On September 18, 2008 (“September 2008 Grant”), the Company granted options to the non-employee members of its Board of Directors to purchase 36,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $6.50 per share, with a vesting period of three years.

On October 1, 2008 (“October 2008 Grant”), the Company granted options to certain key employees of Pac-Van and to a former stockholder of MOAC, who became a non-employee member of Company’s Board of Directors effective on that date, to purchase 356,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date; or $6.40 per share. The October 2008 Grant consisted of 154,550 options with a vesting period of five years, 9,000 options with a vesting period of three years and 192,450 options that vest subject to performance conditions based on Pac-Van achieving an EBITDA target for 2009 and to-be-determined EBITDA targets for the subsequent four fiscal years . The Company commenced recognizing compensation expense over the vesting periods ranging from 1.92 years to 5.92 years pertaining to 38,490 options in each of those vesting periods. However, the EBITDA target for 2009 was not achieved and those performance-based options were forfeited during the quarter ended September 30, 2009.

On December 11, 2008 (“December 2008 Grant”), the Company granted options to a non-employee member of its Board of Directors to purchase 9,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $1.78 per share, with a vesting period of three years.

On January 27, 2009 (“January 2009 Grant”), the Company granted options to certain key employees of Royal Wolf and Pac-Van to purchase 4,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $1.94 per share, with a vesting period of five years.

A summary of the Company’s stock option activity and related information under the 2006 Plan as of and for the quarter ended September 30, 2009 follows:

			Weighted-
		Weighted-	Average
	Number of	Average	Remaining
	Options	Exercise	Contractual
	(Shares)	Price	Term (Years)

Outstanding at June 30, 2009	1,358,000	$7.39
Granted	—	—
Exercised	—	—
Forfeited or expired	(139,540)	6.10

Outstanding at September 30, 2009	1,218,460	$7.53	8.3

Exercisable at September 30, 2009	298,000	$8.07	7.7

At September 30, 2009, the Company’s market price for its common stock was at $1.45 per share, which is below the exercise prices of all of the outstanding stock options. Also at September 30, 2009, stock-based compensation of $1,767,000 related to stock options has been recognized in the statement of operations, with a corresponding benefit to additional paid-in capital, and there remains $1,895,000 of unrecognized compensation expense to be recorded on a straight-line basis over the remaining weighted-average vesting period of 3.0 years.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

The fair value of the stock options granted under the 2006 Plan was determined by using the Black-Scholes option-pricing model. The fair value of the stock options of each grant and the assumptions used are as follows:

				July 2008	September	October 2008	December	January
	2006 Grant	2007 Grant	2008 Grant	Grant	2008 Grant	Grant	2008 Grant	2009 Grant

Fair value of stock option	$3.06	$3.75	$3.94	$2.74	$3.31	$3.22	$1.06	$1.20

Assumptions used:
Risk-free interest rate	4.8%	3.27%	3.01%	3.77%	3.08%	3.29%	1.99%	1.99%
Expected life (in years)	7.5	7.5	7.5	7.5	7.5	7.5	7.5	7.5
Expected volatility	26.5%	31.1%	35.8%	41.8%	43.1%	41.8%	57.1%	59.9%
Expected dividends	—	—	—	—	—	—	—	—

A deduction is not allowed for U.S. income tax purposes with respect to non-qualified options granted in the United States until the stock options are exercised or, with respect to incentive stock options issued in the United States, unless the optionee makes a disqualifying disposition of the underlying shares. The amount of any deduction will be the difference between the fair value of the Company’s common stock and the exercise price at the date of exercise. Accordingly, there is a deferred tax asset recorded for the U.S. tax effect of the financial statement expense recorded related to stock option grants in the United States. The tax effect of the U.S. income tax deduction in excess of the financial statement expense, if any, will be recorded as an increase to additional paid-in capital.

On September 21, 2009, the Board of Directors of the Company adopted the 2009 Stock Incentive Plan (“2009 Plan”), subject to stockholder approval at the Company’s annual meeting in December 2009. The 2009 Plan is an “omnibus” incentive plan permitting a variety of equity programs designed to provide flexibility in implementing equity and cash awards, including incentive stock options, nonqualified stock options, restricted stock grants, restricted stock units, stock appreciation rights, performance stock, performance units and other stock-based awards. Participants in the 2009 Plan may be granted any one of the equity awards or any combination of them, as determined by the Board of Directors or the Compensation Committee. Upon the approval of the 2009 Plan by the stockholders, the Company will suspend further grants under the 2006 Plan. Any stock options which are forfeited under the 2006 Plan will become available for grant under the 2009 Plan, but the total number of shares available under the 2006 Plan and the 2009 Plan will not exceed the 2,500,000 shares reserved for grant under the 2006 Plan.

Note 8. Commitments and Contingencies

Put and Call Options

In conjunction with the closing of the acquisition of Royal Wolf, the Company entered into a shareholders agreement with Bison Capital. The shareholders agreement was amended on September 21, 2009 and provides that, at any time after July 1, 2011, Bison Capital may require the Company to purchase from Bison Capital all of its 13.8% outstanding capital stock of GFN U.S. The purchase for the capital stock price (which is payable in cash or, if mutually agreeable to both the Company and Bison Capital, paid in GFN common stock or some combination thereof) is, in essence, the greater of the following:

(i) the amount equal to Bison Capital’s ownership percentage in GFN U.S., or 13.8%, multiplied by the result of 8.25 multiplied by the sum of Royal Wolf’s EBITDA for a twelve-month determination period, as defined, plus all administrative expense payments or reimbursements made by Royal Wolf to the Company during such period; minus the net debt of Royal Wolf, as defined; or

(ii) the amount equal to the Bison Capital’s ownership percentage in GFN U.S. multiplied by the result of the GFN trading multiple, as defined, multiplied by Royal’s Wolf’s EBITDA for the determination period; minus the net debt of Royal Wolf; or

(iii) the greater of (1) $12,850,000 or (2) Bison Capital’s ownership percentage in GFN U.S., or 13.8%, multiplied by the result of 8.25 multiplied by the sum of Royal Wolf’s TTM EBITDA measured at the end of each fiscal quarter through June 30, 2011, as defined.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Also under the shareholders agreement, the Company has the option, at anytime prior to September 13, 2010, to cause Bison Capital to sell and transfer its 13.8% outstanding capital stock of GFN U.S. to the Company for a purchase price equal to the product of 2.75 multiplied by Bison Capital’s cost in the GFN U.S. capital stock. Subsequent to July 1, 2012, the Company’s call option purchase price is similar to (i) and (ii) of the Bison Capital put option, except the EBITDA multiple is 8.75.

The Company accounts for Bison Capital’s put option as a non-freestanding financial instrument classified in temporary equity, pursuant to the requirements of SEC Accounting Series Release (“ASR”) No. 268, Presentation in Financial Statements of “Redeemable Preferred Stock.”  In accordance with the guidelines of ASR No. 268, the redemption value of the put option was reflected in minority interest, with the corresponding adjustment to additional paid-in capital determined after the attribution of the net income or loss of Royal Wolf to minority interest. As discussed in Note 2, effective July 1, 2009, the Company adopted the provisions of a pronouncement issued in December 2007 on what is now codified as FASB ASC Topics 805, Business Combinations, and 810, Consolidation. In connection with the adoption of the provisions in these Topics, the Company will accrete the redemption value of the put option over the period from July 1, 2009 through June 30, 2011 with the corresponding adjustment to net income or loss attributable to noncontrolling interest.

Other Matters

The Company is not involved in any material lawsuits or claims arising out of the normal course of business. The nature of its business is such that disputes can occasionally arise with employees, vendors (including suppliers and subcontractors), and customers over warranties, contract specifications and contract interpretations among other things. The Company assesses these matters on a case-by-case basis as they arise. Reserves are established, as required, based on its assessment of its exposure. The Company has insurance policies to cover general liability and workers compensation related claims. In the opinion of management, the ultimate amount of liability not covered by insurance under pending litigation and claims, if any, will not have a material adverse effect on our financial position, operating results or cash flows.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Note 9. Cash Flows from Operating Activities and Other Financial Information

The following table provides a detail of cash flows from operating activities (in thousands):

	Quarter Ended September 30,
	2008	2009
Cash flows from operating activities
Net income (loss)	$(6,668)	$648

Adjustments to reconcile net income (loss) to cash flows from operating activities:

Gain on sales and disposals of property, plant and equipment	(8)	—
Unrealized foreign exchange loss (gain)	5,785	(2,250)
Unrealized loss (gain) on forward exchange contracts	(1,291)	(209)
Unrealized loss (gain) on interest rate swaps and options	1,536	(141)
Depreciation and amortization	3,383	5,257
Amortization of deferred financing costs	59	81
Accretion of interest	60	60
Share-based compensation expense	210	246
Contributed services	73	—

Deferred income taxes	(3,778)	333

Changes in operating assets and liabilities:
Trade and other receivables, net	(5,656)	6,636
Inventories	(5,111)	3,419
Prepaid expenses and other	(540)	(1,579)
Trade payables, accrued liabilities and other deferred credits	12,545	(5,166)
Income taxes payable	(92)	130

Net cash provided (used) by operating activities	$507	$7,465

The following table provides a detail of comprehensive income (loss) (in thousands):

	Quarter Ended September 30,
	2008	2009
Net income (loss) attributable to stockholders	$(5,027)	$75
Other comprehensive income (loss) — cumulative translation adjustment	(9,526)	4,060

Comprehensive income (loss)	$(14,553)	$4,135

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Note 10. Segment Reporting

The tables below represent the Company’s revenues from external customers, long-lived assets (consisting of lease fleet and property, plant and equipment) and operating income as attributed to its two geographic locations (in thousands):

	Quarter Ended September 30,
Revenues from external customers:	2008	2009
North America:
Sales	$—	$4,474
Leasing	—	9,953

	—	14,427

Asia-Pacific:
Sales	20,995	12,139
Leasing	10,658	8,653

	31,653	20,792

Total revenues	$31,653	$35,219

Long-lived assets:	June 30, 2009	September 30, 2009
		(Unaudited)
North America	$112,419	$112,296
Asia-Pacific	86,956	93,932

Total long-lived assets	$199,375	$206,228

	Quarter Ended September 30,
Operating income:	2008	2009
North America	$(535)	$1,771
Asia-Pacific	2,262	304

Total operating income	$1,727	$2,075

INDEX TO ANNUAL CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm (Crowe Horwath LLP)	F-2

Report of Independent Registered Public Accounting Firm (Grobstein, Horwath & Company LLP)	F-3

Consolidated Balance Sheets as of June 30, 2008 and 2009 (Successor)	F-4

Consolidated Statements of Operations for the year ended June 30, 2007 (Predecessor), for the period from July 1 to September 13, 2007 (Predecessor) and for the years ended June 30, 2008 and 2009 (Successor)
F-5

Consolidated Statement of Stockholders’ Equity and Comprehensive Income for the period from October 14, 2005 (inception) to June 30, 2007, and for the years ended June 30, 2008 and 2009 (Successor)	F-6

  Consolidated Statements of Cash Flows for the year ended June 30,  2007 (Predecessor), for the period from July 1 to September 13, 2007 (Predecessor) and for the years ended June 30, 2008 and 2009 (Successor)
F-7

Notes to Consolidated Financial Statements	F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
General Finance Corporation

We have audited the accompanying consolidated balance sheet of General Finance Corporation and Subsidiaries as of June 30, 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the year ended June 30, 2009. In connection with our audit of the financial statements, we have also audited the financial statement schedule listed in Item 15(a) of this Form 10-K. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2009, and the consolidated results of its operations and its cash flows for the year ended June 30, 2009, in conformity with U.S. generally accepted accounting principles.

As described in Note 14, the Company adopted certain provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 805 Business Combinations and Topic 810 Consolidation on July 1, 2009, which required retrospective application in the 2009 and 2008 financial statements.

/s/ Crowe Horwath LLP

Sherman Oaks, California
September 28, 2009, except for Note 14, as to which the date is December 16, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
General Finance Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of General Finance Corporation and Subsidiaries (the “Successor”) as of June 30, 2008, and the related consolidated statement of operations for the year ended June 30, 2008, consolidated statements of stockholders’ equity and comprehensive income (loss)  for the period since inception (October 14, 2005) to June 30, 2007 and for the year ended June 30, 2008, and consolidated statement of cash flows for the year ended June 30, 2008. We have also audited the accompanying consolidated statements of operations and cash flows of RWA Holding Pty Limited and Subsidiaries (the “Predecessor”) for the period from July 1, 2007 to September 13, 2007 and for the year ended June 30, 2007. These financial statements are the responsibility of the management of the Successor and Predecessor (collectively referred to as the “Companies”). Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Companies were not required to have, nor were we engaged to perform, audits of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing opinions on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinions. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the consolidated financial statements of the Successor referred to above present fairly, in all material respects, the consolidated financial position of General Finance Corporation and Subsidiaries as of June 30, 2008, and the consolidated results of their operations and cash flows for the year then ended and the changes in stockholders’ equity and comprehensive income (loss) for the period from inception (October 14, 2005) to June 30, 2007 and for the year ended June 30, 2008, in conformity with accounting principles generally accepted in the United States. Also in our opinion, the consolidated financial statements of the Predecessor referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of RWA Holding Pty Limited and Subsidiaries for the period from July 1, 2007 to September 13, 2007 and for the year ended June 30, 2007 in conformity with accounting principles generally accepted in the Unites States.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
September 13, 2008

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	Successor (Note 1)
	June 30,
	2008	2009
Assets
Cash and cash equivalents	$2,772	$3,346
Trade and other receivables, net of allowance for doubtful accounts of $485 and $2,092 at June 30, 2008 and 2009, respectively	18,327	26,432
Inventories	21,084	22,511
Prepaid expenses	2,094	1,883

Total current assets	44,277	54,172

Lease receivables	1,589	1,163
Property, plant and equipment, net	7,503	10,460
Lease fleet, net	87,748	188,915
Goodwill	31,721	73,917
Intangible assets, net	34,698	30,058
Other assets	325	11

Total non-current assets	163,584	304,524

Total assets	$207,861	$358,696

Current liabilities
Trade payables and accrued liabilities	$18,504	$24,422
Current portion of long-term debt and obligations	3,223	16,371
Unearned revenue and advance payments	2,930	8,461
Income taxes payable	705	—

Total current liabilities	25,362	49,254

Non-current liabilities
Long-term debt and obligations, net of current portion	78,029	183,933
Deferred tax liabilities	1,462	13,822
Employee benefits and other non-current liabilities	227	235

Total non-current liabilities	79,718	197,990

Commitments and contingencies (Note 10)	—	—

Noncontrolling interest (Note 14)	9,050	8,278

Stockholders’ equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 25,000 shares issued and outstanding (in series) at June 30, 2009 and stated at liquidation value ($1,386 total liquidation preference)	—	1,345
Common stock, $.0001 par value: 100,000,000 shares authorized; 13,826,052 and 17,826,052 shares outstanding at June 30, 2008 and 2009, respectively	1	2
Additional paid-in capital	81,688	105,314
Accumulated other comprehensive income (loss)	6,787	(4,963)
Retained earnings	5,255	1,476

Total stockholders’ equity	93,731	103,174

Total liabilities and stockholders’ equity	$207,861	$358,696

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Predecessor		Successor (Note 1)
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009

Revenues
Sales	$52,929	$10,944	$68,029	$75,528
Leasing	21,483	4,915	27,547	70,932

	74,412	15,859	95,576	146,460

Costs and expenses
Cost of sales	46,402	9,466	57,675	64,317
Leasing, selling and general expenses	20,761	4,210	22,161	51,040
Depreciation and amortization	2,577	653	7,367	17,045

Operating income	4,672	1,530	8,373	14,058

Interest income	413	14	1,289	296
Interest expense	(4,378)	(947)	(6,888)	(16,161)
Foreign currency exchange gain (loss) and other	95	(129)	3,814	(9,312)

	(3,870)	(1,062)	(1,785)	(25,177)

Income (loss) before provision for income taxes and noncontrolling interest	802	468	6,588	(11,119)

Provision (benefit) for income taxes	490	180	2,034	(4,374)

Net income (loss)	312	288	4,554	(6,745)

Noncontrolling interest (Note 14)	—	—	448	(3,028)

Net income (loss) attributable to stockholders	$312	$288	$4,106	$(3,717)

Net income (loss) per common share:
Basic			$0.40	$(0.22)
Diluted			0.39	(0.22)

Weighted average shares outstanding:
Basic			10,160,955	16,817,833
Diluted			10,485,397	16,817,833

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share data)

	Successor (Note 1)
	Cumulative				Additional	Other		Total
	Preferred Stock		Common Stock		Paid-In	Comprehensive	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Earnings	Equity
Balance at October 14, 2005 (inception)	—	$—	—	$—	$—	$—	$—	$—
Sale of common stock to initial stockholder on October 14, 2005	—	—	1,875,000	—	250	—	—	250
Sale of warrants on April 10, 2006	—	—	—	—	700	—	—	700
Sale of 7,500 units and underwriters’ purchase option, net of underwriters’ discount and offering expenses on April 10, 2006	—	—	7,500,000	1	55,255	—	—	55,256
Sale of 1,125 units for over-allotment on April 13, 2006	—	—	1,125,000	—	8,320	—	—	8,320
Common stock subject to possible conversion	—	—	—	—	(12,858)	—	—	(12,858)
Share-based compensation during the development stag	—	—	—	—	110	—	—	110
Net income attributable to stockholders	—	—	—	—	—	—	1,149	1,149

Balance at June 30, 2007	—	—	10,500,000	1	51,777	—	1,149	52,927
Reversal of common stock subject to possible conversion	—	—	—	—	12,858	—	—	12,858
Conversion of common stock into cash	—	—	(809,901)	—	(6,042)	—	—	(6,042)
Issuance of warrant to secured subordinated promissory note holder	—	—	—	—	1,309	—	—	1,309
Exercise of warrants	—	—	4,135,953	—	21,044	—	—	21,044
Share-based compensation	—	—	—	—	509	—	—	509
Contributed services	—	—	—	—	233	—	—	233
Net income attributable to stockholders	—	—	—	—	—	—	4,106	4,106
Cumulative translation adjustment	—	—	—	—	—	6,787	—	6,787

Total comprehensive income								10,893

Balance at June 30, 2008	—	—	13,826,052	1	81,688	6,787	5,255	93,731
Issuance of common stock	—	—	4,000,000	1	25,599	—	—	25,600
Issuance of preferred stock	25,000	1,345	—	—	(9)	—	—	1,336
Share-based compensation	—	—	—	—	902	—	—	902
Contributed services	—	—	—	—	130	—	—	130
Adjustment of redemption value of noncontrolling interest put option	—	—	—	—	(2,996)	—	—	(2,996)
Cumulative dividends paid	—	—	—	—	—	—	(62)	(62)
Net loss attributable to stockholders	—	—	—	—	—	—	(3,717)	(3,717)
Cumulative translation adjustment	—	—	—	—	—	(11,750)	—	(11,750)

Total comprehensive loss								(15,467)

Balance at June 30, 2009	25,000	$1,345	17,826,052	$2	$105,314	$(4,963)	$1,476	$103,174

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Predecessor		Successor (Note 1)
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009
Cash flows from operating activities
Net income (loss)	$312	$288	$4,554	$(6,745)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Loss (gain) on sales and disposals of property, plant and equipment	(23)	11	71	7
Unrealized foreign exchange loss (gain)	(134)	58	(4,246)	6,616
Unrealized loss (gain) on forward exchange contracts	40	72	34	(157)
Unrealized loss (gain) on interest rate swaps and options	(174)	90	(377)	2,057
Depreciation and amortization	2,577	653	7,367	17,045
Amortization of deferred financing costs	—	—	216	256
Accretion of interest	340	32	189	240
Share-based compensation expense	336	—	509	902
Contributed services	—	—	233	130
Interest deferred for common stock subject to possible conversion, net of income tax effect	—	—	(226)	—
Deferred income taxes	489	180	1,492	(4,198)
Changes in operating assets and liabilities:
Trade and other receivables, net	(5,017)	1,090	(1,321)	5,659
Inventories	12,017	(3,822)	(7,162)	3,525
Prepaid expenses and other	12	—	1,776	442
Trade payables, accrued liabilities and other deferred credits	(1,869)	5,642	5,244	(2,125)
Income taxes payable	50	—	(337)	(322)

Net cash provided by operating activities	8,956	4,294	8,016	23,332

Cash flows from investing activities:
Proceeds from sales of property, plant and equipment	101	28	16	134
Business acquisitions, net of cash acquired	(303)	—	(110,872)	(20,989)
Purchases of property, plant and equipment	(845)	—	(678)	(3,531)
Purchases of lease fleet	(20,350)	(3,106)	(8,560)	(14,300)
Purchases of intangible assets	(66)	—	(390)	(107)
Payment of deferred purchase consideration	(451)	—	—	—

Net cash used by investing activities	(21,914)	(3,078)	(120,484)	(38,793)

Cash flows from financing activities:
Proceeds (repayments) on capital leasing activities	(718)	(7,921)	(641)	241
Proceeds from long-term borrowings	5,361	1,124	25,447	16,416
Proceeds from issuances of capital	8,746	4,990	21,044	1,236
Cumulative dividends paid	—	—	—	(62)
Payments to converting stockholders, net	—	—	(6,426)	—
Noncontrolling interest capital contributions	—	—	8,278	—
Repayment of borrowings from related party	—	—	(2,350)	—

Net cash provided (used) by financing activities	13,389	(1,807)	45,352	17,831

Net increase (decrease) in cash	431	(591)	(67,116)	2,370

Cash and equivalents at beginning of period	567	886	68,277	2,772

The effect of foreign currency translation on cash	(112)	(5)	1,611	(1,796)

Cash and equivalents at end of period	$886	$290	$2,772	$3,346

Supplemental disclosure of cash flow information:
Cash paid during the period:
Interest	$1,497	$494	$6,199	$13,417
Income taxes	—	—	218	536

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(continued)

Non-cash investing and financing activities:

On October 1, 2008, the Company issued a subordinated promissory note of $1,500 and common stock of $25,600 as part of the consideration for the Pac-Van acquisition (see Note 1).

On December 8, 2008, the Company issued preferred stock of $100 as part of the consideration for the Container Wholesalers acquisition (see Note 4).

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Business Operations

Organization

General Finance Corporation (“GFN”) was incorporated in Delaware in October 2005 to effect a business combination with one or more operating businesses in the rental services and specialty finance sectors. From inception through September 13, 2007, GFN had no business or operations. References to the “Company” in these Notes are to GFN and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN North America Corp., a Delaware corporation (“GFNNA”); GFN Mobile Storage Inc., a Delaware corporation (“GFNMS”); GFN Australasia Holdings Pty Ltd., an Australian corporation (“GFN Holdings”); GFN Australasia Finance Pty Ltd, an Australian corporation (“GFN Finance”); RWA Holdings Pty Limited (“RWA”), an Australian corporation, and its subsidiaries (collectively, “Royal Wolf”); and Pac-Van, Inc., an Indiana corporation (“Pac-Van”). In September 2007, the Company changed its fiscal year to June 30 from December 31.

Acquisition of Royal Wolf

On September 13, 2007 (September 14 in Australia), the Company completed the acquisition of Royal Wolf through the acquisition of all of the outstanding shares of RWA. Based upon the actual exchange rate of one Australian dollar to $0.8407 U.S. dollar realized in connection with payments made upon completion of the acquisition, the purchase price paid to the sellers for the RWA shares was $64.3 million, including deposits of $1,005,000 previously paid in connection with the acquisition. The Company paid the purchase price, less the deposits, by a combination of cash in the amount of $44.7 million plus the issuance to Bison Capital Australia, L.P., (“Bison Capital”), one of the sellers, of shares of common stock of GFN U.S.; and the issuance of a note to Bison Capital. As a result of this structure, the Company owns 86.2% of the outstanding capital stock of GFN U.S. and Bison Capital owns 13.8% of the outstanding capital stock of GFN U.S. GFN Finance, an indirect subsidiary of GFN U.S., owns all of the outstanding capital stock of Royal Wolf.

Royal Wolf leases and sells storage containers, portable container buildings and freight containers in Australia and New Zealand; which is considered geographically by the Company to be the Asia-Pacific area. All references to events or activities (other than equity-related) which occurred prior to the completion of the acquisition on September 13, 2007 (September 14 in Australia) relate to Royal Wolf, as the predecessor company (the “Predecessor”). All references to events or activities (other than equity-related) which occurred after the completion of the acquisition on September 13, 2007 (September 14 in Australia) relate to the Company, as the successor company (the “Successor”).

The total purchase consideration, including the Company’s transaction costs of approximately $1.7 million, has been allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values as of September 13, 2007, as follows (in thousands):

September 13, 2007
Fair value of the net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$290
Trade and other receivables	11,212
Inventories	9,224
Lease receivables	2,008
Property, plant and equipment	4,346
Lease fleet	51,362
Trade payables and accrued liabilities	(18,705)
Long-term debt and obligations	(37,028)

Total net tangible assets acquired and liabilities assumed	22,709

Fair value of intangible assets acquired:
Customer lists	21,722
Non-compete agreement	3,139
Software and other (including deferred financing costs of $1,187)	1,521
Goodwill	23,057

Total intangible assets acquired	49,439

Total purchase consideration	$72,148

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Acquisition of Pac-Van

On October 1, 2008, the Company completed its acquisition of Pac-Van through a merger with Mobile Office Acquisition Corp. (“MOAC”), the parent of Pac-Van, and the Company’s wholly-owned subsidiary formed in July 2008, GFNNA. Pac-Van leases and sells modular buildings, mobile offices and storage containers in the United States.

The Company, in addition to assuming Pac-Van’s long-term debt, paid the purchase price to the stockholders of MOAC by a combination of $19.4 million in cash, 4,000,000 shares of GFN restricted common stock (valued at $25.6 million) and a 20-month subordinated promissory note in the aggregate principal amount of $1.5 million bearing interest at 8% per annum. The note and 1,133,333 shares of the restricted common stock will secure the indemnification obligations for 20 months and 36 months, respectively. Among other things, the Company and the stockholders of MOAC entered into a stockholders agreement which provided registration rights which may be exercised after June 30, 2009. In addition, in connection with the acquisition, the Company granted options to certain key employees of Pac-Van and to a former stockholder of MOAC, who became a non-employee member of Company’s Board of Directors effective on that date, to purchase 347,000 and 9,000 shares of common stock, respectively, at an exercise price equal to the closing market price of the Company’s common stock as of October 1, 2008, or $6.40.

The total purchase consideration, including the Company’s transaction costs of approximately $0.9 million has been allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values as of October 1, 2008, as follows (in thousands):

October 1, 2008
Fair value of the net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$1,517
Trade and other receivables	15,035
Inventories	10,145
Prepaid expenses	398
Property, plant and equipment	3,473
Lease fleet	108,134
Other assets	—
Trade payables and accrued liabilities	(12,975)
Unearned revenue and advance payments	(7,414)
Long-term debt	(107,600)
Deferred income taxes	(17,405)

Total net tangible assets acquired and liabilities assumed	(6,692)

Fair value of intangible assets acquired:
Customer base	4,850
Trade name	2,200
Deferred financing costs	191
Goodwill	46,889

Total intangible assets acquired	54,130

Total purchase consideration	$47,438

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated statements of operations reflect the operating results of the Company following the dates of acquisitions of Royal Wolf and Pac-Van and do not reflect the operating results of Royal Wolf and Pac-Van prior to the acquisition dates, except for Royal Wolf as the Predecessor. The following unaudited pro forma information for the years ended June 30, 2008 and 2009 assume the acquisitions of Royal Wolf and Pac-Van occurred at the beginning of the periods presented (in thousands, except per share data):

	Year Ended June 30,
	2008	2009
	(Unaudited)
Revenues	$166,400	$169,102
Net income (loss) attributable to stockholders	7,006	(2,937)

Pro forma net income (loss) per common share:
Basic	$0.39	$(0.17)
Diluted	0.39	(0.17)

The pro forma results are not necessarily indicative of the results that may have actually occurred had the acquisitions taken place on the dates noted, or the future financial position or operating results of the Company. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma adjustments include adjustments for reduced interest income and increased interest expense, as well as increased depreciation and amortization expense as a result of the application of the purchase method of accounting.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

References to “2007”, “2008”, “2009” and “Predecessor Period 2008” are to the years ended June 30, 2007, 2008, 2009 and for the period from July 1 to September 13, 2007, respectively.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Foreign Currency Translation

The Company’s functional currency for its operations in Australia is the Australian (“AUS”) dollar. All adjustments resulting from the translation of the accompanying consolidated financial statements from the functional currency into the United States (“U.S.”) dollar reporting currency are recorded as a component of stockholders’ equity in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, Foreign Currency Translation. All assets and liabilities are translated at the rates in effect at the balance sheet dates; and revenues, expenses, gains and losses are translated using the average exchange rates during the periods. Transactions in foreign currencies are translated at the foreign exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to the functional currency at the foreign exchange rate prevailing at that date. Foreign exchange differences arising on translation are recognized in the statement of operations. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to the functional currency at foreign exchange rates prevailing at the dates the fair value was determined.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Segment Information

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Based on the provisions of SFAS No. 131 and the manner in which the chief operating decision maker analyzes the business, the Company has determined it has two separately reportable geographic segments and one reportable operating segment.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash balances.

Allowance for Doubtful Accounts and Credit Risks

Reference is made to Note 6 for a discussion of the Company’s allowance for doubtful accounts and credit risks.

Inventories

Inventories are stated at the lower of cost or market (net realizable value). Net realizable value is the estimated selling price in the ordinary course of business. Expenses of marketing, selling and distribution to customers, as well as costs of completion are estimated and are deducted from the estimated selling price to establish net realizable value. Costs are assigned to individual items of inventory on the basis of specific identification and include expenditures incurred in acquiring the inventories and bringing them to their existing condition and location. Inventories consist primarily of containers, modular buildings and mobile offices held for sale or lease and are comprised of the following (in thousands):

	June 30,
	2008	2009
Finished goods	$18,795	$21,170
Work in progress	2,289	1,341

	$21,084	$22,511

Derivative Financial Instruments

Derivative financial instruments include warrants issued as part of the Initial Public Offering (“IPO”), a purchase option that was sold to the representative of the underwriters and warrants issued in connection with a senior subordinated promissory note with Bison Capital (Note 5). Based on Emerging Issues Task Force Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the issuance of the warrants and the sale of the purchase option were reported in stockholders’ equity and, accordingly, there is no impact on the Company’s financial position or results of operations; except for the $100 in proceeds from the sale of the purchase option and the discounting of the senior subordinated promissory note for the fair market value of the warrants issued to Bison Capital. Subsequent changes in the fair value will not be recognized as long as the warrants and purchase option continue to be classified as equity instruments. At the date of issuance, the Company determined the purchase option and the warrants issued to Bison Capital had a fair market value of approximately $641,000 and $1,309,000, respectively, using the Black-Scholes pricing model.

The Company may use derivative financial instruments to hedge its exposure to foreign currency and interest rate risks arising from operating, financing and investing activities. The Company does not hold or issue derivative financial instruments for trading purposes. However, derivatives that do not qualify for hedge accounting are accounted for as trading instruments. Derivative financial instruments are recognized initially at fair value. Subsequent to initial recognition, derivative financial instruments are stated at fair value. The gain or loss on remeasurement to fair value is recognized immediately in the statement of operations.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounting for Stock Options

For the issuances of stock options, the Company follows the fair value provisions of SFAS No. 123R, Share-Based Payment. SFAS No. 123R requires recognition of employee share-based compensation expense in the statements of income over the vesting period based on the fair value of the stock option at the grant date.

Property, Plant and Equipment

Owned assets

Property, plant and equipment are stated at cost, less accumulated depreciation and impairment losses. The cost of self-constructed assets includes the cost of materials, direct labor, the initial estimate (where relevant) of the costs of dismantling and removing the items and restoring the site on which they are located; and an appropriate allocation of production overhead, where applicable. Depreciation for property, plant and equipment is recorded on a straight-line basis over the estimated useful lives of the related asset. The residual value, the useful life and the depreciation method applied to an asset are reassessed at least annually.

Property, plant and equipment consist of the following (in thousands):

	Estimated	June 30,
	Useful Life	2008	2009
Land	—	$1,749	$1,486
Building	40 years	271	230
Transportation and plant equipment (including capital lease assets)	3 — 10 years	5,489	9,010
Furniture, fixtures and office equipment	3 — 10 years	893	3,017

		8,402	13,743
Less accumulated depreciation and amortization		(899)	(3,283)

		$7,503	$10,460

Capital leases

Leases under which substantially all the risks and benefits incidental to ownership of the leased assets are assumed by the Company are classified as capital leases. Other leases are classified as operating leases. A lease asset and a lease liability equal to the present value of the minimum lease payments, or the fair value of the leased item, whichever is the lower, are capitalized and recorded at the inception of the lease. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly to the statement of operations. Capitalized leased assets are depreciated over the shorter of the estimated useful life of the asset or the lease term.

Operating leases

Payments made under operating leases are expensed on the straight-line basis over the term of the lease, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased property. Where leases have fixed rate increases, these increases are accrued and amortized over the entire lease period, yielding a constant periodic expense over the term of the lease.

Lease Fleet

The Company has a fleet of storage containers, mobile offices, modular buildings and steps that it primarily leases to customers under operating lease agreements with varying terms. The lease fleet (or lease or rental equipment) is recorded at cost and depreciated on the straight-line basis over the estimated useful life (5 — 20 years), after the date the units are put in service, and are depreciated down to their estimated residual values (0% — 70% of cost). In the opinion of management, estimated residual values are at or below net realizable values. The Company continues to evaluate these depreciation policies as more information becomes available from other comparable sources and its own historical experience.

Costs incurred on lease fleet containers subsequent to initial acquisition are capitalized when it is probable that future economic benefits in excess of the originally assessed performance will result; otherwise, they are expensed as incurred.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Containers in the lease fleet are also available for sale. The cost of sales of a container in the lease fleet is recognized at the carrying amount at the date of sale.

In the fourth quarter of 2007, Royal Wolf revised the estimated useful life and residual value of its container for lease fleet. The financial impact of the revision resulted in depreciation expense for 2007 being $969,000 less than what it would have been if the previous useful life estimate had been applied.

Impairment of Long-Lived Assets

The Company periodically reviews for the impairment of long-lived assets and assesses when an event or change in circumstances indicates the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and the eventual disposition is less than its carrying amount. The Company has determined that no impairment provision related to long-lived assets was required to be recorded as of June 30, 2008 and 2009.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in connection with business acquisitions. The Company accounts for goodwill in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives and requires these assets be reviewed for impairment at least annually. The Company tests goodwill annually for impairment or when events or circumstances indicate that there might be impairment using the two-step process prescribed in SFAS No. 142. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. The Company has determined that no impairment provision related to goodwill was required to be recorded at June 30, 2009. The change in the balance of goodwill is as follows (in thousands)

	June 30,
	2008	2009
Beginning of year	$—	$31,721
Acquired goodwill (including foreign translation effect)	31,721	42,196

End of year	$31,721	$73,917

Intangible Assets

Intangible assets consist of those with indefinite useful lives (trademark and trade name) and those with finite useful lives (primarily customer base and lists, non-compete agreements and deferred financing costs). Customer base and lists are amortized on an accelerated and straight-line basis, respectively, and non-compete agreements are amortized on a straight-line basis over the expected period of benefit which range from one to ten years. Costs to obtain long-term financing are deferred and amortized over the term of the related debt using the straight-line method. Amortizing the deferred financing costs using the straight-line method does not produce significantly different results than that of the effective interest method. Intangible assets with finite useful lives consist of the following (in thousands):

	June 30,
	2008	2009
Trademark and trade name	$740	$2,940
Customer base and lists	29,364	29,485
Non-compete agreements	6,218	5,633
Deferred financing costs	1,947	2,019
Other	733	713

	39,002	40,790
Less accumulated amortization	(4,304)	(10,732)

	$34,698	$30,058

The Company reviews intangibles (those assets resulting from acquisitions) at least annually for impairment or when events or circumstances indicate these assets might be impaired. The Company tests impairment using historical cash flows and other relevant facts and circumstances as the primary basis for estimates of future cash flows. The Company has determined that impairment related to the customer base acquired in the Pac-Van acquisition (see Note 1) was required to be recorded as of June 30, 2009, as a result of changes in market conditions in the U.S. Therefore, in the fourth quarter of 2009, the Company, to be more in line with the expected revenue stream of the customer base, recorded this impairment by revising its method of amortization from a straight-line to an accelerated basis. The financial impact of the revision resulted in an impairment expense for 2009 of $689,000.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The estimated future amortization of intangible assets with finite useful lives as of June 30, 2009 is as follows (in thousands):
Year Ending June 30,
2010	$5,724
2011	4,903
2012	4,537
2013	3,859
2014	1,847
Thereafter	6,248

$27,118

Subsequent expenditures

Subsequent expenditures on capitalized intangible assets are capitalized only when it increases the future economic benefits of the specific asset to which it relates. All other expenditures are expensed as incurred.

Defined Contribution Benefit Plan

Obligations for contributions to defined contribution benefit plans are recognized as an expense in the statement of operations as incurred. Contributions to defined contribution benefit plans in 2007, Predecessor Period 2008, 2008 and 2009 were $729,000, $180,000, $819,000 and $848,000, respectively.

Revenue Recognition

The Company leases and sells new and used portable storage containers, modular buildings and mobile offices to its customers, as well as providing other ancillary products and services. Leases to customers generally qualify as operating leases unless there is a bargain purchase option at the end of the lease term. Revenue is recognized as earned in accordance with the lease terms established by the lease agreements and when collectability is reasonably assured.

Revenue from sales of the lease fleet is generally recognized upon delivery and when collectability is reasonably assured. Certain arrangements to sell units under long-term construction-type sales contracts are accounted for under the percentage of completion method. Under this method, income is recognized in proportion to the incurred costs to date under the contract to estimated total costs.

Unearned revenue includes end of lease services not yet performed by the Company (such as transport charges for the pick-up of a unit where the actual pick-up has not yet occurred as the unit is still leased), advance rentals and deposit payments.

Advertising

Advertising costs are generally expensed as incurred. Direct-response advertising costs, principally yellow page advertising, are monitored through call logs and advertising source codes, are capitalized when paid and amortized over the period in which the benefit is derived. However, the amortization period of the prepaid balance never exceeds 12 months. At June 30, 2008 and 2009, prepaid advertising costs were approximately $200,000 and $191,000, respectively. Advertising costs expensed were approximately $800,000, $200,000, $900,000 and $2,283,000 for 2007, Predecessor Period 2008, 2008 and 2009, respectively.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Accordingly, the Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities at the balance sheet date multiplied by the applicable tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company files U.S. Federal tax returns, California franchise tax returns and Australian tax returns, and beginning in 2009 will also file in multiple other U.S. states. For U.S. Federal tax purposes, all periods subsequent to June 30, 2007 are subject to examination by the U.S. Internal Revenue Service (“IRS”). The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48 and does not anticipate that the total amount of unrecognized tax benefit related to any particular tax position will change significantly within the next 12 months.

The Company’s policy for recording interest and penalties, if any, associated with audits will be to record such items as a component of income taxes.

Net Income per Common Share

Basic net income per common share is computed by dividing net income, less dividends declared (or accumulated) on cumulative preferred stock (Note 3), by the weighted-average number of shares of common stock outstanding during the periods. Diluted net income per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The potential dilutive securities the Company has outstanding are warrants and stock options. The following is a reconciliation of weighted average shares outstanding used in calculating net income per common share:

	Year Ended June 30,
	2008	2009
Basic	10,160,955	16,817,833
Assumed exercise of warrants	324,442	—
Assumed exercise of stock options	—	—

Diluted	10,485,397	16,817,833

In 2009, potential common stock equivalents (consisting of units, warrants and stock options) totaling 8,430,380 have been excluded from the computation of diluted earnings per share because the effect is anti-dilutive.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(revised 2007), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141R improves reporting by creating greater consistency in the accounting and financial reporting of business combinations, resulting in more complete, comparable, and relevant information for investors and other users of financial statements. SFAS No. 141R requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141R also requires that acquisition costs will generally be expensed as incurred and restructuring costs will be expensed in periods after the acquisition date. SFAS No. 160 improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way as equity in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. The two statements will be effective for the Company as of July 1, 2009. Management believes that the adoption of these statements would have a significant impact in the presentation of minority interest in the Company’s consolidated financial statements and could have a material effect on the Company’s results of operations or financial position for future periods, but it is still evaluating the impact these statements will have.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133.  SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows and (d) encourages, but does not require, comparative disclosures for earlier periods at initial adoption. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of SFAS No. 161 did not have a significant impact on the Company’s consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In April 2008, the FASB issued FASB Staff Position FAS 142-3, Determining the Useful Life of Intangible Assets (FSP 142-3). FSP 142-3 amends the factors to be considered in determining the useful life of intangible assets accounted for pursuant to SFAS No. 142. Its intent is to improve the consistency between the useful life of an intangible asset and the period of expected cash flows used to measure its fair value. FSP 142-3 is effective for fiscal years beginning after December 15, 2008. Management does not believe that the adoption of FSP 142-3 will have a material effect on the Company’s consolidated financial statements.

In November 2008, the FASB ratified EITF Issue No. 08-7, Accounting for Defensive Intangible Assets (EITF No. 08-7). EITF No. 08-7 applies to defensive intangible assets, which are acquired intangible assets that the acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. As these assets are separately identifiable, EITF No. 08-7 requires an acquiring entity to account for defensive intangible assets as a separate unit of accounting. Defensive intangible assets must be recognized at fair value in accordance with SFAS No. 141(R) and SFAS No. 157. This issue is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Management believes the adoption of ETIF Issue No. 08-7 could have a material effect on the Company’s results of operations or financial position for future periods, but its effects will depend on the nature of future acquisitions completed by the Company.

In April 2009, the FASB issued FASB Staff Position (“FSP”) FAS 107-1 and APB 28-1, Interim Disclosure about Fair Value of Financial Instruments (FSF FAS 107-1 and APB 28-1). FSP FAS 107-1 and APB 28-1 amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP FAS 107-1 and APB 28-1 is effective for interim reporting periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. Management does not believe the adoption of FSP FAS 107-1 and APB 28-1 will have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, and FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. FSP FAS 157-4 relates to determining fair values when there is no active market or where the price inputs being used represent distressed sales; and FSP FAS 115-2 and FAS 124-2 on other-than-temporary impairments is intended to bring greater consistency to the timing of impairment recognition, and provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. Both FSPs are effective for interim reporting periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of these FSPs did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies. FSP FAS 141(R)-1 provides new guidance that changes the accounting treatment of contingent assets and liabilities in business combinations under SFAS No. 141 (revised 2007). This FSP is effective for contingent assets or liabilities acquired in business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008. Management has not elected early adoption and is currently evaluating the impact that the adoption of this FSP may have on the Company’s consolidated financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events. SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. SFAS No. 165 provides guidance on the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The statement was effective for the Company during the interim and annual period ending June 30, 2009. The Company has evaluated subsequent events for potential recognition and/or disclosure through September 28, 2009, the date the consolidated financial statements included in this Annual Report on Form 10-K were originally issued, and through December 16, 2009, the date the financial statements were re-issued for the retroactive adoption of a new accounting standard (see Notes 13 and 14).

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Initial Public Offering (“IPO”) and Other Equity Transactions

IPO

On April 10, 2006, the Company issued and sold 7,500,000 units (“Units”) in its IPO, and on April 13, 2006, the Company issued and sold an additional 1,125,000 Units that were subject to the underwriters’ over-allotment option. Each Unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing at the later of the completion of a business combination with a target business or one year from the effective date of the IPO (April 5, 2007) and expiring on April 5, 2010 (“Warrants”), assuming there is an effective registration statement. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

The IPO price of each Unit was $8.00, and the gross proceeds of the IPO were $69,000,000 (including proceeds from the exercise of the over-allotment option). Of the gross proceeds: (i) $65,000,000 was deposited into a trust account (the “Trust Account”), which amount included $1,380,000 of deferred underwriting fees; (ii) the underwriters received $3,450,000 as underwriting fees (excluding the deferred underwriting fees); and (iii) the Company retained $550,000 for offering expenses. In addition, the Company deposited into the Trust Account the $700,000 that it received from a private placement of 583,333 warrants to two executive officers (one of whom is also a director) for $1.20 per warrant immediately prior to the closing of the IPO. These warrants are identical to the Warrants issued in the IPO.

The funds in the Trust Account were distributed at the closing of the acquisition of Royal Wolf. The Company received approximately $60.8 million, of which it used $44.7 million to pay the purchase price for the RWA shares. Approximately $6.4 million ($7.93482 per share) of the funds in the Trust Account was paid to Public Stockholders holding 809,901 shares that voted against the acquisition and, in accordance with the Company’s certificate of incorporation, elected to receive cash in exchange for their shares, which have been cancelled. The remaining $1.3 million was paid to our IPO underwriters as deferred underwriting fees.

In connection with the IPO, the Company sold to the representative of the underwriters for $100 an option to purchase 750,000 units for $10.00 per Unit. These units are identical to the Units issued in the IPO except that the warrants included in the units have an exercise price of $7.20. This option may be exercised on a cashless basis. This option expires April 5, 2011.

Warrant Exercise Program

On May 2, 2008, the Company offered the holders of its 8,625,000 outstanding, publicly-traded warrants and the 583,333 warrants issued to two executive officers (one of whom is also a director) the opportunity to exercise those warrants for a limited time at a reduced exercise price of $5.10 per warrant. The offer commenced on May 2, 2008 and continued through May 30, 2008. Under the warrant exercise program, a total of 4,125,953 warrants were exercised and all outstanding warrants that were not exercised retain their original terms, including the $6.00 exercise price, which existed prior to the warrant exercise program. In June 2008, an additional 10,000 warrants were exercised at $6.00 per warrant.

Cumulative Preferred Stock

The Company is offering private placements of Series A 12.5% Cumulative Preferred Stock, par value $0.0001 per share and liquidation preference of $50 per share (“Series A Preferred Stock”); and Series B 8% Cumulative Preferred Stock par value of $0.0001 per share and liquidation value of $1,000 per share (“Series B Preferred Stock”). The Series B Preferred Stock is offered primarily in connection with business combinations (see Note 4).

The Series A Preferred stock and the Series B Preferred stock are referred to collectively as the “Cumulative Preferred Stock.”

Upon issuance of the Cumulative Preferred Stock, the Company records the liquidation value as the preferred equity in the consolidated balance sheet, with any issuance or offering costs as a reduction in additional paid-in capital. As of June 30, 2009, the Company had issued 24,900 shares and 100 shares of Series A Preferred Stock and Series B Preferred Stock for total proceeds of $1,245,000 and $100,000, respectively.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Cumulative Preferred Stock is not convertible into GFN common stock, has no voting rights, except as required by Delaware law, and is not redeemable prior to February 1, 2014; at which time it may be redeemed at any time, in whole or in part, at the Company’s option. Holders of the Cumulative Preferred Stock are entitled to receive, when declared by the Company’s Board of Directors, annual dividends payable quarterly in arrears on the 31 st  day of January, July and October of each year and the 30 th  day of April of each year. In the event of any liquidation or winding up of the Company, the holders of the Cumulative Preferred Stock will have preference to holders of common stock; with the holders of the Series A Preferred Stock having preference over holders of the Series B Preferred Stock. The Company has agreed to register for public trading the Cumulative Preferred Stock no later than one year from issuance.

As of June 30, 2009, dividends paid or payable totaled $58,000 and $4,000 for the Series A Preferred Stock and Series B Preferred Stock, respectively. The characterization of dividends as ordinary income, capital or qualified for Federal income tax purposes is made based upon the earnings and profits of the Company, as defined by the Internal Revenue Code. No such characterization has been made by the Company as of June 30, 2009.

Note 4. Acquisitions

On May 31, 2007, Royal Wolf acquired the business and assets of Professional Sales & Hire (Terrigal Motors Ltd) for $303,000 in cash. Professional Sales & Hire sells and leases shipping containers. The purchase price was essentially allocated to the container for lease fleet acquired based on its estimated fair market values as of May 31, 2007.

On November 14, 2007, the Company, through GFN Finance and Royal Wolf, entered into a Business Sale Agreement dated November 14, 2007 (the “Business Sale Agreement”) with GE SeaCo Australia Pty Ltd. and GE SeaCo SRL. GE SeaCo Australia Pty Ltd. is owned by GE SeaCo SRL, which is a joint venture between Genstar Container Corporation (a subsidiary of General Electric) and Sea Containers Ltd. Sea Containers Ltd. is in bankruptcy reorganization (collectively “GE SeaCo”). Pursuant to the Business Sale Agreement, the Company purchased the assets of GE SeaCo used in its dry and refrigerated container business in Australia and Papua New Guinea for $17,850,000, after adjustments. The Business Sale Agreement contains a three-year non-competition agreement from GE SeaCo and certain affiliates covering Australia and Papua New Guinea. The purchase price was paid at the closing, less a holdback of approximately $900,000 deposited into an escrow account for one year to provide for damages from breach of representations and warranties by GE SeaCo and any post-closing purchase price adjustments. The total purchase price, including deferred financing costs of $84,000, has been allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values as of November 14, 2007.

On February 29, 2008, the Company, through Royal Wolf, entered into an asset purchase agreement to acquire the dry and refrigerated container assets of Container Hire and Sales (“CHS”), located south of Perth, Australia for $3,772,000. The total purchase price has been allocated to tangible and intangible assets acquired based on their estimated fair market values as of February 29, 2008.

On April 30, 2008 (May 1, 2008 in New Zealand), the Company, through Royal Wolf, acquired RWNZ Acquisition Co. Limited and its wholly owned subsidiary, Royalwolf Trading New Zealand (collectively “RWNZ”) for $16,965,000. Among other things, the acquisition agreement contains a three-year non-compete covenant under which the sellers agree not to sell or lease storage containers to retail customers in an area that includes New Zealand. The total purchase price, including deferred financing costs of $223,000, has been allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values as of April 30, 2008 (May 1, 2008 in New Zealand).

On June 16, 2008, the Company, through Royal Wolf, purchased the business of Container Hire and Storage Pty Limited (d/b/a Tomago Discount Self Storage) for $427,000. The total purchase price has been allocated to tangible and intangible assets acquired based on their estimated fair market values as of June 16, 2008.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The allocation for the acquisitions in 2008 to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values were as follows (in thousands):

	GE SeaCo	RWNZ
	November 14, 2007	April 30, 2008	Other Acquisitions
Fair value of the net tangible assets acquired and liabilities assumed:
Cash	$—	$—	$—
Trade and other receivables	—	5,224	—
Inventories (primarily containers)	1,746	1,705	—
Property, plant and equipment	28	2,488	151
Container for lease fleet	9,952	9,476	1,805
Trade and other payables	(229)	(2,403)	—
Long-term debt and obligations	—	(4,777)	—

Total net tangible assets acquired and liabilities assumed	11,497	11,713	1,956

Fair value of intangible assets acquired:
Non-compete agreement	1,999	—	473
Customer lists	—	4,289	—
Trademark	—	740	—
Deferred financing costs	84	223	—
Goodwill	4,270	—	1,770

Total intangible assets acquired	6,353	5,252	2,243

Total purchase consideration	$17,850	$16,965	$4,199

On July 11, 2008, the Company, through Royal Wolf, purchased the business of NT Container Services for $1,028,000. The total purchase price has been allocated to tangible and intangible assets acquired based on their estimated fair market values as of July 11, 2008.

On October 31, 2008, the Company, through Royal Wolf, purchased the business of Ace Container Services Pty Ltd for $741,000. The total purchase price has been allocated to tangible and intangible assets acquired based on their estimated fair market values as of October 31, 2008.

On December 8, 2008, the Company, through Pac-Van, purchased the business of Container Wholesalers for $499,000; including the issuance of 100 shares of Series B 8% Cumulative Preferred Stock (see Note 3). The total purchase price has been allocated to tangible and intangible assets acquired based on their estimated fair market values as of December 8, 2008.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Long-Term Debt and Obligations

Royal Wolf Senior Credit Facility and Subordinated Notes

Royal Wolf has a credit facility, as amended, with Australia and New Zealand Banking Group Limited (“ANZ”). The facility is subject to annual reviews by ANZ and is guaranteed and secured by assets of the Company’s Australian and New Zealand subsidiaries. Based upon the exchange rate of one Australian dollar to $0.80480 U.S. dollar and one New Zealand dollar to $0.80460 Australian dollar at June 30, 2009, the total credit facility limit is $91.3 million (AUS$101.0 million and NZ$15.5 million). The aggregate ANZ facility is comprised of various sub-facilities. The more significant of these sub-facilities include eight interchangeable loan facilities under which Royal Wolf may borrow up to the lesser of $59.5 million (AUS$74.0 million) or 80% of the orderly liquidation value, as defined, of its container fleet; a receivables financing facility of up to $9.7 million (AUS$12.0 million); a special finance line for acquisitions of $0.8 million (AUS$1.0 million); a multi-option facility for the lease financing of accommodation units of $4.5 million (AUS$5.6 million); and a separate bank guarantee facility for New Zealand of $10.0 million (NZ$15.5 million), which terminates in May 2010. The receivables financing facility bears interest at a variable rate equal to the bank bill swap reference rate, plus 1.65% per annum, and may not be terminated, except on default, prior to ANZ’s next review date of the facility. Four of the interchangeable loan facilities, totaling $48.9 million (AUS$60.8 million), mature in September 2012; three of the interchangeable loan facilities, totaling $5.8 million (AUS$7.2 million), $0.8 million (AU$1.0 million) and $0.8 million (AU$1.0 million), mature in April 2010, September 2010 and November 2010, respectively; and the remaining interchangeable loan facility of $3.2 million (AUS$4.0 million) may not be terminated, except on default, prior to ANZ’s next review date. The multi-option facility matures two years from the date of drawdown, but is unused at June 30, 2009. Loans on the interchangeable facilities and multi-option facility bear interest at ANZ’s prime rate plus 2.50% per annum, with interest payable quarterly. As of June 30, 2009, borrowings under the ANZ credit facility totaled $74,765,000 (AUS$92,899,000) and the weighted-average interest rate was 8.3%, which includes the effect of interest rate swap contracts and options (caps).

The ANZ senior credit facility is subject to certain covenants, including compliance with specified consolidated senior and total interest coverage and senior and total debt ratios, as defined, for each financial quarter based on earnings before interest, income taxes, depreciation and amortization and other non-operating costs (“EBITDA”), as defined, on a year-to-date or trailing twelve-month (“TTM”) basis; and restrictions on the payment of dividends, loans and payments to affiliates and granting of new security interests on the assets of any of the secured entities. A change of control in any of GFN Holdings or its direct and indirect subsidiaries without the prior written consent of ANZ constitutes an event of default under the facility.

Subsequent to June 30, 2009, the ANZ senior credit facility was amended (see Note 13).

On September 13, 2007, in conjunction with the closing of the acquisition of Royal Wolf, the Company entered into a securities purchase agreement with Bison Capital, pursuant to which the Company issued and sold to Bison Capital, at par, a secured senior subordinated promissory note in the principal amount of $16,816,000 (the “Bison Note”). Pursuant to the securities purchase agreement, the Company paid Bison Capital a closing fee of $336,000 and issued to Bison Capital warrants to purchase 500,000 shares of common stock of GFN.

The Bison Note bears interest at the annual rate of 13.5%, payable quarterly in arrears, commencing October 1, 2007, and matures on March 13, 2013. The Company may extend the maturity date by one year, provided that it is not then in default. The Company may prepay the Bison Note at a declining price of 103% of par prior to September 13, 2009; 102% of par prior to September 13, 2010; 101% of par prior to September 13, 2011 and 100% of par thereafter. The maturity of the Bison Note may be accelerated upon an event of default or upon a change of control of GFN Finance or any of its subsidiaries. Payment under the Bison Note is secured by a lien on all or substantially all of the assets of GFN Finance and its subsidiaries, subordinated and subject to the inter- creditor agreement with ANZ. If, during the 66-month period ending on the scheduled maturity date, GFN’s common stock has not traded above $10 per share for any 20 consecutive trading days on which the average daily trading volume was at least 30,000 shares (ignoring any daily trading volume above 100,000 shares), upon demand by Bison Capital, the Company will pay Bison Capital on the scheduled maturity date a premium of $1.0 million in cash, less any gains realized by Bison Capital from any prior sale of the warrants and warrant shares. This premium is also payable upon any acceleration of the Bison Note due to an event of default or change of control of GFN Finance or any of its subsidiaries. As a condition to receiving this premium, Bison Capital must surrender for cancellation any remaining warrants and warrant shares.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The warrants issued to Bison Capital represent the right to purchase 500,000 shares of GFN’s common stock at an initial exercise price of $8.00 per share, subject to adjustment for stock splits and stock dividends. Unexercised warrants will expire September 13, 2014.

On May 1, 2008, the Company issued and sold to Bison Capital a second secured senior subordinated promissory note in the principal amount of $5,500,000 on terms comparable to the original Bison Note, except that the maturity of this second note is July 1, 2010. Collectively, these two notes are referred to as the “Bison Notes”. At June 30, 2009, the principal balance of the Bison Notes was $21,436,000.

The Bison Notes require the maintenance of minimum EBITDA levels, as defined, and a total debt ratio based on a TTM EBITDA basis; as well as restrictions on capital expenditures.

Pac-Van Senior Credit Facility and Subordinated Note

Pac-Van has a revolving line of credit and letter of credit facility, as amended, with a syndication of four financial institutions led by LaSalle Bank National Association, now Bank of America, N.A. (“BOA”), as administrative and collateral agent. The BOA credit facility is secured by substantially all the business assets of Pac-Van and GFNNA, including the assignment of its rights under leasing contracts with customers, and is available for purchases of rental equipment and general operating purposes. The maximum aggregate amount available under the BOA credit facility is $120,000,000; with borrowings limited to 85% of eligible accounts receivable, net of reserves and allowances, plus 85% of the net book value of all eligible rental equipment, net of reserves and allowances, plus the lesser of (i) 75% of property and equipment, as defined, and (ii) $1,000,000. Letters of credit commitments under the credit facility are not to exceed $10,000,000 and approval is required by BOA, as the administrative agent, for borrowings over $95,400,000 and letters of credit commitments over $2,000,000.

Borrowings under the BOA credit facility are due on August 23, 2012 and accrue interest at the lead lender’s prime lending rate or its prime lending rate plus 0.25%, or the LIBOR plus a stated margin ranging from 1.5% to 2.25% based on Pac-Van’s leverage. In addition, the Company is required to pay an unused commitment fee equal to 0.25% of the average unused line calculated on a quarterly basis. At June 30, 2009, borrowings under the BOA credit facility totaled $77,000,000 and the weighted-average interest rate was 2.3%.

The BOA senior credit facility is subject to certain covenants, including compliance with minimum EBITDA levels, as defined, specified interest coverage, senior and total debt ratios based on a TTM EBITDA basis, a minimum utilization rate, as defined; and, among other things, restrictions on the payment of dividends, loans and payments to affiliates.

Pac-Van also has a senior subordinated secured note payable to SPV Capital Funding, L.L.C. (“SPV”) with a principal balance of $25,000,000. This subordinated note matures on February 2, 2013, requires quarterly interest only payments computed at 13.0% per annum and is also subject to the maintenance of certain financial covenants.

Loan Covenant Compliance

The Company was in compliance with the financial covenants under its senior credit facilities and senior subordinated notes discussed above as of June 30, 2009. However, as widely reported, the financial markets and economy in the U.S. and Australia, as well as the global economy in general, have been in a downturn for a period of time. If the current economic environment continues to be weak or worsens, the Company’s ability to continue meeting covenant requirements may be impaired and may result in the seeking of amendments or waivers of covenant compliance. While management of the Company believes its relationships with its senior lenders are good, there is no assurance that they would consent to such an amendment or waiver in the event of noncompliance; or that such consent would not be conditioned upon the receipt of a cash payment, revised principal payout terms, increased interest rates, or restrictions in the expansion of the credit facilities; or that our senior lenders would not exercise rights that would be available to them, including, among other things, demanding payment of outstanding borrowings.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Union Bank Credit Facility

The Company has a credit agreement, as amended, with Union Bank (“UB”) for a $1.0 million credit facility. Borrowings or advances under the facility will bear interest at UB’s “Reference Rate” (which approximates the prime rate) and are due and payable by March 31, 2011. The facility is guaranteed by GFN U.S. and requires the maintenance of certain quarterly and year-end financial reporting covenants. There were no outstanding borrowings under the UB credit facility at June 30, 2009.

Scheduled Maturities on Long-Term Debt

The scheduled maturities for the senior credit facilities (see also Note 13), senior subordinated notes and other long-term debt at June 30, 2009 are as follows (in thousands):

Year Ending June 30,
2010	$16,371
2011	14,996
2012	326
2013	168,424
2014	104
Thereafter	—

$200,221

Capital Leases

Capital lease liabilities of the Company as of June 30, 2009 are payable as follows (in thousands):

	Minimum
Year Ending June 30,	lease payments	Interest	Principal
2010	$68	$5	$63
2011 — 2014	23	3	20
More than five years	—	—	—

	$91	$8	$83

Note 6. Financial Instruments

Fair Value Measurements

The Company adopted SFAS No. 157, Fair Value Measurements, effective July 1, 2008. SFAS No. 157 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, SFAS No. 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value, as follows:

Level 1 — Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2 — Observable inputs, other than Level 1 inputs in active markets, that are observable either directly or indirectly; and

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company implemented SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133, as of July 1, 2008. Implementation of SFAS No. 161 did not have a significant effect on the Company’s consolidated results of operations or consolidated financial position, nor a significant effect on the Company’s use of derivative instruments or hedging activities. However, SFAS No. 161 amended and expanded the disclosures required by SFAS No. 133 in order to provide an enhanced understanding of how and why the Company uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and how derivative instruments affect the Company’s financial position, financial performance and cash flows.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company believes it has no material market or credit risks to its operations, financial position or liquidity as a result of its commodities and other derivatives activities, including forward-exchange contracts. Derivative instruments measured at fair value at June 30, 2008 and 2009, and their classification on the consolidated balances sheets and consolidated statements of operations are as follows (in thousands):

		Asset Derivative - Fair Value
		June 30,
Type of Derivative Contract	Balance Sheet Classification	2008	2009

Swap Contracts and Options (Caps)	Trade and other receivables	$680	$—

		Liability Derivative - Fair Value
		June 30,
Type of Derivative Contract	Balance Sheet Classification	2008	2009

Swap Contracts and Options (Caps)	Trade payables and accrued liabilities	$—	$1,587

Forward Contracts	Trade payables and accrued liabilities	575	656

		Year Ended June 30,
Type of Derivative Contract	Statement of Operations Classification	2008	2009

Swap Contracts and Options (Caps)	Unrealized gain (loss) included in interest expense	$377	$(2,057)

Forward Contracts	Foreign currency exchange gain (loss) and other	(34)	157

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, which include cash and cash equivalents, net receivables, trade payables and accrued liabilities, borrowings under the senior credit facilities, the subordinated notes, interest rate swap and forward exchange contracts and commercial bills; approximate fair value due to current market conditions, maturity dates and other factors.

Exposure to credit, interest rate and currency risks arises in the normal course of the Company’s business. The Company may use derivative financial instruments to hedge exposure to fluctuations in foreign exchange rates and interest rates.

Credit Risk

Financial instruments potentially exposing the Company to concentrations of credit risk consist primarily of receivables. Concentrations of credit risk with respect to receivables are limited due to the large number of customers spread over a large geographic area in many industry sectors. However, in the U.S. a significant portion of the Company’s business activity is with companies in the construction industry. Revenues and trade receivables from this industry totaled $25,376,000 and $5,757,000 during 2009 and at June 30, 2009, respectively.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s receivables related to sales are generally secured by the equipment sold to the customer. The Company’s receivables related to its lease operations are primarily amounts generated from both off-site and on-site customers. The Company has the right to repossess lease equipment for nonpayment. It is the Company’s policy that all customers who wish to purchase or lease containers on credit terms are subject to credit verification procedures and the Company will agree to terms with customers believed to be creditworthy. In addition, receivable balances are monitored on an ongoing basis with the result that the Company’s exposure to bad debts is not significant. Net allowance for doubtful accounts provided and uncollectible accounts written off, net of recoveries, were $230,000, $172,000, $230,000 and $958,000; and $162,000, $124,000, $126,000 and $625,000 for 2007, Predecessor Period 2008, 2008 and 2009, respectively. The translation gain (loss) to the allowance for doubtful accounts for 2007, Predecessor Period 2008, 2008 and 2009 was $40,000, ($3,000), $20,000 and ($80,000), respectively; and with the RWNZ and Pac-Van acquisitions, the Company recorded an allowance for doubtful accounts of $79,000 and $1,354,000 in 2008 and 2009, respectively.

With respect to credit risk arising from the other significant financial assets of the Company, which comprise cash and cash equivalents, available-for-sale financial assets and certain derivative instruments, the Company’s exposure to credit risk arises from default of the counter party, with a maximum exposure equal to the carrying amount of these instruments. As the counter party for derivative instruments is nearly always a bank, the Company has assessed this as a low risk.

Interest Rate Swap Contracts

The Company’s exposure to market risk for changes in interest rates relates primarily to its long-term debt obligations. The Company’s policy is to manage its interest expense by using a mix of fixed and variable rate debt.

To manage this mix in a cost-efficient manner, the Company enters into interest rate swaps and interest rate options, in which the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. These swaps and options are designated to hedge changes in the interest rate of its commercial bill liability. The secured ANZ loan and interest rate swaps and options have the same critical terms, including expiration dates. The Company believes that financial instruments designated as interest rate hedges are highly effective. However, documentation of such as required by SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities does not exist. Therefore, all movements in the fair values of these hedges are reported in the statement of operations in the period in which fair values change.

The Company’s interest rate swap and option (cap) contracts are not traded on a market exchange; therefore, the fair values are determined using valuation models which include assumptions about the interest rate yield curve at the reporting dates (Level 2 fair value measurement). As of June 30, 2009, there were four open interest rate swap contracts and three open interest rate option (cap) contracts, as follows (dollars in thousands):

		Fair Value as of
	Notional Amount	June 30, 2009
Swap	$13,279	$(892)
Swap	1,610	(157)
Swap	4,059	(369)
Swap	2,873	(245)
Option (Cap)	9,658	68
Option (Cap)	1,231	1
Option (Cap)	1,739	7

Total	$34,449	$(1,587)

Foreign Currency Risk

The Company has transactional currency exposures. Such exposure arises from sales or purchases in currencies other than the functional currency. The currency giving rise to this risk is primarily U.S. dollars. The Company has a bank account denominated in U.S. dollars into which a small number of customers pay their debts. This is a natural hedge against fluctuations in the exchange rate. The funds are then used to pay suppliers, avoiding the need to convert to Australian dollars. The Company uses forward currency contracts and options to eliminate the currency exposures on the majority of its transactions denominated in foreign currencies, either by transaction if the amount is significant, or on a general cash flow hedge basis. The forward currency contracts and options are always in the same currency as the hedged item. The Company believes that financial instruments designated as foreign currency hedges are highly effective. However documentation of such as required by SFAS No. 133 does not exist. Therefore, all movements in the fair values of these hedges are reported in the statement of operations in the period in which fair values change.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company also has certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. Unrealized gains and losses resulting from such remeasurement due to changes in the Australian exchange rate to the U.S. dollar could have significant impact in the Company’s reported results of operations, as well as any realized gains and losses from the payments on such U.S. dollar-denominated debt and intercompany borrowings. In 2009, unrealized and realized foreign exchange losses totaled $6,616,000 and $2,847,000, respectively.

Note 7. Income Taxes

Income (loss) before provision for income taxes and noncontrolling interest consisted of the following (in thousands):

	Predecessor		Successor
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009

U.S.	$—	$—	$(1,504)	$1,942
Asia-Pacific	802	468	8,092	(13,061)

	$802	$468	$6,588	$(11,119)

The provision for income taxes consisted of the following (in thousands):

	Predecessor		Successor
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009

Current:
U.S. Federal	$—	$—	$377	$—
State	—	—	7	—
Asia-Pacific	9	—	25	—

	9	—	409	—

Deferred:
U.S. Federal	—	—	(1,671)	(1,172)
State	—	—	1	(739)
Asia-Pacific	481	180	3,295	(2,463)

	481	180	1,625	(4,374)

	$490	$180	$2,034	$(4,374)

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The components of the net deferred tax liability are approximately as follows (in thousands):

	June 30,
	2008	2009

Deferred tax assets:
Net operating loss and tax credit carryforwards	$5,252	$14,308
Deferred revenue and expenses	657	137
Accrued compensation and other benefits	443	204
Allowance for doubtful accounts	227	670
Other	—	—

Total deferred tax assets	6,579	15,319
Valuation allowance	—	—

Net deferred tax assets	6,579	15,319

Deferred tax liabilities:
Accelerated tax depreciation and amortization	(4,255)	(28,810)
Unrealized exchange gains and losses	(3,715)	946
Other	(71)	(1,277)

Total deferred tax liabilities	(8,041)	(29,141)

Net deferred tax liabilities	$(1,462)	$(13,822)

At June 30, 2009, Royal Wolf had a U.S. federal net operating loss carryforward of $34,800,000, which expires if unused during fiscal years 2019 — 2029, and an Australian net operating loss carryforward of approximately $11,300,000 with no expiration date. As a result of the stock ownership change in the merger with MOAC (see Note 1), the available deduction of the net operating loss carryforward of $27,500,000 acquired in the Pac-Van acquisition is limited on a yearly basis.

Management evaluates the ability to realize its deferred tax assets on a quarterly basis and adjusts the amount of its valuation allowance if necessary. No valuation allowance has been determined to be required as of June 30, 2008 and 2009.

A reconciliation of the federal statutory rate (30% Australian for the Predecessor and 34% U.S. for the Successor) to the Company’s effective tax rate is as follows:

	Predecessor		Successor
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009

Federal statutory rate	30.0%	30.0%	34.0%	(34.0)%
State and Asia-Pacific taxes, net of U.S. federal benefit and credit	—	—	0.1	(4.4)
Amortization of goodwill and trademark	—	—	(7.4)	(4.8)
Nondeductible expenses	31.1	8.5	4.2	3.9

Effective tax rate	61.1%	38.5%	30.9%	39.3%

Note 8. Related Party Transactions

The Company previously had an unsecured limited recourse revolving line of credit from Ronald F. Valenta, a director and the chief executive officer of the Company, pursuant to which the Company could borrow up to $3,000,000 outstanding at one time. The line of credit terminated upon the completion of the acquisition of Royal Wolf and the outstanding principal and interest totaling $2,587,000 was repaid on September 14, 2007.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has utilized certain accounting, administrative and secretarial services from affiliates of officers; as well as office space provided by an affiliate of Mr. Valenta. Until the consummation of a business combination by the Company, the affiliates had agreed to make such services available to the Company free of charge, as may have been required by the Company from time to time; with the exception of the reimbursement of certain out-of-pocket costs incurred on behalf of the Company. Effective September 14, 2007, the Company entered into a month-to-month arrangement that lasted until January 31, 2008 with an affiliate of Mr. Valenta for the rental of the office space at $1,148 per month. In addition, effective September 14, 2007, the Company commenced recording a charge to operating results (with an offsetting contribution to additional paid-in capital) for the estimated cost of contributed services rendered to the Company by non-employee officers and administrative personnel of affiliates. These contributed services ceased in February 2009.

Effective January 31, 2008, the Company entered into a lease with an affiliate of Mr. Valenta for its new corporate headquarters in Pasadena, California. The rent is $7,393 per month, effective March 1, 2009, plus allocated charges for common area maintenance, real property taxes and insurance, for approximately 3,000 square feet of office space. The term of the lease is five years, with two five-year renewal options, and the rent is adjusted yearly based on the consumer price index. Rental payments were $113,000 in 2009.

Effective October 1, 2008, the Company entered into a services agreement through June 30, 2009 (the “Termination Date”) with an affiliate of Mr. Valenta for certain accounting, administrative and secretarial services to be provided at the corporate offices and for certain operational, technical, sales and marketing services to be provided directly to the Company’s operating subsidiaries. Charges for services rendered at the corporate offices will be, until further notice, at $7,000 per month and charges for services rendered to the Company’s subsidiaries will vary depending on the scope of services provided. The services agreement provides for, among other things, mutual modifications to the scope of services and rates charged and automatically renews for successive one-year terms, unless terminated in writing by either party not less than 30 days prior to the Termination Date. Total charges to the Company for services rendered under this agreement totaled $63,000 at the corporate office and $155,000, plus out-of-pocket expenses of $16,000, at the operating subsidiaries in 2009.

Note 9. Stock Option Plans

On August 29, 2006, the Board of Directors of the Company adopted the General Finance Corporation 2006 Stock Option Plan (“2006 Plan”), which was approved and amended by stockholders on June 14, 2007 and December 11, 2008, respectively. Under the 2006 Plan, the Company may issue to directors, employees, consultants and advisers up to 2,500,000 shares of its common stock. The options may be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or so-called non-qualified options that are not intended to meet incentive stock option requirements. The options may not have a term in excess of ten years, and the exercise price of any option may not be less than the fair market value of the Company’s common stock on the date of grant of the option. Unless terminated earlier, the 2006 Plan will automatically terminate June 30, 2016.

On each of September 11, 2006 (“2006 Grant”) and December 14, 2007 (“2007 Grant”), the Company granted options to an officer of GFN to purchase 225,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $7.30 per share and $9.05 per share, respectively, with a vesting period of five years. Stock-based compensation expense of $646,000 related to these options has been recognized in the statements of operations through June 30, 2009, with a corresponding benefit to additional paid-in capital. As of June 30, 2009, there remains $885,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 2.83 years. There have been no options exercised, cancelled or forfeited under these two grants and 450,000 options were outstanding at June 30, 2009. Also, as of June 30, 2009, 90,000 and 45,000 of the 2006 Grant and 2007 Grant options, respectively, were exercisable.

On January 22, 2008 (“2008 Grant”), the Company granted options to certain key employees of Royal Wolf to purchase 489,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $8.80 per share. The 2008 Grant consisted of 243,000 options with a vesting period of five years and 246,000 options that vest subject to a performance condition based on Royal Wolf achieving a certain EBITDA target for 2008. The Company initially commenced recognizing compensation expense over the vesting period of 20 months.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In June 2008, the Compensation Committee of the Company’s Board of Directors determined that the full EBITDA target for the 2008 Grant would not be achieved. As a result, the 2008 Grant was modified whereby one-half of the outstanding options subject to the EBITDA performance criteria were deemed to have achieved the performance condition. The remaining one-half of these performance-based options (“PB 2008 Grant”) were modified on July 23, 2008 (see below) for EBITDA targets at Royal Wolf pertaining to the years ending June 30, 2009 (“2009”) and 2010 (“2010”). At that time, the Company reassessed and revalued these options and commenced recognizing the changes in stock-based compensation on a prospective basis. Total stock-based compensation expense of $650,000 related to the 2008 Grant has been recognized in the statement of operations through June 30, 2009, with a corresponding benefit to additional paid-in capital. As of June 30, 2009, there remains $450,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 2.41 years. There have been 50,000 options cancelled or forfeited under the 2008 Grant and 325,500 options were outstanding at June 30, 2009. No options have been exercised and 42,400 options were exercisable under the 2008 Grant as of June 30, 2009.

On July 23, 2008 (“July 2008 Grant”), the Company granted options to certain key employees of Royal Wolf to purchase 198,500 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $5.35 per share. The July 2008 Grant consisted of the PB 2008 Grant (see above) totaling 118,500 options, 40,000 options with a vesting period of five years and 40,000 options that vest subject to a performance condition based on Royal Wolf achieving certain EBITDA targets for 2009 and 2010. The Company initially commenced recognizing compensation expense over the vesting periods of 2.17 years and 3.17 years for EBITDA targets in 2009 and 2010, respectively, pertaining to 79,250 options in each of those vesting periods. However, the Company determined that it was not probable that the EBITDA target for 2009 would be achieved and, therefore, ceased recognizing stock-based compensation expense for those performance-based options. In addition, the Company has recorded a cumulative effect adjustment of $37,000 in the quarter ended June 30, 2009 to reverse compensation expense previously recognized on those performance-based options. Total stock-based compensation expense of $79,000 related to the July 2008 Grant has been recognized in the statement of operations through June 30, 2009, with a corresponding benefit to additional paid-in capital. As of June 30, 2009, there remains $178,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 2.81 years. There have been 16,000 options cancelled or forfeited under the July 2008 Grant and 177,500 options (including 72,750 that pertain to a 2009 EBITDA target) were outstanding at June 30, 2009. No options have been exercised and no options were exercisable under the July 2008 Grant as of June 30, 2009.

On September 18, 2008 (“September 2008 Grant”), the Company granted options to the non-employee members of its Board of Directors to purchase 36,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $6.50 per share, with a vesting period of three years. Stock-based compensation expense of $31,000 related to these options has been recognized in the statements of operations through June 30, 2009, with a corresponding benefit to additional paid-in capital. As of June 30, 2009, there remains $89,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 2.22 years. There have been no options exercised, cancelled or forfeited under the September 2008 Grant, all 36,000 options were outstanding at June 30, 2009, and none were exercisable.

On October 1, 2008 (“October 2008 Grant”), the Company granted options to certain key employees of Pac-Van and to a former stockholder of MOAC, who became a non-employee member of Company’s Board of Directors effective on that date, to purchase 356,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date; or $6.40 per share. The October 2008 Grant consisted of 154,550 options with a vesting period of five years, 9,000 options with a vesting period of three years and 192,450 options that vest subject to performance conditions based on Pac-Van achieving a certain EBITDA target for 2009 and to-be-determined EBITDA targets for the subsequent four fiscal years . The Company commenced recognizing compensation expense over the vesting periods ranging from 1.92 years to 5.92 years pertaining to 38,490 options in each of those vesting periods. However, the Company has determined that it is not probable that the EBITDA target for 2009 would be achieved and has ceased recognizing stock-based compensation expense for those performance-based options. In addition, the Company has recorded an adjustment of $13,000 in the quarter ended June 30, 2009 to reverse compensation expense previously recognized on those performance-based options. Total stock-based compensation expense of $123,000 related to the October 2008 Grant has been recognized in the statement of operations through June 30, 2009, with a corresponding benefit to additional paid-in capital. As of June 30, 2009, there remains $513,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 3.86 years. There have been no options exercised, cancelled or forfeited under the October 2008 Grant, all 356,000 options (including 38,490 that pertain to a 2009 EBITDA target) were outstanding at June 30, 2009, and none were exercisable.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 11, 2008 (“December 2008 Grant”), the Company granted options to a non-employee member of its Board of Directors to purchase 9,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $1.78 per share, with a vesting period of three years. Stock-based compensation expense of $2,000 related to these options has been recognized in the statements of operations through June 30, 2009 and, as of that date, there remains $8,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 2.50 years. There have been no options exercised, cancelled or forfeited under the December 2008 Grant, all 9,000 options were outstanding at June 30, 2009, and none were exercisable.

On January 27, 2009 (“January 2009 Grant”), the Company granted options to certain key employees of Royal Wolf and Pac-Van to purchase 4,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $1.94 per share, with a vesting period of five years. Stock-based compensation expense of $1,000 related to these options has been recognized in the statements of operations through June 30, 2009 and, as of that date, there remained $4,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 4.50 years. There have been no options exercised, cancelled or forfeited under the January 2009 Grant, all 4,000 options were outstanding at June 30, 2009, and none were exercisable.

At June 30, 2009, the Company’s market price for its common stock was at $1.65 per share, which is below the exercise prices of all of the outstanding stock options.

A deduction is not allowed for U.S. income tax purposes with respect to non-qualified options granted in the United States until the stock options are exercised or, with respect to incentive stock options issued in the United States, unless the optionee makes a disqualifying disposition of the underlying shares. The amount of any deduction will be the difference between the fair value of the Company’s common stock and the exercise price at the date of exercise. Accordingly, there is a deferred tax asset recorded for the U.S. tax effect of the financial statement expense recorded related to stock option grants in the United States. The tax effect of the U.S. income tax deduction in excess of the financial statement expense, if any, will be recorded as an increase to additional paid-in capital.

The weighted-average fair value of the stock options granted was $3.06, $3.75, $3.94, $2.74, $3.31, $3.22, $1.06 and $1.20 per option for the 2006 Grant, 2007 Grant, 2008 Grant, July 2008 Grant, September 2008 Grant, October 2008 Grant, December 2008 Grant and January 2009 Grant, respectively, determined by using the Black-Scholes option-pricing model using the following assumptions: A risk-free interest rate of 4.8%, 3.27%, 3.01%, 3.77%, 3.08%, 3.29%, 1.99% and 1.99% (corresponding treasury bill rates) for the 2006 Grant, 2007 Grant, 2008 Grant, July 2008 Grant, September 2008 Grant, October 2008 Grant, December 2008 Grant and January 2009 Grant, respectively; an expected life of 7.5 years for all grants; an expected volatility of 26.5%, 31.1%, 35.83%, 41.78%, 43.12%, 41.78%, 57.13% and 59.85% for the 2006 Grant, 2007 Grant, 2008 Grant, July 2008 Grant, September 2008 Grant, October 2008 Grant, December 2008 Grant and January 2009 Grant, respectively; and no expected dividend.

Royal Wolf had an employee share option plan (“ESOP”) for the granting of non-transferable options to certain key management personnel and senior employees with more than twelve months service at the grant date. During 2007, $3,689,000 was accrued under the ESOP; of which $2,930,000 was paid in 2007 and $759,000 was paid during the Predecessor Period 2008. The ESOP was terminated in the Predecessor Period 2008.

Note 10. Commitments and Contingencies

Operating Leases

The Company leases office equipment and other facilities under operating leases. The leases have terms of between one and nine years, some with an option to renew the lease after that period. None of the leases includes contingent rentals. There are no restrictions placed upon the lessee by entering into these leases.

Non-cancellable operating lease rentals at June 30, 2009 are payable as follows (in thousands):

Year Ending June 30,
2010	$3,579
2011	2,308
2012	1,375
2013	875
2014	443
Thereafter	1,281

$9,861

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Rental expense on non-cancellable operating leases was $1,295,000, $685,000, $1,733,000 and $4,204,000 in 2007, Predecessor Period 2008, 2008 and 2009, respectively.

Future minimum payments to be received under sales-type and operating fleet leases at June 30, 2009 are as follows (in thousands):

Year Ending June 30,
2010	$11,133
2011	2,089
2012	697
2013	182
2014	59
Thereafter	—

$14,160

Put and Call Options

In conjunction with the closing of the acquisition of Royal Wolf, the Company entered into a shareholders agreement with Bison Capital. The shareholders agreement was amended on September 21, 2009 and provides that, at any time after July 1, 2011, Bison Capital may require the Company to purchase from Bison Capital all of its 13.8% outstanding capital stock of GFN U.S. The purchase for the capital stock price (which is payable in cash or, if mutually agreeable to both the Company and Bison Capital, paid in GFN common stock or some combination thereof) is, in essence, the greater of the following:

(i) the amount equal to Bison Capital’s ownership percentage in GFN U.S., or 13.8%, multiplied by the result of 8.25 multiplied by the sum of Royal Wolf’s EBITDA for a twelve-month determination period, as defined, plus all administrative expense payments or reimbursements made by Royal Wolf to the Company during such period; minus the net debt of Royal Wolf, as defined; or

(ii) the amount equal to the Bison Capital’s ownership percentage in GFN U.S. multiplied by the result of the GFN trading multiple, as defined, multiplied by Royal’s Wolf’s EBITDA for the determination period; minus the net debt of Royal Wolf; or

(iii) at June 30, 2009, Bison Capital’s cost ($8,278,000); which effective on September 21, 2009 was amended to be the greater of (1) $12,850,000 or (2) Bison Capital’s ownership percentage in GFN U.S., or 13.8%, multiplied by the result of 8.25 multiplied by the sum of Royal Wolf’s TTM EBITDA measured at the end of each fiscal quarter through June 30, 2011, as defined.

Also under the shareholders agreement, the Company has the option, at anytime prior to September 13, 2010, to cause Bison Capital to sell and transfer its 13.8% outstanding capital stock of GFN U.S. to the Company for a purchase price equal to the product of 2.75 multiplied by Bison Capital’s cost in the GFN U.S. capital stock. Subsequent to July 1, 2012, the Company’s call option purchase price is similar to (i) and (ii) of the Bison Capital put option, except the EBITDA multiple is 8.75.

The Company accounts for Bison Capital’s put option as a non-freestanding financial instrument classified in temporary equity, pursuant to the requirements of SEC Accounting Series Release (“ASR”) No. 268, Presentation in Financial Statements of “Redeemable Preferred Stock.”  In accordance with the guidelines of ASR No. 268, the redemption value of the put option is reflected in noncontrolling interest, with the corresponding adjustment to additional paid-in capital determined after the attribution of the net income or loss of Royal Wolf to noncontrolling interest. The Company believes that the fair value of the put option is in excess of the redemption value and, therefore, no portion of the redemption adjustment is considered in the determination of net income per common share. As of June 30, 2009, the redemption value of the Bison put option was $8,278,000, which represented the capital contributions of Bison Capital through that date.

Preferred Supply Agreement

In connection with a Business Sale Agreement dated November 14, 2007 with GE SeaCo Australia Pty Ltd. and GE SeaCo SRL (collectively “GE SeaCo”), Royal Wolf entered in a preferred supply agreement with GE SeaCo. Under the preferred supply agreement, GE SeaCo has agreed to sell to Royal Wolf, and Royal Wolf has agreed to purchase, all of GE SeaCo’s containers that GE SeaCo determines to sell, up to a maximum of 5,000 containers each year. The purchase price for the containers will be based on their condition and is specified in the agreement, subject to annual adjustment. In addition, Royal Wolf received a right of first refusal to purchase any additional containers that GE SeaCo desires to sell in Australia, New Zealand and Papua New Guinea. Either party may terminate the agreement upon no less than 90 days’ prior notice at any time after November 15, 2012.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other Matters

In January 2008, Royal Wolf was notified by a Department of the Australian government of an odor that might be caused by high levels of formaldehyde or volatile organic compounds that exceed national guidelines in some of its containers. Royal Wolf engaged the services of independent consultants in cooperation with the Australian government in testing ventilation improvements. In 2008 and in 2009, the Company expensed $259,000 and $291,000, respectively, for containers that were affected by this matter. The remediation of this matter has been resolved.

The Company is not involved in any material lawsuits or claims arising out of the normal course of business. The nature of its business is such that disputes can occasionally arise with employees, vendors (including suppliers and subcontractors), and customers over warranties, contract specifications and contract interpretations among other things. The Company assesses these matters on a case-by-case basis as they arise. Reserves are established, as required, based on its assessment of its exposure. The Company has insurance policies to cover general liability and workers compensation related claims. In the opinion of management, the ultimate amount of liability not covered by insurance under pending litigation and claims, if any, will not have a material adverse effect on our financial position, operating results or cash flows.

Note 11. Detail of Certain Accounts

Trade payables and accrued liabilities consist of the following (in thousands):

	June 30,
	2008	2009
Trade payables	$9,014	$14,328
Payroll and related	3,043	2,564
Taxes, other than income	1,456	1,488
Deferred consideration	1,943	—
Fair value of interest swap and option and forward currency exchange contacts	575	2,246
Accrued interest	—	1,599
Other accruals	2,473	2,197

	$18,504	$24,422

Note 12. Segment Reporting

The tables below represent the Company’s revenues from external customers, long-lived assets (consisting of lease fleet and property, plant and equipment) and operating income as attributed to its two geographic locations (in thousands):

	Predecessor		Successor
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009
Revenues from external customers:
North America:
Sales	$—	$—	$—	$19,657
Leasing	—	—	—	34,781

	—	—	—	54,438

Asia-Pacific:
Sales	52,929	10,944	68,029	55,871
Leasing	21,483	4,915	27,547	36,151

	74,412	15,859	95,576	92,022

Total revenues	$74,412	$15,859	$95,576	$146,460

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	June 30,
	2008	2009
Long-lived assets:
North America	$74	$112,419
Asia-Pacific	95,177	86,956

Total long-lived assets	$95,251	$199,375

	Predecessor		Successor
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009
Operating income (loss):
North America	$—	$—	$(2,427)	$6,365
Asia-Pacific	4,672	1,530	10,800	7,693

Total operating income	$4,672	$1,530	$8,373	$14,058

Note 13. Subsequent Event

In September 2009, the Company and Royal Wolf amended the ANZ senior credit facility (see Note 5) to establish financial covenants (primarily consolidated senior and total interest coverage and senior and total debt ratios) at less restrictive levels during the fiscal year ending June 30, 2010 (“2010”). In addition, required principal payments for 2010 were amended to total 80% of Free Cash Flow, as defined, which the Company estimates would be approximately $9,700,000 (AUS$12,000,000); payable at a minimum of $1,006,000 (AUS$1,250,000) per quarter during the interim, with the balance to be paid within 60 days from the end of 2010. The ANZ credit facility was also amended to provide that approximately $12,700,000 (AUS$15,800,000) of the borrowings would bear interest at ANZ’s prime rate, plus 4.15% per annum; and that, effectively, the balance of the borrowings would bear interest at ANZ’s prime rate, plus 3.15% per annum.

The amended ANZ senior credit facility further provides, among other things, that the $5,500,000 due Bison Capital on July 1, 2010 (see Note 5) must be paid by a capital infusion from GFN, that at least 50% of the amounts owed under the Bison Notes be hedged by Royal Wolf for foreign currency exchange risks and that capital expenditures of property, plant and equipment over $1,600,000 (AUS$2,000,000) in 2010 be approved by ANZ.

ANZ charged a fee of $161,000 (AUS$200,000) for the amendment of the credit facility and would require a break-up fee of $400,000 (AUS$500,000) if the credit facility is refinanced by another lender before March 31, 2010.

The consolidated balance sheet as of June 30, 2009 and the scheduled maturities on long-term debt included in Note 5 reflect the revised estimated principal payments for 2010 and thereafter of this amendment.

Note 14. Adjustments to Previously Filed Financial Statements

The consolidated financial statements of the Company, as Successor, as of and for the years ended June 30, 2009 and 2008 have been updated to reflect the adoption, effective July 1, 2009, of the provisions of a pronouncement issued in December 2007 on what is now codified as FASB Accounting Standards Codification (“ASC”) Topic 805, Business Combinations and Topic 810, Consolidation.  These ASC Topics describe a noncontrolling interest, sometimes called a minority interest, as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.  The ASC Topics establish accounting and reporting standards that require, among other items: a) the ownership interests in subsidiaries held by parties other than the parent be presented in the consolidated balance sheets separate from the parent’s equity; b) the amount of consolidated net income or loss in the consolidated statements of operations attributable to the parent and the noncontrolling interests be presented on the face of the consolidated statements of operations; and c) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling holders. The presentation and disclosure requirements of the ASC Topics have been applied retrospectively for all periods presented in the accompanying consolidated balance sheets, statements of operations and statements of cash flows. The adoption of this pronouncement resulted in a change in the description of "minority interest" to "noncontrolling interest," however there was no impact on the Company's financial condition or net income (loss) attributable to stockholders for any periods presented.

INDEX TO MOBILE OFFICE ACQUISITION CORP. AND PAC-VAN, INC. FINANCIAL STATEMENTS

Independent Auditors’ Report

Board of Directors and Stockholders
Mobile Office Acquisition Corp. d/b/a Pac-Van, Inc.

We have audited the accompanying consolidated balance sheets of Mobile Office Acquisition Corp. and Subsidiary d/b/a Pac-Van, Inc. as of September 30, 2008 and December 31, 2007, and the related consolidated statements of income, stockholders’ equity and cash flows for the nine-month period ended September 30, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobile Office Acquisition Corp. and Subsidiary d/b/a Pac-Van, Inc. at September 30, 2008 and December 31, 2007, and the results of their operations and their cash flows for the nine-month period ended September 30, 2008, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 12 to the consolidated financial statements, the Company was acquired by General Finance Corporation on October 1, 2008.

/s/ Katz, Sapper & Miller, LLP
Indianapolis, Indiana
December 1, 2008

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

CONSOLIDATED BALANCE SHEETS
September 30, 2008 and December 31, 2007

ASSETS

	2008	2007
ASSETS
Cash	$61,495	$53,325
Accounts receivable, net of allowances for doubtful accounts
of $1,396,000 in 2008 and $1,175,000 in 2007	15,488,357	11,845,950
Net investment in sales-type leases	158,290	117,650
Rental inventory, net	116,639,778	94,708,614
Note receivable-related party		260,000
Property and equipment, net	2,299,592	2,048,374
Goodwill	39,414,543	39,161,675
Intangible assets, net	2,062,887	2,663,219
Other assets	281,487	202,114

TOTAL ASSETS	$176,406,429	$151,060,921

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable	$7,383,591	$4,903,664
Accrued liabilities	5,086,571	4,003,683
Unearned revenue and advance payments	7,413,736	6,091,843
Senior bank debt	82,500,000	67,600,000
Subordinated note payable	25,000,000	24,303,977
Deferred income taxes	16,992,052	14,815,956
Warrant obligation	1,985,585	1,335,500
Total Liabilities	146,361,535	123,054,623

STOCKHOLDERS' EQUITY
Common stock, Class A, $0.001 par value; 300,000 shares
authorized, 225,000 shares issued and outstanding	225	225
Common stock, Class B, $0.001 par value; 50,000 shares
authorized, 1,800 shares issued and outstanding	2	2
Additional paid-in capital	22,679,773	22,679,773
Retained earnings	7,364,894	5,326,298
Total Stockholders' Equity	30,044,894	28,006,298

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$176,406,429	$151,060,921

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

CONSOLIDATED STATEMENT OF INCOME
Nine-Month Period Ended September 30, 2008

(Nine Months)
2008

REVENUES
Leasing revenue	$39,573,651
Sales of equipment and services	17,945,729
Total Revenues	57,519,380

COSTS AND EXPENSES
Cost of sales of equipment and services	12,721,769
Leasing, selling and general	30,121,930
Depreciation and amortization	3,575,170
Total Costs and Expenses	46,418,869

Income from Operations	11,100,511

INTEREST EXPENSE	6,878,319

Net Income before Provision for Income Taxes	4,222,192

PROVISION FOR INCOME TAXES	2,183,596

NET INCOME	$2,038,596

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
Nine-Month Period Ended September 30, 2008

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders'
	Class A	Class B	Capital	Earnings	Equity

BALANCE AT DECEMBER 31, 2007	$225	$2	$22,679,773	$5,326,298	$28,006,298

Net income	–	–	–	2,038,596	2,038,596

BALANCE AT SEPTEMBER 30, 2008	$225	$2	$22,679,773	$7,364,894	$30,044,894

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
Nine-Month Period Ended September 30, 2008

(Nine Months)
2008

OPERATING ACTIVITIES
Net income	$2,038,596
Adjustments to reconcile net income to net cash provided by
operating activities:
Deferred income taxes	2,176,096
Depreciation of property and equipment and rental inventory	3,501,392
Proceeds from the sale of property and equipment	52,512
Amortization of intangible assets	769,801
Increase in value of warrant obligation	650,085
Gain on disposals of property and equipment	(33,082)
Increase in certain assets:
Accounts receivable	(3,397,150)
Net investment in sales-type leases	(40,640)
Other assets	(79,373)
Increase in certain liabilities:
Accounts payable	2,479,927
Accrued liabilities	857,763
Unearned revenue and advance payments	1,321,893
Net Cash Provided by Operating Activities	10,297,820

INVESTING ACTIVITIES
Purchases of rental inventory, net	(16,098,773)
Cash paid for assets of businesses acquired	(8,396,315)
Payments received on note receivable-related party	260,000
Purchases of property and equipment	(785,093)
Net Cash (Used) by Investing Activities	(25,020,181)

FINANCING ACTIVITIES
Proceeds of issuance of long-term debt	22,450,000
Principal payments on long-term debt	(7,550,000)
Financing costs	(169,469)
Net Cash Provided by Financing Activities	14,730,531

NET INCREASE IN CASH	8,170

CASH
Beginning of Period	53,325

End of Period	$61,495

SUPPLEMENTAL DISCLOSURES
Interest paid	$6,464,956
Noncash financing activities:
Interest expense related to valuation of warrant obligation	650,085

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the balances and transactions of Mobile Office Acquisition Corp. (MOAC) and its wholly-owned subsidiary, Pac-Van, Inc., (together referred to as the “Company”) since August 2, 2006.  All material intercompany balances and transactions have been eliminated from the consolidated financial statements

Doing business as “Pac-Van, Inc.,” the Company leases and sells mobile offices, modular buildings and storage units throughout the United States from its branch network locations in sixteen states.  The Company provides solutions for customers in a wide range of industries including, construction, industrial, commercial, retail and government.

During the nine months ended September 30, 2008, the Company acquired the assets of three businesses.  Each of these acquisitions was accounted for under the purchase method of accounting, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations.  Accordingly, the acquisition cost of these transactions has been allocated to the purchased assets and liabilities based on their respective fair values at the date of acquisition.

•
Effective February 1, 2008, the Company acquired the assets of US SpaceMaster Leasing, LP.  The purchase price was approximately $3,801,000.  The fair value of assets and liabilities acquired on February 1, 2008, totaled approximately $3,548,000; accordingly, the Company recorded goodwill of approximately $253,000.

•	Effective April 2, 2008, the Company acquired the assets of I-R Mobile Modular. The purchase price was approximately $2,967,000, which was the fair value of assets and liabilities acquired.

•	Effective June 6, 2008, the Company acquired the assets of Brandall Modular Corp. The purchase price was approximately $1,853,000, which was the fair value of assets and liabilities acquired.

These three acquisitions were primarily for the purchase of rental inventory to enhance the Company’s existing fleet.  The results from these acquisitions are included in these consolidated financial statements from the respective acquisition dates as noted above.  The fair value of assets and liabilities acquired from these acquisitions were as follows:

Accounts receivable	$245,257
Rental inventory	8,123,315
Goodwill	252,869
Liabilities assumed	(225,126)
Cash paid for acquisitions	$8,396,315

Estimates:  Management uses estimates and assumptions in preparing financial statements in conformity with accounting principles generally accepted in the United States.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses.  Actual results could vary from the estimates that were used.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Rental Inventory and Other Long-lived Assets:  Rental inventory consisting of mobile offices, modular buildings, storage trailers, storage containers and steps (“rental inventory or rental equipment”) acquired on August 2, 2006, were recorded at their purchase cost as allocated based on information provided by an independent appraisal.  Rental inventory acquired since August 2, 2006, is recorded at lower of invoice cost or market.  Mobile offices and modular buildings are depreciated using the straight-line method over 20 years to a residual value of 50 percent of the original cost.  Steps are depreciated using the straight-line method over 5 years with no residual value.  Storage trailers are depreciated over 15 years and 10 years depending on the year of acquisition.  Storage containers are depreciated using the straight-line method over 20 years to a residual value of 70 percent of the original cost.

Vehicles, office equipment and leasehold improvements are recorded at historical cost.  Depreciation is computed using the straight-line method over the estimated useful life of 5 years.

Long-lived assets, including the Company’s rental inventory and amortizable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the related asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets. To date, no adjustments to the carrying amount of long-lived assets have been required.

Amortizable Intangible Assets consist of deferred financing costs and the value assigned to the Company’s continuing customer base as acquired on August 2, 2006.  Deferred financing costs are being amortized on a straight-line basis over the term of the loans, approximately five years.  The customer base is being amortized on a straight-line basis from August 2, 2006 through 2014, management’s estimate of the useful life of the customer base.

Goodwill:  The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, which requires that goodwill and intangible assets deemed to have indefinite lives are not amortized, but are subject to impairment tests annually, or whenever an event or circumstances indicate the carrying amount may be impaired.  The Company performed the required impairment tests of its goodwill in the third quarter ended September 30, 2008, using the methodology prescribed by SFAS No. 142, and determined that the carrying value of recorded goodwill did not exceed its fair value.

Revenue Recognition: The Company earns revenue by leasing, transporting, installing and dismantling rental equipment, as well as providing other ancillary products and services, and by selling new and used equipment.  Leasing revenue includes monthly rentals, initial lease services, ancillary products and services and end of lease services as earned.  Leasing revenue is derived from leases classified as operating leases for which the initial term is generally 3 to 60 months.  Costs associated with transportation, installation, and dismantling of rental equipment are recorded in leasing, selling and general expense.  Unearned revenue includes end of lease services not yet performed by the Company, advance rentals and deposit payments.

Revenue from the sale of new and used mobile offices, modular buildings, storage units and steps, including delivery and installation revenue, is generally recognized upon the delivery to and acceptance by the customer.  Certain arrangements to sell units under long-term construction-type sales contracts are accounted for under the percentage of completion method.  Under this method, income is recognized in proportion to the incurred costs to date under the contract to estimated total costs.  Sales of new units are typically covered by warranties provided by the manufacturer of the products sold.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company recognized revenue of approximately $4,601,376 for the nine-month period ended September 30, 2008, with related cost of sales of approximately $3,273,794 on the sale of rental units which were greater than one year old.

Accounts Receivable:  The Company extends credit to its customers.  Accounts receivable are recorded at net realizable value based on management’s estimates of uncollectible accounts recorded in the allowance for doubtful accounts.  The allowance for doubtful accounts is estimated based on historical collection experience and a review of specific past due receivables.  The Company charges late fees on past due accounts.  The Company recognized income for late payment fees of approximately $433,000 during the nine-month period ended September 30, 2008.

Concentrations of Credit Risk:  Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and receivables under sales-type lease contracts.  The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral on trade accounts receivable.  Receivables under sales-type lease contracts are secured by the leased mobile office, modular building or storage unit.  A significant portion of the Company's business activity is with companies in the construction and development industries.  Total revenues from these industries were approximately $26,443,000 during the nine-month period ended September 30, 2008. As of September 30, 2008, accounts receivable from these industries were approximately $6,709,000.

Advertising Costs are expensed as incurred and totaled $486,000 during the nine-month period ended September 30, 2008.

Shipping and Handling Costs are expensed as incurred and included in cost of leasing services and cost of sales equipment and services.  Shipping and handling costs included in cost of leasing services and included in leasing, selling and general amounted to approximately $1,146,500 and $2,532,200 for the nine-month period ended September 30, 2008.

Sales Taxes collected from customers and remitted to state government agencies are shown on a net basis and are not included in sales or costs and expenses.

Income Taxes:  The Company records income taxes in accordance with the liability method of accounting.  Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax law.  Changes in enacted tax rates are reflected in the tax provision as they occur.

Stock-Based Compensation:  For the issuance of stock options, the Company follows the fair value provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, which requires companies to recognize the grant date fair value of stock options and other equity-based compensation issued to employees in their income statements.

Common Stock:  MOAC has two classes of common stock: Class A and Class B, both with a par value of $0.001.  Both classes have the same rights and privileges except that holders of Class B shares have no voting rights.

Fair Value of Financial Instruments: Because of their short-term nature, the amounts reported in the consolidated balance sheet for cash, receivables and accounts payable approximate fair value.  Long-term debt approximates fair value as borrowing rates are based on market prices.

NOTE 2 - RENTAL INVENTORY

Rental inventory was comprised of the following at September 30, 2008 and December 31, 2007:

	2008	2007
Mobile offices, modular buildings and storage units	$120,033,639	$96,525,406
Steps	2,181,668	1,641,864
	122,215,307	98,167,270
Less: Accumulated depreciation	(5,575,529)	(3,458,656)
Total Rental Inventory	$116,639,778	$94,708,614

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment was comprised of the following at September 30, 2008 and December 31, 2007:

	2008	2007
Equipment	$685,768	$368,876
Vehicles	2,222,919	1,873,943
Leasehold improvements	629,953	559,020
	3,538,640	2,801,839
Less: Accumulated depreciation	(1,239,048)	(753,465)
Total Property and Equipment	$2,299,592	$2,048,374

NOTE 4 - GOODWILL

The changes in goodwill during the nine-month period ended September 30, 2008 are as follows:

Goodwill at December 31, 2008	$39,161,675
Acquisition of US SpaceMaster Leasing, LP	252,868
Goodwill at September 30, 2008	$39,414,543

NOTE 5 - AMORTIZABLE INTANGIBLE ASSETS

Intangible assets subject to amortization consisted of the following at September 30, 2008 and December 31, 2007:

	2008		2007
	Gross Amount	Accumulated Amortization	Gross Amount	Accumulated Amortization
Customer base	$4,547,400	$2,963,306	$4,547,400	$2,263,009
Deferred financing costs	849,695	370,902	679,695	300,867
	$5,397,095	$3,334,208	$5,227,095	$2,563,876

The expected amortization expense for each of the next five years ending September 30 is as follows:  $766,920 in 2009, $513,384 in 2010, $361,283 in 2011, $216,001 in 2012 and $161,307 in 2013.

NOTE 6 - NET INVESTMENT IN SALES-TYPE LEASES

At September 30, 2008, the future minimum lease payments, including interest, to be received under sales-type lease agreements were as follows:

Receivable In Year	Future Minimum
Ending September 30,	Lease Payments
2009	$172,485
2010	13,375
2011	6,141
192,001
Less: Amount representing interest	33,711

Net Investment in Sales-type Leases	$158,290

NOTE 7 - DEBT

The Company’s bank credit agreement includes a revolving line of credit and a swing line of credit.  All borrowings under the credit agreement are due on August 23, 2012.  The Company has pledged all business assets as collateral, including the assignment of the Company’s rights under leasing contracts with customers. The Company is also required to maintain certain financial ratios and net worth requirements.

Interest accrues on all outstanding borrowings under the credit agreement at the lead lender’s prime lending rate or at the LIBOR plus a stated margin ranging from 1.5% to 2.25% (totaling 4.60% at September 30, 2008) based on the Company’s performance.  In addition, the Company is required to pay an unused commitment fee equal to .25% of the average unused line, calculated on a quarterly basis.

The revolving and swing lines of credit are available for purchases of rental inventory and general operating purposes.  The maximum aggregate amount available under the lines is $120,000,000 ($82,500,000 borrowed and outstanding at September 30, 2008) with borrowings limited to 85% of eligible accounts receivable net of reserves and allowances, plus 85% of the net book value of all eligible inventory net of reserves and allowances.  At September 30, 2008, the Company was in compliance with all credit agreement covenants.

NOTE 7 - DEBT (CONTINUED)

In connection with its acquisition of Pac-Van, Inc. on August 2, 2006, MOAC issued a senior subordinated secured note with an original principal balance of $25,000,000.  The subordinated note matures on February 2, 2013, and requires quarterly interest only payments computed at 13%.

The subordinated note was issued with warrants entitling the holders to purchase 9,375 shares of common stock of MOAC (representing 4% of the issued outstanding common stock of MOAC) at $0.01 per share.  The warrants expire on August 2, 2016. The warrants provide the holder with put rights upon the occurrence of a change in control of the Company, an event of non-compliance, or any time after August 2, 2012.  The put price per share shall be an amount equal to the fair market value of the outstanding common stock at the exercise date.  At inception, the warrants were recorded at their fair market value of $937,500.  The subordinated notes were discounted by the warrant fair value and had a recorded value of $24,062,500.  The discount is being amortized to interest expense over the term of the borrowings. In future periods, the Company will recognize a charge to earnings for increases, if any, in the value of the warrants to reflect the Company’s ultimate obligation to provide for the warrants under the agreement.  On October 1, 2008, MOAC was acquired by General Finance Corporation.  In connection with this transaction, the warrant obligation of approximately $1,985,000 was paid.  Accordingly, the Company recognized approximately $650,000 in interest expense for the increase in the obligation under the warrant agreement for the nine-month period ended September 30, 2008.

Additionally, in connection with its acquisition on October 1, 2008, the Company recognized the remaining unamortized debt discount of approximately $696,000 during the nine-month period ended September 30, 2008, as the warrants were subsequently paid and the full face value of the senior subordinated debt of $25,000,000 is considered outstanding.

NOTE 8 - INCOME TAXES

The provision for income taxes consisted of the following for the nine-month period ended September 30, 2008:

Deferred income tax expense:
Federal	$1,857,643
State	318,453
Total	2,176,096

Current state income tax expense	7,500
Provision for Income Taxes	$2,183,596

The Company’s deferred income tax liability was comprised of the following temporary differences at September 30, 2008 and December 31, 2007:

	2008	2007
Rental inventory	$26,040,840	$23,905,985
Net operating loss carryforwards	(9,638,282)	(8,607,254)
Accounts receivable	(305,845)	(246,000)
Other	895,339	(236,775)

Net Deferred Income Tax Liability	$16,992,052	$14,815,956

NOTE 8 - INCOME TAXES (CONTINUED)

At September 30, 2008, the Company had federal net operating loss carryforwards of approximately $23,000,000 which begin to expire in 2019.

Cash paid for income taxes approximated $7,500 for the nine-month period ended September 30, 2008.

The primary difference between the Company’s effective income tax expense reflected in the consolidated statement of income and the tax expense computed at the federal statutory rate is due to certain nondeductible expenses for income tax purposes, primarily the increase in the warrant valuation as of September 30, 2008 (see Note 7).

NOTE 9 - OPERATING LEASE COMMITMENTS

The Company has various noncancellable operating leases for office space and storage facilities that expire at various dates through April 2013.  Certain leases contain renewal options and escalation clauses.  Rental expense for these leases was approximately $1,301,000 for the nine-month period ended September 30, 2008.

Future minimum rental payments required under noncancellable operating lease agreements are as follows:

Payable in Year Ending September 30,	Rental Payments
2009	$1,437,775
2010	1,341,960
2011	695,178
2012	319,924
2013	138,241

$3,933,078

NOTE 10 - EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) retirement savings plan for eligible employees, which allows plan participants to defer a percentage of their compensation subject to the limits imposed under the Internal Revenue Code.  The Plan allows the Company to make a discretionary contribution to the Plan each year on behalf of participants at a rate determined before the year begins.  At the end of the Company's fiscal year, an additional matching contribution may be made at the discretion of the Company’s Board of Directors.  The Company's contribution to the Plan was approximately $86,000 during the nine-month period ended September 30, 2008.

NOTE 11 - STOCK OPTION PLAN

MOAC maintains a stock option plan under which employees, officers and directors of the Company may be granted options to purchase non-voting common stock of MOAC at a price determined by the Board of Directors.  MOAC has reserved 26,042 shares under the Plan.  As of September 30, 2008, there had been no options exercised under the Plan.  During 2006, 15,620 options were issued, of which none were exercisable at September 30, 2008.  Options granted under the Plan generally have an exercise price equal to the fair market value of the non-voting common stock as of the date of grant and vest over a period of five years.  The maximum term of the options is 10 years.  The weighted average exercise price of stock options outstanding at September 30, 2008, was $100 per share.

NOTE 11 - STOCK OPTION PLAN (CONTINUED)

Effective October 1, 2008, the Company’s stock option grants were modified in connection with the acquisition of MOAC by General Finance Corporation (See Note 13).  The modifications included an acceleration of vesting and net cash payout of approximately $1,355,000 on October 6, 2008.  The Company’s stock option plan was subsequently terminated.  As a result of the modification, additional compensation expense of $1,203,000 was recognized during the nine-month period ended September 30, 2008.

The fair value for options granted by MOAC was initially estimated at the date of grant using a Black-Scholes option pricing model, with the following weighted-average assumptions:

Risk-free interest rate                          4.0%
Dividend yield                                        0%
Expected life of the options           10 years
Volatility                                                30%

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility.  Because MOAC’s stock is not publicly traded and its employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The fair value of the options was being amortized to expense over the related vesting period until the modification and subsequent termination of the stock option plan.

NOTE 12 - RELATED PARTY TRANSACTION

The Company pays a management and consulting fee to one of its stockholders. Management and consulting fees paid were $135,000 during the nine-month period ended September 30, 2008.

The Company had a note receivable from a related party in the amount of $260,000 at December 31, 2007.  The note was paid in full during the nine-month period ended September 30, 2008.

NOTE 13 - SUBSEQUENT EVENT

On October 1, 2008, MOAC and its wholly-owned subsidiary, Pac-Van, Inc., were acquired by General Finance Corporation (GFC).  The purchase price was $158,800,000, which consisted of $19,410,000 in cash, a $1,500,000 senior subordinated note of GFC, $30,000,000 in GFC stock, valued at $7.50 per share for purposes of the acquisition and the assumption of MOAC indebtedness.  The accompanying consolidated financial statements as of September 30, 2008, do not reflect any adjustments for the purchase price of the acquisition.

Independent Auditors’ Report

Board of Directors and Stockholders
Mobile Office Acquisition Corp. d/b/a Pac-Van, Inc.

We have audited the accompanying consolidated balance sheets of Mobile Office Acquisition Corp. and Subsidiary d/b/a Pac-Van, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for the year ended December 31, 2007 and for the five-month period from August 2, 2006 to December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobile Office Acquisition Corp. and Subsidiary d/b/a Pac-Van, Inc. at December 31, 2007 and 2006, and the results of their operations and their cash flows for the year ended December 31, 2007 and for the five-month period from August 2, 2006 to December 31, 2006, in conformity with accounting principles generally accepted in the United States.

/s/  Katz, Sapper & Miller, LLP
Indianapolis, Indiana
February 29, 2008

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

  CONSOLIDATED BALANCE SHEETS
 December 31, 2007 and 2006

	2007	2006

ASSETS
ASSETS
Cash	$53,325	$64,682
Accounts receivable, net of allowances of $1,175,000 in 2007 and $975,000 in 2006	11,845,950	9,409,029
Net investment in sales-type leases	117,650	287,416
Rental inventory, net	94,708,614	73,668,242
Note receivable-related party	260,000	350,000
Property and equipment, net	2,048,374	1,463,001
Other assets	202,114	373,832
Intangible assets, net	2,663,219	4,206,698
Goodwill	39,161,675	39,161,675
TOTAL ASSETS	$151,060,921	$128,984,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$4,903,664	$5,330,808
Accrued liabilities	4,003,683	3,481,831
Unearned revenue and advance payments	6,091,843	4,560,261
Senior bank debt	67,600,000	55,000,000
Subordinated note payable	24,303,977	24,133,523
Deferred income taxes	14,815,956	11,563,897
Warrant obligation	1,335,500	937,500
Total Liabilities	123,054,623	105,007,820

STOCKHOLDERS’ EQUITY
Common stock, Class A, $0.001 par value; 300,000 shares authorized, 225,000 shares issued and outstanding	225	225
Common stock, Class B, $0.001 par value; 50,000 shares authorized, 1,800 shares issued and outstanding	2	2
Additional paid-in capital	22,679,773	22,679,773
Retained earnings	5,326,298	1,296,755
Total Stockholders’ Equity	28,006,298	23,976,755

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$151,060,921	$128,984,575

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

  CONSOLIDATED STATEMENTS OF INCOME
 Year Ended December 31, 2007 and
 Period from August 2, 2006 to December 31, 2006

		(Five Months)
	2007	2006

REVENUES
Leasing revenue	$47,035,305	$17,604,933
Sales of equipment and services	20,220,120	11,261,618
Total Revenues	67,255,425	28,866,551

COSTS AND EXPENSES
Cost of sales of equipment and services	13,647,118	8,274,005
Leasing, selling and general	32,837,661	13,347,747
Depreciation and amortization	5,049,378	1,952,596
Total Costs and Expenses	51,534,157	23,574,348
Income from Operations	15,721,268	5,292,203
INTEREST EXPENSE	8,425,166	3,163,747
Net Income before Provision for Income Taxes	7,296,102	2,128,456
PROVISION FOR INCOME TAXES	3,266,559	831,701
NET INCOME	$4,029,543	$1,296,755

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

  CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
 Year Ended December 31, 2007 and
 Period from August 2, 2006 to December 31, 2006

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Class A	Class B	Capital	Earnings	Equity

BALANCE AT AUGUST 2, 2006	$225	$—	$22,499,775	$—	$22,500,000
Issuance of Class B common stock	—	2	179,998	—	180,000
Net income	—	—	—	1,296,755	1,296,755

BALANCE AT DECEMBER 31, 2006	225	2	22,679,773	1,296,755	23,976,755
Net income	—	—	—	4,029,543	4,029,543

BALANCE AT DECEMBER 31, 2007	$225	$2	$22,679,773	$5,326,298	$28,006,298

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

  CONSOLIDATED STATEMENTS OF CASH FLOWS
 Year Ended December 31, 2007 and
 Period from August 2, 2006 to December 31, 2006

		(Five Months)
	2007	2006

OPERATING ACTIVITIES
Net income	$4,029,543	$1,296,755
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	3,252,059	830,202
Depreciation of property and equipment and rental inventory	3,447,753	1,268,688
Amortization of intangible assets	1,772,079	754,931
Increase in value of warrant obligation	398,000
Loss on disposals of property and equipment	44,503	16,588
(Increase) decrease in certain assets:
Accounts receivable	(2,436,921)	(385,563)
Net investment in sales-type leases	169,766	59,463
Other assets	171,718	(156,269)
Increase (decrease) in certain liabilities:
Accounts payable	(427,144)	80,578
Accrued liabilities	521,852	1,912,103
Unearned revenue and advance payments	1,531,582	(682,416)
Net Cash Provided by Operating Activities	12,474,790	4,995,060

INVESTING ACTIVITIES
Purchases of rental inventory, net	(23,753,427)	(6,986,718)
Payments received on note receivable-related party	90,000	50,000
Purchases of property and equipment	(1,194,120)	(278,045)
Net Cash (Used) by Investing Activities	(24,857,547)	(7,214,763)

FINANCING ACTIVITIES
Net increase in senior bank debt	12,600,000	1,300,000
Financing costs	(228,600)
Proceeds from issuance of Class B common stock		180,000
Net Cash Provided by Financing Activities	12,371,400	1,480,000

NET DECREASE IN CASH	(11,357)	(739,703)
CASH
Beginning of Period	64,682	804,385
End of Period	$53,325	$64,682

SUPPLEMENTAL DISCLOSURES
Interest paid	$7,901,339	$1,649,426
Noncash investing and financing activities:
Interest expense related to valuation of warrant obligation	398,000
Issuance of note receivable-related party for stock		400,000

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the balances and transactions of Mobile Office Acquisition Corp. (Parent) and its wholly-owned subsidiary, Pac-Van, Inc. (together referred to as the “Company”) since August 2, 2006. All material intercompany balances and transactions have been eliminated in the consolidated financial statements.

Doing business as “Pac-Van, Inc.,” the Company leases and sells mobile offices, modular buildings and storage units throughout the United States from its branch network locations in thirteen states. The Company provides solutions for customers in a wide range of industries including, construction, industrial, commercial, retail and government.

Effective August 2, 2006, Mobile Office Acquisition Corp. acquired 100% of the outstanding capital stock of Pac-Van, Inc. The purchase price was approximately $98,038,000 plus the assumption of liabilities of approximately $22,797,000 and transactions costs of approximately $2,766,000. The acquisition was financed through a combination of senior lending, subordinated borrowings and contributed capital. The acquisition was accounted for under the purchase method of accounting, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations.  Accordingly, the acquisition cost has been allocated to the purchased assets and liabilities based on their respective fair values at the date of acquisition. The fair value of assets and liabilities acquired at August 2, 2006, totaled approximately $84,458,000; accordingly, the Company initially recorded goodwill of approximately $39,143,000.

Estimates:  Management uses estimates and assumptions in preparing financial statements in conformity with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Rental Inventory and Other Long-lived Assets:  Rental inventory consisting of mobile offices, modular buildings, storage trailers, storage containers and steps (“rental inventory or rental equipment”) acquired August 2, 2006, were recorded at their purchase cost as allocated based on information provided by an independent appraisal. Rental inventory acquired since August 2, 2006, is recorded at lower of invoice cost or market. Mobile offices and modular buildings are depreciated using the straight-line method over 20 years to a residual value of 50 percent of the original cost. Steps are depreciated using the straight-line method over 5 years with no residual value. Storage trailers are depreciated over 15 years and 10 years depending on the year of acquisition. Storage containers are depreciated using the straight-line method over 20 years to a residual value of 70 percent of the original cost.

Vehicles, office equipment and leasehold improvements are recorded at historical cost. Depreciation is computed using the straight-line method over the estimated useful life of 5 years.

Long-lived assets, including the Company’s rental inventory and amortizable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets. To date, no adjustments to the carrying amount of long-lived assets have been required.

Amortizable Intangible Assets consist of deferred financing costs and the value assigned to the Company’s continuing customer base. Deferred financing costs are being amortized on a straight-line basis over the term of the loans, approximately five years. The customer base is being amortized on a straight-line basis through 2013, management’s estimate of the useful life of the customer base.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Goodwill:  The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, which requires that goodwill and intangible assets deemed to have indefinite lives are not amortized, but are subject to impairment tests annually, or whenever an event or circumstances indicate the carrying amount may be impaired. The Company performed the required impairment tests of its goodwill in the fourth quarter of 2008, using the methodology prescribed by SFAS No. 142, and determined that the carrying value of its recorded goodwill did not exceed its fair value.

Revenue Recognition:  The Company earns revenue by leasing, transporting, installing and dismantling rental equipment, as well as providing other ancillary products and services, and selling new and used equipment. Leasing revenue includes monthly rentals, initial lease services, ancillary products and services and end of lease services as earned. Leasing revenue is derived from leases classified as operating leases for which the initial term is generally 3 to 60 months. Costs associated with transportation, installation, and dismantling of rental equipment are recorded in leasing, selling and general expense. Unearned revenue includes end of lease services not yet performed by the Company, advance rentals and deposit payments.

Revenue from the sale of new and used mobile offices, modular buildings, storage units and steps, including delivery and installation revenue, is generally recognized upon the delivery to and acceptance by the customer. Certain arrangements to sell units under long-term construction-type sales contracts are accounted for under the percentage of completion method. Under this method, income is recognized in proportion to the incurred costs to date under the contract to estimated total costs. Sales of new units are typically covered by warranties provided by the manufacturer of the products sold.

The Company recognized revenue of approximately $6,541,000 in 2007 and $2,095,000 for the five-month period ended December 31, 2006, with related cost of sales of approximately $4,213,000 in 2007 and $1,304,000 in five-month period ended December 31, 2006 on the sale of rental units which were greater than one year old.

Accounts Receivable:  The Company extends credit to its customers. Accounts receivable are recorded at net realizable value based on management’s estimates of uncollectible accounts recorded in the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on historical collection experience and a review of specific past due receivables. The Company charges late fees on past due accounts. The Company recognized income for late payment fees of approximately $462,000 in 2007 and $208,000 during the five-month period ended December 31, 2006.

Advertising Costs are expensed as incurred and totaled $539,000 in 2007 and $204,000 during the five-month period ended December 31, 2006.

Shipping and Handling Costs are expensed as incurred and included in cost of leasing services and cost of sales equipment and services.

Concentrations of Credit Risk:  Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and receivables under sales-type lease contracts. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral on trade accounts receivable. Receivables under sales-type lease contracts are secured by the leased mobile office, modular building or storage unit. A significant portion of the Company’s business activity is with companies in the construction and development industries. Total revenues from these industries were approximately $32,820,000 in 2007 and $12,891,000 during the five-month period ended December 31, 2006. As of December 31, 2007 and 2006, accounts receivable from these industries were approximately $5,283,000 and $5,385,000, respectively.

Sales Taxes collected from customers and remitted to state government agencies are shown on a net basis and are not included in sales or costs and expenses.

Income Taxes:  The Company records income taxes in accordance with the liability method of accounting. Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax law. Changes in enacted tax rates are reflected in the tax provision as they occur.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock-Based Compensation:  The Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment in 2006, which requires companies to recognize the grant date fair value of stock options and other equity-based compensation issued to employees in their income statements. The adoption did not have a material effect on the Company’s consolidated financial statements.

Common Stock:  The Parent has two classes of Common Stock: Class A and Class B, both with a par value of $0.001. Both classes have the same rights and privileges except that holders of Class B have no voting rights.

Fair Value of Financial Instruments:  Because of their short-term nature, the amounts reported in the balance sheet for cash, receivables and accounts payable approximate fair value. Long-term debt approximates fair value as borrowing rates are based on market prices.

NOTE 2 —	RENTAL INVENTORY

Rental inventory was comprised of the following at December 31, 2007 and 2006:

	2007	2006

Mobile offices, modular buildings and storage units	$96,525,406	$73,589,195
Steps	1,641,864	1,040,233
	98,167,270	74,629,428
Less: Accumulated depreciation	(3,458,656)	(961,186)
Total Rental Inventory	$94,708,614	$73,668,242

NOTE 3 —	PROPERTY AND EQUIPMENT

Property and equipment was comprised of the following at December 31, 2007 and 2006:

	2007	2006

Equipment	$368,876	$186,381
Vehicles	1,873,943	970,928
Leasehold improvements	559,020	494,913
	2,801,839	1,652,222
Less: Accumulated depreciation	(753,465)	(189,221)
Total Property and Equipment	$2,048,374	$1,463,001

NOTE 4 —	AMORTIZABLE INTANGIBLE ASSETS

Intangible assets subject to amortization consisted of the following at December 31, 2007 and 2006:

	2007		2006
	Gross	Accumulated	Gross	Accumulated
	Amount	Amortization	Amount	Amortization

Customer base	$4,547,400	$2,263,009	$4,526,000	$754,348
Deferred financing costs	679,695	300,867	472,495	37,449
	$5,227,095	$2,563,876	$4,998,495	$791,797

            The expected amortization expense for each of the next five years is as follows: $1,013,992 in 2008, $627,750 in 2009, $410,503 in 2010, $280,154 in 2011 and $143,566 in 2012.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5 —	NET INVESTMENT IN SALES-TYPE LEASES

At December 31, 2007, the future minimum lease payments, including interest, to be received under sales-type lease agreements were as follows:

Future Minimum
Receivable In	Lease Payments

2008	$138,285
2009	10,575
2010	7,080
2011	4,130
160,070
Less: Amount representing interest	42,420
Net Investment in Sales-type Leases	$117,650

NOTE 6 —	DEBT

The Company’s bank credit agreement includes a revolving line of credit and a swing line of credit. All borrowings under the credit agreement are due on August 23, 2012. The Company has pledged all business assets as collateral, including the assignment of the Company’s rights under leasing contracts with customers. The Company is required to maintain certain financial ratios and net worth requirements.

Interest accrues on all outstanding borrowings under the agreement at the lead lender’s prime lending rate or the LIBOR plus a stated margin ranging from 1.5% to 2.25% (totaling 7.03% at December 31, 2007) based on the Company’s performance. In addition, the Company is required to pay an unused commitment fee equal to .25% of the average unused line calculated on a quarterly basis.

The revolving credit and swing lines are available for purchases of rental inventory and general operating purposes. The maximum aggregate amount available under the lines is $90,000,000 ($67,600,000 borrowed and outstanding at December 31, 2007) with borrowings limited to 85% of eligible accounts receivable net of reserves and allowances plus 85% of the net book value of all eligible inventory net of reserves and allowances. The credit agreement provides the Company with the ability to increase the revolving credit line up to $120,000,000 upon written request and no event of default. At December 31, 2007, the Company was in compliance with all loan covenants.

In connection with its acquisition of Pac-Van, Inc. on August 2, 2006, the Parent issued a senior subordinated secured note with an original principal balance of $25,000,000. The subordinated note matures on February 2, 2013, and requires quarterly interest only payments computed at 13%.

The subordinated note was issued with warrants entitling the holders to purchase 9,375 shares of common stock of the Parent (representing 4% of the issued outstanding common stock of the Parent) at $0.01 per share. The warrants expire on August 2, 2016. The warrants provide the holder with put rights upon the occurrence of a change in control, an event of non-compliance, or any time after August 2, 2012. The put price per share shall be an amount equal to the fair market value of the outstanding common stock at the exercise date. At inception, the warrants were recorded at their fair market value of $937,500. The subordinated notes were discounted by the warrant fair value and had a recorded value of $24,062,500. The discount is being amortized to interest expense over the term of the borrowings. In future periods, the Company will recognize a charge to earnings for increases, if any, in the value of the warrants to reflect the Company’s ultimate obligation to provide for the warrants under the agreement. In 2007, the Company recognized $398,000 in interest expense for the increase in the estimated obligation under the warrant agreement. No charge to earnings was recognized during the five-month period ended December 31, 2006.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 7 —	INCOME TAXES

The provision for income taxes consisted of the following for the year ended December 31, 2007 and for the five-month period ended December 31, 2006:

		(Five Months)
	2007	2006

Deferred tax expense:
Federal	$2,776,148	$708,709
State	475,911	121,493
Total	3,252,059	830,202
Current state tax expense	14,500	1,499
Provision for Income Taxes	$3,266,559	$831,701

The Company’s deferred income tax liability was comprised of the following temporary differences at December 31, 2007 and 2006:

	2007	2006

Rental inventory	$23,905,985	$20,250,897
Net operating loss carryforwards	(8,607,254)	(8,492,000)
Accounts receivable	(246,000)	(195,000)
Other	(236,775)	—
Net Deferred Income Tax Liability	$14,815,956	$11,563,897

At December 31, 2007, the Company had federal net operating loss carryforwards of approximately $20,993,000 which begin to expire in 2019.

Cash paid for income taxes approximated $14,500 in 2007 and $1,500 for the five-month period ended December 31, 2006.

The primary difference between the Company’s effective income tax expense reflected in the consolidated statements of income and the tax expense computed at the federal statutory rate is due to certain nondeductible expenses for income tax purposes.

NOTE 8 —	OPERATING LEASE COMMITMENTS

The Company has various noncancellable operating leases for office space and storage facilities that expire at various dates through March 2011. Certain leases contain renewal options and escalation clauses. Rental expense for these leases was approximately $1,356,000 for 2007 and $554,000 for the five-month period ended December 31, 2006.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Future minimum rental payments required under noncancellable operating lease agreements are as follows:

Rental
Payable In	Payments

2008	$1,010,052
2009	775,509
2010	519,455
2011	47,038
$2,352,054

NOTE 9 —	EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) retirement savings plan for eligible employees, which allows plan participants to defer a percentage of their compensation subject to the limits imposed by the Internal Revenue Code. The Plan allows the Company to make a discretionary contribution to the Plan each year on behalf of participants at a rate determined before the year begins. At the end of the Company’s fiscal year, an additional matching contribution may be made at the discretion of the Company’s Board of Directors. The Company’s contribution to the Plan was approximately $109,000 in 2007 and $37,000 during the five-month period ended December 31, 2006.

NOTE 10 —	STOCK OPTION PLAN

The Parent maintains a stock option plan under which employees, officers and directors of the Company may be granted options to purchase non-voting common stock of the Parent at a price determined by the Board of Directors. The Parent has reserved 26,042 shares under the Plan. As of December 31, 2007, there had been no options exercised under the Plan. During 2006, 15,620 options were issued, of which none are exercisable. Options granted under the Plan generally have an exercise price equal to the fair market value of the non-voting common stock as of the date of grant and vest over a period of five years. The maximum term of the options is 10 years. The weighted average exercise price of stock options outstanding at December 31, 2007, was $100 per share with a weighted average contractual term of nine years.

The fair value for options granted by the Parent was estimated at the date of grant using a Black-Scholes option pricing model, with the following weighted-average assumptions:

Risk-free interest rate	4.0%
Dividend yield	0%
Expected life of the options	10 years
Volatility	30%

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Parent’s stock is not publicly traded and its employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Fair value of the options are amortized to expense over the related vesting period. Because compensation expense is recognized over the vesting period, the initial impact on net income may not be representative of compensation expense in future years. The Company recorded compensation expense of approximately $154,000 in 2007 and $26,000 for the five-month period ended December 31, 2006, related to stock options granted in 2006.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 11 —	RELATED PARTY TRANSACTIONS

The Company pays a management and consulting fee to one of its stockholders. Management and consulting fees paid were $180,000 in 2007 and $75,000 for the five-month period ended December 31, 2006.

The Company has a note receivable from a related party in the amount of $260,000 at December 31, 2007 and $350,000 at December 31, 2006. The note bears interest at LIBOR plus 1% per annum with required payments of $80,000 plus interest and is due on May 31, 2011.

NOTE 12 —	SUBSEQUENT EVENT

On February 1, 2008, the Company entered into an asset purchase agreement for the acquisition of rental fleet and accounts receivable of an unrelated third party. The purchase price was approximately $3,872,000.

Independent Auditors’ Report

Board of Directors and Stockholders
Pac-Van, Inc.

We have audited the accompanying balance sheets of Pac-Van, Inc. as of August 1, 2006 and December 31, 2005, and the related statements of income, stockholders’ equity and cash flows for the seven-month period from January 1, 2006 to August 1, 2006 and for the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pac-Van, Inc. as of August 1, 2006 and December 31, 2005, and the results of its operations and its cash flows for the seven-month period from January 1, 2006 to August 1, 2006 and for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.

/s/  Katz, Sapper & Miller, LLP
Indianapolis, Indiana
November 15, 2007

PAC-VAN, INC.

BALANCE SHEETS
 August 1, 2006 and December 31, 2005

	August 1,	December 31,
	2006	2005

ASSETS
ASSETS
Cash	$301,395	$76,490
Accounts receivable, net of allowance for doubtful accounts of $750,000 at August 1, 2006 and $700,000 at December 31, 2005	9,123,466	8,543,955
Net investment in sales-type leases	346,878	215,580
Rental inventory, net	67,800,680	59,114,953
Property and equipment, net	1,410,160	1,155,984
Other assets	217,563	277,862
TOTAL ASSETS	$79,200,142	$69,384,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$4,906,502	$4,389,222
Accrued liabilities	1,782,236	1,786,095
Unearned revenue and advance payments	5,242,676	3,835,235
Senior bank debt	36,062,500	33,100,000
Derivative obligation		6,180
Subordinated notes payable	4,522,000	4,522,000
Deferred income taxes	9,718,142	7,770,526
Total Liabilities	62,234,056	55,409,258

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding
Common stock, Series A, $0.01 par value; 9,500,000 shares authorized, 2,000,000 shares issued and outstanding	20,000	20,000
Common stock, Series B, $0.01 par value; 500,000 shares authorized, 231,525 shares issued and outstanding	2,315	2,315
Additional paid-in capital	2,273,735	2,273,735
Stock options outstanding	360,000	360,000
Retained earnings	14,310,036	11,322,842
Accumulated other comprehensive loss		(3,326)
Total Stockholders’ Equity	16,966,086	13,975,566

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$79,200,142	$69,384,824

See accompanying notes.

PAC-VAN, INC.

STATEMENTS OF INCOME
 Period from January 1, 2006 to August 1, 2006
 and Year Ended December 31, 2005

	(Seven Months)
	2006	2005

REVENUES
Leasing revenue	$22,270,519	$32,158,208
Sales of equipment and services	11,052,995	18,847,929
Total Revenues	33,323,514	51,006,137

COSTS AND EXPENSES
Cost of sales of equipment and services	7,816,428	13,831,804
Leasing, selling and general	17,406,712	26,893,859
Depreciation and amortization	1,395,231	2,374,005
Total Costs and Expenses	26,618,371	43,099,668
Income from Operations	6,705,143	7,906,469
INTEREST EXPENSE	1,760,688	2,671,668
Net Income before Provision for Income Taxes	4,944,455	5,234,801
PROVISION FOR INCOME TAXES	1,957,261	2,079,585
NET INCOME	$2,987,194	$3,155,216

See accompanying notes.

PAC-VAN, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY
 Period from January 1, 2006 to August 1, 2006
 and Year Ended December 31, 2005

	Common Stock		Additional Paid-in	Stock Options	Retained	Accumulated Other Comprehensive	Total Stockholders’
	Series A	Series B	Capital	Outstanding	Earnings	Loss	Equity

BALANCE AT DECEMBER 31, 2004	$20,000	$2,315	$2,273,735	$360,000	$8,167,626	$(96,000)	$10,727,676
Comprehensive Income:
Net income	—	—	—	—	3,155,216	—	3,155,216
Reclassification adjustment for cash flow hedges, net of taxes of $61,146	—	—	—	—	—	92,674	92,674

Total Comprehensive Income	—	—	—	—	—	—	3,247,890

BALANCE AT DECEMBER 31, 2005	20,000	2,315	2,273,735	360,000	11,322,842	(3,326)	13,975,566
Comprehensive Income:
Net income	—	—	—	—	2,987,194	—	2,987,194
Reclassification adjustment for cash flow hedges, net of taxes of $2,854	—	—	—	—	—	3,326	3,326

Total Comprehensive Income	—	—	—	—	—	—	2,990,520

BALANCE AT AUGUST 1, 2006	$20,000	$2,315	$2,273,735	$360,000	$14,310,036	$—	$16,966,086

See accompanying notes.

PAC-VAN, INC.

STATEMENTS OF CASH FLOWS
 Period from January 1, 2006 to August 1, 2006
 and Year Ended December 31, 2005

	(Seven Months)
	2006	2005

OPERATING ACTIVITIES
Net income	$2,987,194	$3,155,216
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,957,261	2,079,585
Depreciation and amortization	1,395,231	2,374,005
(Increase) decrease in certain assets:
Accounts receivable	(579,511)	(2,165,388)
Net investment in sales-type leases	(131,298)	127,299
Other assets	60,299	8,118
Increase (decrease) in certain liabilities:
Accounts payable	517,280	1,445,811
Accrued liabilities	(3,859)	677,626
Unearned revenue and advance payments	1,407,441	861,018
Net Cash Provided by Operating Activities	7,610,038	8,563,290

INVESTING ACTIVITIES
Purchases of rental inventory, net	(9,874,246)	(7,192,441)
Purchases of property and equipment	(473,387)	(683,555)
Net Cash (Used) by Investing Activities	(10,347,633)	(7,875,996)

FINANCING ACTIVITIES
Payments of subordinated notes payable		(250,000)
Net increase (decrease) in senior bank debt	2,962,500	(400,000)
Net Cash Provided (Used) by Financing Activities	2,962,500	(650,000)

NET INCREASE IN CASH	224,905	37,294
CASH
Beginning of Year	76,490	39,196
End of Year	$301,395	$76,490

See accompanying notes.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Pac-Van, Inc. (the Company) leases and sells mobile offices, modular buildings and storage units to industrial, commercial, retail, and construction oriented customers. The Company operates in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Missouri, Nevada, North Carolina, Ohio, Pennsylvania, Tennessee and West Virginia with corporate offices located in Indianapolis, Indiana.

Estimates:  Management uses estimates and assumptions in preparing financial statements in conformity with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Rental Inventory and Other Long-lived Assets:  Rental inventory consists of mobile offices, modular buildings, storage units and steps stated at the lower of cost or market. Mobile offices, modular buildings and storage containers are depreciated using the straight-line method over twenty years to a residual value of fifty percent of the original cost. Steps are depreciated using the straight-line method over 5 years with no residual value. Storage trailers are depreciated over fifteen years and ten years depending on the year of acquisition.

Vehicles, office equipment and leasehold improvements are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives ranging from 5 to 10 years of the respective assets.

Long-lived assets, including the Company’s rental inventory, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets. To date, no adjustments to the carrying amount of long-lived assets have been required.

Revenue Recognition:  The Company earns revenue by leasing, transporting, installing and dismantling rental equipment, as well as providing other ancillary products and services, and selling new and used equipment. Leasing revenue includes monthly rentals, initial lease services, ancillary products and services and end of lease services as earned. Leasing revenue is derived from leases classified as operating leases for which the initial term is generally 3 to 60 months. Costs associated with transportation, installation, and dismantling of rental equipment are recorded in leasing, selling and general expense. Unearned revenue includes end of lease services not yet performed by the Company, advance rentals and deposit payments.

Revenue from the sale of new and used mobile offices, modular buildings, storage units, steps including delivery and installation revenue, is generally recognized upon the delivery to and acceptance by the customer. Certain arrangements to sell units under long-term construction-type sales contracts are recognized under the percentage of completion method. Under this method, income is recognized in proportion to the incurred costs to date under the contract to estimated total costs. Sales of new units are typically covered by warranties provided by the manufacturer of products sold.

The Company recognized revenue of approximately $3,760,000 and cost of sales of approximately $2,450,000 for the period from January 1, 2006 to August 1, 2006, and revenue of approximately $3,860,000 and cost of sales of approximately $2,740,000 for the year ended December 31, 2005 on the sale of rental units which were greater than one year old.

Accounts Receivable:  The Company extends credit to its customers located throughout the United States. Accounts receivable are recorded at net realizable value based on management’s estimates of uncollectible accounts recorded in the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on historical collection experience and a review of specific past due receivables. The Company charges late fees on past due accounts. The Company recognized income for late payment fees of approximately $276,000 for the period from January 1, 2006 to August 1, 2006 and approximately $371,000 for the year ended December 31, 2005.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Advertising Costs are expensed as incurred and totaled $258,000 for the period from January 1, 2006 to August 1, 2006 and $421,000 for the year ended December 31, 2005.

Shipping and Handling Costs are expensed as incurred and included in cost of rental services and cost of sales equipment and services in the statement of income.

Concentrations of Credit Risk:  Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and receivables under sales-type lease contracts. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral on trade accounts receivable. Receivables under sales-type lease contracts are secured by the leased mobile office, modular building or storage unit. A significant portion of the Company’s business activity is with companies in the construction and development industries. Total revenues from companies in the construction and development industries were approximately $15,490,000 for the period from January 1, 2006 to August 1, 2006 and $27,145,000 for the year ended December 31, 2005. As of August 1, 2006 and December 31, 2005, accounts receivable from companies in the construction and development industries were approximately $4,285,000 and $5,240,000, respectively.

Income Taxes:  The Company records income taxes in accordance with the liability method of accounting. Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax law. Changes in enacted tax rates are reflected in the tax provision as they occur.

Stock-Based Compensation:  In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), Share Based Payment, which requires companies to recognize the grant date fair value of stock options and other equity-based compensation issued to employees in its income statement. The Company adopted this statement effective January 1, 2006. The adoption did not have a material effect on the financial statements.

Prior to January 1, 2006, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”). Compensation cost for stock options, if any, was measured as the excess of the fair value of the Company’s stock over the amount an employee must pay to acquire the stock at the measurement date, as determined based on the terms of the award.

Fair Value of Financial Instruments:  Because of their short-term nature, the amounts reported in the balance sheet for cash, receivables and accounts payable approximate fair value. Long-term debt approximates fair value as borrowing rates fluctuate based on quoted market prices.

Derivative Financial Instruments:  The Company periodically enters into derivative transactions to protect against risk of interest rate movement. The Company does not engage in speculative derivate transactions for trading purposes. The Company uses reputable financial institutions with high credit ratings as counterparties.

The Company had one interest rate swap agreement at December 31, 2005, which had a notional amount of $6,000,000 and expired on February 6, 2006. The Company paid a fixed rate of 4.70% and received a floating rate equal to the three-month LIBOR.

The Company recognizes all derivatives on the balance sheet at fair value. The Company assesses whether the derivatives used in hedging transactions have been effective in offsetting changes in the cash flows of hedged items and whether those derivatives may be expected to remain highly effective in future periods. Changes in the fair value of derivatives that are highly effective and qualify as a cash flow hedge are recorded in other comprehensive income or loss. When it is determined that a derivative is not highly effective as a hedge and the derivative remains outstanding, the Company will recognize changes in the fair value in the statement of income currently.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

At August 1, 2006, the Company’s fair value of interest rate swaps was $0. At December 31, 2005, the Company’s fair value of interest rate swaps was a liability of $6,180. The fair value of these cash flow hedges is reflected in stockholders’ equity as accumulated comprehensive loss, net of income taxes of $2,854.

NOTE 2 —	RENTAL INVENTORY

Rental inventory was comprised of the following:

	August 1,	December 31,
	2006	2005

Mobile offices, modular buildings and storage units	$76,562,853	$67,624,270
Steps	1,877,929	1,442,733
	78,440,782	69,067,003
Less: Accumulated depreciation	(10,640,102)	(9,952,050)
Total Rental Inventory	$67,800,680	$59,144,953

NOTE 3 —	PROPERTY AND EQUIPMENT

Property and equipment was comprised of the following:

	August 1,	December 31,
	2006	2005

Equipment	$1,313,512	$1,237,222
Vehicles	1,853,932	1,594,942
Leasehold improvements	442,304	342,138
	3,609,748	3,174,302
Less: Accumulated depreciation	(2,199,588)	(2,018,318)
Total Property and Equipment	$1,410,160	$1,155,984

NOTE 4 —	NET INVESTMENT IN SALES-TYPE LEASES

At August 1, 2006, the future minimum lease payments, including interest, to be received using sales-type lease agreements were as follows:

Receivable in
Year Ending	Future Minimum
August 1,	Lease Payments

2007	$308,043
2008	124,019
2009	3,135
435,197
Less: Amount representing interest	88,319
Net Investment in Sales-type Leases	$346,878

NOTE 5 —	DEBT

The Company’s bank credit agreement includes a capital expenditures revolving line of credit, working capital revolving line of credit and term loan availability. All borrowings under the credit agreement are due on June 30, 2008. The Company has pledged all business assets as collateral including the assignment of the Company’s rights under leasing contracts with customers. The Company is required to maintain certain financial ratios and net worth requirements.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Interest accrues on all borrowings under the agreement at the lead lender’s prime lending rate or the LIBOR plus a stated margin ranging from 2.0% to 2.75% (LIBOR was 5.38% as of August 1, 2006) based on the Company’s performance.

The capital expenditures line is available for purchases of rental inventory. The maximum amount available under the line is $30,500,000 ($30,500,000 borrowed and outstanding at August 1, 2006) with borrowings limited to 75% of rental units’ value plus 75% of transportation assets (limited to $300,000), as defined in the credit agreement.

The maximum amount available under the working capital line is $4,500,000 ($1,062,500 borrowed and outstanding at August 1, 2006) with borrowings limited to 80% of eligible accounts receivable as defined in the credit agreement.

The credit agreement has a term loan component, of which $4,500,000 was borrowed and outstanding at August 1, 2006. The term loan requires monthly principal payments of $62,500 through June 30, 2008, when the remaining principal balance is due and payable.

The Company’s subordinated debt requires monthly interest payments and consisted of the following:

	August 1,	December 31,
	2006	2005

12.5% notes payable due various dates in 2009	$4,247,000	$4,247,000
12.0% note payable due January, 2009	275,000	275,000
	$4,522,000	$4,522,000

            The 12.5% subordinated notes payable allow the investor the right to require the Company to repay the notes in 2006 or anytime thereafter. These notes also contain warrants to purchase 10 Series B common shares per $1,000 of borrowings at $13.50 per share. The warrants are exercisable at any time and expire in 2009. As of August 1, 2006, no warrants have been exercised and no value has been assigned.

The 12.0% subordinated note payable allows the holder to require the Company to repay the entire note, in the event of a triggering event as defined in the agreement or anytime after June 30, 2004, and annually thereafter.

The total of subordinated notes due to stockholders at August 1, 2006 and December 31, 2005 was $3,160,000.

Cash paid for interest approximated $1,673,000 in for the period January 1, 2006 through August 1, 2006 and $2,670,000 for the year ended December 31, 2005, including interest paid to stockholders of approximately $232,500 and $395,000, respectively.

At August 1, 2006, the Company’s borrowings were payable as follows:

Payable in
Year Ending
August 1,

2007	$750,000
2008	35,312,500
2009	4,522,000
$40,584,500

Effective August 2, 2006, the Company sold 100% of the outstanding stock (see Note 11). The acquisition was financed through a combination of senior lending, subordinated borrowings and contributed capital. The acquisition was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations.  Accordingly, the Company’s borrowing and capital structure was significantly impacted by the acquisition.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 6 —	INCOME TAXES

The provision for income taxes for the period from January 1, 2006 to August 1, 2006 and the year ended December 31, 2005, consisted of the following:

	(Seven Months)
	2006	2005

Deferred tax expense:
Federal	$1,663,672	$1,767,647
State	293,589	311,938
Provision for Income Taxes	$1,957,261	$2,079,585

The Company’s deferred income tax liability was comprised of the following:

	August 1,	December 31,
	2006	2005

Rental inventory	$17,374,000	$16,640,000
Net operating loss carry forwards	(7,450,000)	(8,466,000)
Accounts receivable	(170,000)	(160,000)
Derivative obligation	—	(2,854)
Stock option compensation	(142,000)	(142,000)
Other	106,142	(98,620)
Net Deferred Income Tax Liability	$9,718,142	$7,770,526

            At August 1, 2006, the Company had federal net operating loss carry forwards of approximately $18,626,000 which begin to expire in 2017.

NOTE 7 —	OPERATING LEASE COMMITMENTS

The Company leases two of its locations from companies in which its stockholders have an ownership interest. The leases expire in November 2010 and March 2011. The Company is responsible for all taxes, insurance, maintenance and utilities. Rental expense for these leases was approximately $86,000 for the period from January 1, 2006 to August 1, 2006 and $215,000 for the year ended December 31, 2005.

The Company has various noncancellable operating leases for office space, storage facilities and rental units, that expire at various dates through March 2011. Certain leases contain renewal options and escalation clauses. Rental expense for these leases was approximately $844,000 for the period from January 1, 2006 to August 1, 2006 and $1,310,000 for the year ended December 31, 2005.

The future minimum rental payments required under noncancellable operating lease agreements are as follows:

Payable in
Year Ending	Rental
August 1,	Payments

2007	$748,194
2008	759,215
2009	612,502
2010	739,683
2011	235,108
$3,094,702

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 8 —	EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) retirement savings plan for eligible employees, which allows plan participants to defer a percentage of their compensation subject to the limits imposed by the Internal Revenue Code. The Plan allows the Company to make a discretionary contribution to the Plan each year on behalf of participants at a rate determined before the year begins. At the end of the Company’s fiscal year, an additional matching contribution may be made at the discretion of the Company’s Board of Directors. The Company’s contribution was approximately $60,000 for the period from January 1, 2006 to August 1, 2006 and $66,000 for the year ended December 31, 2005.

NOTE 9 —	CAPITAL STOCK

The Company has preferred stock, the terms of which may be determined from time to time by the directors of the Company prior to issuance, and common stock divided into two series: Series A and Series B. Each share of common stock is entitled to one vote for all matters submitted to a vote of the stockholders. Holders of Series B common stock are entitled to a preferential distribution on liquidation of the Company in an amount equal to $10 per share.

See Note 5 for discussion on warrants issued in connection with a private placement in 2001 to purchase common stock, none of which were exercised as of August 1, 2006.

NOTE 10 —	STOCK OPTION PLAN

In December 1998, the Company adopted an employee stock option plan which provides that the Company may issue options for up to 160,000 shares of its common stock. Options under the Plan will be awarded with exercise prices at least equal to the fair value of the Company’s common stock on the date of the grant.

In December 1998, the Company issued options for 80,000 shares of Series A common stock at $2.50 per share to an employee of the Company, all of which are vested. In November 2000, the Company issued options for 24,000 shares of Series A common stock at $10.00 per share to employees of the Company. All stock options are fully vested.

The Plan and any unexercised options will expire on December 30, 2008. There were no options granted or exercised during the period from January 1, 2006 to August 1, 2006 or in the year ended December 31, 2005.

The fair value for options granted by the Company was estimated at the date of grant using a Black-Scholes option pricing model, with the following weighted-average assumptions:

Risk-free interest rate	4.0%
Dividend yield	0%
Expected life of the options (years)	4

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s stock is not publicly traded and its employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Fair value of the options are amortized to expense over the related vesting period. Compensation expense related to stock options for the period from January 1, 2006 to August 1, 2006 is immaterial to the Company’s financial statements.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 11 —	SUBSEQUENT EVENT

Effective August 2, 2006, Mobile Office Acquisition Corp. acquired 100% of the outstanding stock of Pac-Van, Inc. The purchase price was approximately $98,038,000 plus the assumption of liabilities and transactions costs of approximately $22,797,000 and $2,766,000, respectively. The acquisition was financed through a combination of senior lending, subordinated borrowings and contributed capital. The acquisition was accounted for under the purchase method of accounting, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations.   Accordingly, the acquisition cost has been allocated to the purchased assets and liabilities based on their respective fair values at the date of acquisition. The fair value of assets and liabilities acquired at August 2, 2006, totaled approximately $84,458,000; accordingly, the buyer recorded goodwill of approximately $39,143,000.

GENERAL FINANCE
CORPORATION

100,000 Shares of Common Stock

PROSPECTUS

_________________, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fee	$10
NASD filing fee	10,000
Accounting fees and expenses	10,000
Printing and engraving expenses	10,000
Legal fees and expenses	25,000
NASDAQ Global Market filing fee	0
Miscellaneous	10,000
Total	$65,010

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

We have entered into indemnification agreements with each of our directors and officers that provide that we will indemnify the directors and officers to the fullest extent permitted by law.

Item 15.	Recent Sales of Unregistered Securities.

We are conducting a private placement of Series A 12.5% Cumulative Preferred Stock, par value $0.0001 per share and liquidation preference of $50 per share (“Series A Preferred Stock”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder pursuant to which it seeks to raise an aggregate amount of $15 million (the “Offering”).  As of December 31, 2009, total proceeds from the Offering were approximately $1.3 million.  Pursuant to the Certificate of Designation for the Series A Preferred Stock, each share of Series A Preferred Stock will pay cumulative cash distributions at a rate of 12.5% per annum, subject to declaration by the board of directors of the Company.  The Series A Preferred Stock is not convertible into common stock.

On December 8, 2008 we sold 100 shares of Series 100 shares of Series B 8% cumulative Preferred Stock in connection with the acquisition by Pac-Van of Container Wholesalers in Salt Lake City, Utah. We issued and sold these shares without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as transactions not involving any public offering. We paid no underwriting discounts or commissions with respect to this issuance and sale.

On October 1, 2008, we issued 4,000,000 shares of restricted common stock in connection with the acquisition of Mobile Office Acquisition Corp. We issued and sold these shares without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as transactions not involving any public offering. We paid no underwriting discounts or commissions with respect to this issuance and sale.

On October 17, 2005, we issued and sold 1,875,000 shares of common stock to Ronald F. Valenta for $0.133 per share or a total of $250,000. We issued and sold these shares without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as transactions not involving any public offering. We paid no underwriting discounts or commissions with respect to this issuance and sale.

On October 20, 2005, Mr. Valenta sold 356,250 shares of Common Stock to John O. Johnson, our former Executive Vice President, for $0.133 per share or an aggregate of $47,500. On November 15, 2005, Mr. Valenta transferred, without consideration, 22,500 shares to each of David M. Connell, Lawrence Glascott, Manuel Marrero and James B. Roszak, directors of the company, and 18,750 shares to Marc Perez, our controller. The transfer of these shares by Mr. Valenta was exempt from registration pursuant to Section 4(1) of the Securities Act as transaction by a person other than by an issuer, underwriter or dealer. In this respect, the shares were transferred without any general solicitation or general advertising and each purchaser is a director or officer of the registrant who agreed to appropriate limitations on resale.

The share amounts described above give effect to the 3-for-4 reverse split of Registrant’s common stock that occurred in March 2006.

We issued and sold 583,333 warrants to Ronald F. Valenta and John O. Johnson immediately prior to the closing of the offering pursuant to this registration statement at a price of $1.20 per warrant for an aggregate purchase price of $700,000. These warrants are identical to the warrants being issued pursuant to the registration statement. The issuance and sale of these warrants will be made without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as transactions not involving any public offering. We will use no general solicitation or general advertising in connection with the issuance and sale of these warrants, and the purchasers are affiliates of the company and have agreed to appropriate restrictions on resale of the warrants and the underlying shares. We will pay no underwriting discounts or commissions with respect to the issuance and sale of these warrants.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
5.1	Legal Opinion of Christopher A. Wilson*
23.1	Consent of Independent Registered Public Accounting Firm (Crowe Horwath LLP)*
23.2	Consent of Independent Registered Public Accounting Firm (Grobstein, Horwath & Company LLP)*
23.3	Consent of Independent Public Accounting Firm (Katz, Sapper & Miller, LLP)*
23.4	Consent of Christopher A. Wilson (contained in Exhibit 5.1)*

*	Filed herewith.

(b) Financial Statement Schedules

All supplemental schedules have been omitted since the required information is not present in amounts sufficient to require submission of the schedule, or because the required information is included in the consolidated financials statements or notes thereto.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

      (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 11th day of January, 2010.

GENERAL FINANCE CORPORATION

By:	/s/ Ronald F. Valenta
Ronald F. Valenta
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald F. Valenta, Charles E. Barrantes and Christopher A. Wilson his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ronald F. Valenta Ronald F. Valenta	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2010

/s/ Charles E. Barrantes Charles E. Barrantes	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	January 11, 2010

/s/ James B. Roszak James B. Roszak	Director	January 11, 2010

/s/ Lawrence Glascott Lawrence Glascott	Chairman of the Board of Directors	January 11, 2010

/s/ Manuel Marrero Manuel Marrero	Director	January 11, 2010

/s/ David M. Connell David M. Connell	Director	January 11, 2010

/s/ Ronald L. Havner, Jr. Ronald L. Havner, Jr.	Director	January 11, 2010

/s/ Susan Harris Susan Harris	Director	January 11, 2010